Exhibit 99(a)


                   [COMPOSITE CONFORMED COPY IN RESPECT OF FIVE
                     SEPARATE UNDIVIDED INTEREST TRANSACTIONS]


                                FINANCING AGREEMENT
                              dated December 31, 1987
                                       among

                                     [Note 1]<F1>
                          as Owner Participant [Note 2]<F2>

                   THE SEVERAL INSTITUTIONS NAMED IN SCHEDULE A,
                            each as a Loan Participant

                        FIRST NATIONAL BANK OF MINNEAPOLIS,
                        in its individual capacity, to the
                           extent set forth herein, and
                     as Owner Trustee under a Trust Agreement,
                      dated December 31, 1987, with note 11,
                            as Owner Trustee or Lessor

                      THE CONNECTICUT BANK AND TRUST COMPANY,
                               NATIONAL ASSOCIATION,
                        in its individual capacity, to the
                           extent set forth herein, and
                   as Indenture Trustee under a Trust Indenture,
                 dated December 31, 1987, with the Owner Trustee,
                               as Indenture Trustee

                           MINNESOTA PAPER INCORPORATED
                                        and
                               PENTAIR DULUTH CORP.,

          ____________________


               <F1> Note 1: Original Undivided Interest Owner Participants:
          Associated Southern Investment Company (Associated) Dana Lease Finance Corporation (Dana); NYNEX Credit Company (NYNEX); Public Service Resources Corporation (PSR); Southern Indiana Properties, Inc. (SoInd)

               <F2> Note 2: Associated assigned its Undivided lnterest to its
          Affiliate, Mission Funding Delta (Mission) on January 29, 1988; Dana assigned its Undivided Interest to its Affiliate, Dana Leasing, Inc. (Dana Leasing) on January 14, 1988; PSR assigned its Undivided Interest to Resources Capital Investment
          Corporation (Resources) on January 14, 1988; SoInd assigned its Undivided Interest to its Affiliate, Joint Ventures Affiliated, Inc. (Joint Ventures) on January 15, 1988. Unless the context otherwise requires, from the respective dates set out above, any reference to Associated, Dana, PSR or SoInd shall be read as being a reference to Mission, Dana Leasing, Resources or Joint Ventures, respectively.









                             each as a Joint Venturer

                          MINNESOTA POWER & LIGHT COMPANY
                                        and
                                  PENTAIR, INC.,
                                 each as a Sponsor
                                        and

                          LAKE SUPERIOR PAPER INDUSTRIES,
                                     as Lessee



                    SALE AND LEASEBACK OF UNDIVIDED INTEREST IN
                  LAKE SUPERIOR PAPER INDUSTRIES' SUPERCALENDERED
                                    PAPER MILL




                                FINANCING AGREEMENT

       THIS FINANCING AGREEMENT, dated December 31, 1987, among [NOTE 1], [NOTE 3]<F3> (the Owner Participant), THE SEVERAL INSTITUTIONS NAMED IN SCHEDULE A (each as a Loan Participant and, collectively, the Loan Participants), FIRST NATIONAL BANK OF MINNEAPOLIS [Note 4]<F4>, a national banking association, in its individual capacity, to the extent set forth herein, and as Owner Trustee (the Owner Trustee) under a Trust Agreement, dated December 31, 1 987, with the Owner Participant, THE CONNECTICUT BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its individual capacity, to the extent set forth herein, and as Indenture Trustee (the Indenture Trustee) under an Indenture, dated December 31, 1987, with the Owner Trustee, MINNESOTA POWER & LIGHT COMPANY, a Minnesota corporation (Minnesota Power or a Sponsor), MINNESOTA PAPER INCORPORATED, a Minnesota corporation (Minnesota Paper or a Joint Venturer) and a wholly owned subsidiary of Minnesota Power, PENTAIR, INC., a Minnesota corporation (Pentair or a Sponsor, and, severally with Minnesota Power, the Sponsors), PENTAIR DULUTH CORP., a Minnesota corporation (Pentair Duluth or a Joint Venturer, and, severally with Minnesota Paper, the Joint Venturers) and a wholly owned subsidiary of Pentair, and LAKE SUPERIOR PAPER INDUSTRIES, a joint venture organized under the Minnesota general partnership law (the Lessee),

                               W I T N E S S E T H:

       WHEREAS, the Owner Participant and First National Bank of Minneapolis have executed the Trust Agreement concurrently herewith and, as provided in the Trust Agreement, the Owner Trustee and The Connecticut Bank and Trust Company, National Association, are executing the Indenture concur herewith;

       WHEREAS, the Owner Participant has heretofore obtained the Appraisal and the Environmental Report and Opinion;

       WHEREAS,(A)(i) the Owner Participant is willing to make its Investment in the Trust, and (ii) each Loan Participant is willing to lend to the


          ____________________


             <F3> Note 3: Owner Participants' states of incorporation:
          Associated and Mission California; Dana and Dana Leasing Delaware; NYNEX Delaware; SoInd and Joint Ventures Indiana; PSR and Resources New Jersey

             <F4> Note 4: Effective January 1, 1988, First National Bank of
          Minneapolis changed its name to First Bank National Association.




  Lessor, and the Lessor desires to borrow from each Loan Participant, the amount of such Loan Participant's Loan, and (B) the Owner Trustee, pursuant to the terms and provisions of the Indenture, has authorized the creation, issuance, sale and delivery of the Notes and the granting of the security therefor;

       WHEREAS, the Owner Participant, each Other Owner Participant, each Loan Participant, the Funding Agent, the Owner Trustee, the Indenture Trustee, the Lessee, each of the Joint Venturers and each of the Sponsors have heretofore executed and delivered the Funding Agreement;

       WHEREAS, each Person which is a party hereto is concurrently executing and delivering each other Transaction Document to which such Person is a party; and

       WHEREAS, (A) the Lessor, with the proceeds of the Loans and that amount paid by the Owner Participant equal to the difference between Facility Cost and the proceeds of the Loans (herein referred to as the Owner Participant's Investment), by an assignment of the Funding Account, desires to (i) purchase the Undivided Interest from the Lessee pursuant to the Bill of Sale for a price equal to Facility Cost and (ii) lease the Undivided Interest to the Lessee pursuant to the Facility Lease, and (B) the Lessee desires to (i) sell the Undivided Interest to the Lessor pursuant to the Bill of Sale for a price equal to Facility Cost, and (ii) lease back the Undivided Interest pursuant to the Facility Lease;

       NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

       SECTION  1.  DEFINITIONS

       For the purposes hereof, capitalized terms used herein shall have the respective meanings assigned to such terms in Appendix A.

       SECTION  2.  REPRESENTATIONS AND WARRANTIES OF EACH LOAN PARTICIPANT.

       Each Loan Participant represents and warrants that:

       (A) INVESTMENT REPRESENTATION. Such Loan Participant is acquiring the Note acquired by it hereunder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of Section 5 of the Securities Act; provided that the disposition by such Loan Participant of its property shall at all times be within its control.

       (B) ERISA. If such Loan Participant is an insurance company, the funds being used by such Loan Participant to pay the purchase price of the Note acquired by such Loan Participant hereunder do not constitute assets allocated to any separate account (as defined in Section 3 of ERISA) maintained by such Loan Participant in which any employee benefit plan (as defined in Section 3 of ERISA) participates to the extent of 5 percent or more. If such Loan Participant is not an insurance company, the funds being used by it to acquire its Note do not constitute assets allocable to any "employee benefit plan" other than a "governmental plan" exempt from the coverage of ERISA, or if any part of the purchase by such Loan Participant hereunder constitutes assets of an investment fund which are allocable to any employee benefit plan (as defined in Section 3 of ERISA, the Plan), then either (i) such investment fund is entitled to the exemptions provided by Prohibited Transaction Class Exemption 7819 issued by the United States Department of Labor, and such Loan Participant has identified to the Lessee, the Owner Participant and the Owner Trustee in writing each employee benefit plan which has a 5% or greater interest in such investment fund and such Loan Participant has taken all action necessary to maintain such exemption or (ii)
  (a) such investment fund is managed by such Loan Participant as a qualified professional asset manager (QPAM) within the meaning of Prohibited Transaction Class Exemption 8>14 (PTE 8414) issued by the Department of Labor, and (b); provided that no other party to the transaction and no "affiliate" of any such other party (as defined in Part V (c) of PTE 8414) has, at this time, and during the immediately preceding one year has not exercised, the authority to appoint or terminate said QPAM as manager of such Plan assets or to negotiate the terms of said QPAM's management agreement on behalf of such Plan, such investment fund is entitled to the exemption granted in Part 1 of PTE 8414 (as each such term is defined in Section 3 of ERISA).

       SECTION 3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OWNER PARTICIPANT.

       SECTION 3(A). REPRESENTATIONS AND WARRANTIES. The Owner Participant represents and warrants that:

       SECTION 3(A)(1). DUE ORGANIZATION. The Owner Participant is a corporation duly organized and validly existing in good standing under the laws of [Note 31 and has all requisite corporate power and authority to enter into and perform its obligations under this Financing Agreement and each other Transaction Document to which it is a party.

       SECTION 3(A)(2). DUE AUTHORIZATION. This Financing Agreement and each other Transaction Document to which the Owner Participant is a party have been duly authorized by all necessary corporate action on the part of the Owner Participant and do not require the consent or approval of its stockholders or any trustee or holder of any of its indebtedness or other obligations, except such, if any, as have been duly obtained, given or accomplished.

       SECTION 3(A)(3). EXECUTION; ENFORCEABILITY. This Financing Agreement and each other Transaction Document to which the Owner Participant is a party have been duly executed and delivered by the Owner Participant and constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, and, pursuant to the Trust Agreement, the Owner Participant has authorized the Owner Trustee to execute and deliver this Financing Agreement and each other Transaction Document to which the Owner Trustee is a party.

       SECTION 3(A)(4). NO VIOLATION. The execution and delivery by the Owner Participant of this Financing Agreement and each other Transaction Document to which it is a party are not, and the performance by the Owner Participant of its obligations under each will not be, inconsistent with its Charter or By-Laws, and do not and will not, assuming the Lessee's representations herein are correct, contravene any Applicable Law, and do not and will not contravene any provision of, or constitute a default under, or result in the creation of any Lien on its interest in the Lease Indenture Estate or the Trust Estate under, any indenture, Mortgage, lease or any other agreement or instrument to which the Owner Participant is a party or by which the Owner Participant or its property is bound or require any Governmental Action, except such as have been duly obtained, given or accomplished and are in full force and effect; provided, however, that the Owner Participant makes no representation or warranty as to any Applicable Law or Governmental Action relating to the Securities Act, the Exchange Act, the Trust Indenture Act, the environment or health and safety or the performance of the Owner Participant's obligations under the Support Agreement; and provided further, however, that the Owner Participant has no knowledge of any such Applicable Law or Governmental Action that would have a material adverse effect upon the Lease Indenture Estate, the Trust Estate or the economic operation of the Facility.

       SECTION 3(A)(5). NO OWNER PARTICIPANT'S LIENS. The Trust Estate and the Lease Indenture Estate are free of any Owner Participant's Lien. The performance by the Owner Participant of its obligations hereunder and under any other Transaction Document to which the Owner Participant is a party will not subject the Trust Estate, or any portion thereof, to any the Owner Participant's Lien, and the Owner Participant has not taken or omitted to take any action which would result in the creation of any Owner Participant's Lien.

       SECTION 3(A)(6). ACQUISITION FOR INVESTMENT. The Owner Participant is acquiring the beneficial interest in the Trust Estate for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of Section 5 of the Securities Act, but subject, nevertheless, to any requirement of law that the disposition by the Owner Participant of its property shall at all times be within its control.

       SECTION 3(A)(7). SECURITIES ACT. Neither the Owner Participant nor anyone authorized by it has directly or indirectly offered or sold any interest in the Trust Estate or any part thereof, or in any similar security, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the Trust Estate or any part thereof, or solicited any offer to acquire any of the same from any Person in violation of Section 5 of the Securities Act, and neither the Owner Participant nor anyone authorized to act on its behalf will take any action which would subject the issuance or sale of the Notes or any interest in the Facility Lease to the registration requirements of such Section.

       SECTION 3(A)(8). ERISA. No part of the funds being used by the Owner Participant to pay the amount of its Investment constitutes assets allocable to (i) any separate account (as defined in Section 3 of ERISA) maintained by the Owner Participant in which any employee benefit plan (as defined in Section 3 of ERISA) participates to the extent of 5 percent or more, or (ii) any employee benefit plan (as defined in Section 3 of ERISA).

       SECTION 3(A)(9). DEFAULTS. To the best knowledge of the Owner Participant, no Indenture Default or Indenture Event of Default has occurred and is continuing. The Owner Participant is not in violation of any of the terms of this Financing Agreement or any other Transaction Document to which it is a party.

       SECTION 3(B). AGREEMENTS OF THE OWNER PARTICIPANT. The Owner Participant agrees that:

       SECTION 3(B)(1). OWNER PARTICIPANT'S LIENS. The Owner Participant will not create or suffer to exist, and, at its own cost and expense, the Owner Participant will promptly take such action as may be necessary duly to discharge, all Owner Participant's Liens and it will indemnify, protect, save and keep harmless all present and future Holders from and against any reduction in the amount payable out of the Trust Estate, or any other loss, cost or expense (including reasonable legal fees and expenses) incurred by such Holders, as a result of the imposition or enforcement of any Owner Participant's Liens.

       SECTION  3(B)(2).  TRANSFERS OF BENEFICIAL INTEREST.

       (i) Unless effective on or after the Discharge of the Indenture, (x) the Owner Trustee will not assign, convey or transfer all or any portion of its right, title and interest in the Trust Estate or any undivided interest therein, and (y) the Owner Participant will not assign, convey or transfer all or any portion of its beneficial interest in the Trust Estate, in each case without the prior written consent of (1) the Lessee (unless a Default or an Event of Default shall have occurred and be continuing), such consent not to be unreasonably withheld, and (2) a Majority in Interest of Noteholders; provided, however, that, subject to Section 3(b)(2)(ii), the Owner Participant may assign, convey or transfer all or any portion of such beneficial interest which is in respect of, or evidences an interest in, a Facility Cost of not less than $25,000,000 without the consent of any Person (except a Majority in Interest of Noteholders, if such assignment, conveyance or transfer occurs prior to the Discharge of the Indenture and during any period during which any Indenture Event of Default, other than an Indenture Event of Default under paragraph (a) of Section 4.01 of the Indenture, shall have occurred and be continuing, unless such Indenture Event of Default shall be cured in consequence of, or concurrently with, such assignment, conveyance or transfer) to any corporation organized under the laws of any state of the United States or the District of Columbia if such Person is either:

                 (A) a corporation having a net worth of not less than $75,000,000, in which case the transferor shall be released from all of its liabilities hereunder and under each other Transaction Document to which the transferor was a party;

                 (B) a corporation which (x) has a net worth of not less than
            $25,000,000 and (y) is a direct or indirect subsidiary of a corporation which (AA) has a net worth of not less than $75,000,000 and (BB) has agreed to accept secondary liability for all of such transferee's liabilities under the Transaction Documents, in which case the transferor shall be released from all of its liabilities hereunder and under each other Transaction Document to which the transferor was a party; or

                 (C) a corporation which (x) has no business other than that of purchasing and holding the beneficial interest assigned, conveyed or transferred to it and (y) is a direct or indirect subsidiary of a corporation which (AA) has a net worth of not less than $75,000,000 and (BB) has agreed to accept secondary liability for all of such transferee's liabilities under the Transaction Documents, in which case the transferor shall be released from all of its liabilities hereunder and under each other Transaction Document to which the transferor was a party;

  provided, however, that if the transferor is the original Owner Participant named herein and the transferee is an Affiliate of such transferor the provisions of clause (y) of subparagraph (C) above shall not apply if the transferor shall have agreed to remain secondarily liable for all of the transferee's liabilities under the Transaction Documents; provided further, however, that if the transferor is a transferee pursuant to subparagraph (B) or (C) above, the provisions of clause (y) of such subparagraph (B) or (C), as the case may be, shall not apply if the corporation which had accepted secondary liability for all of such transferor's liabilities under the Transaction Documents at the time of such prior assignment, conveyance or transfer shall have agreed to remain so liable notwithstanding such further assignment, conveyance or transfer; provided further, however, that if the transferee is an Affiliate of the original Owner Participant named herein and such original Owner Participant is organized under the laws of the State of California, the provisions of subclause (AA) of clause (y) of subparagraph
  (C) shall not apply if such transferee is, or concurrently with such transfer will become, a direct subsidiary of a corporation organized under the laws of the State of California which has a net worth of at least $35,000,000 and in accordance with subclause (BB) of clause (y) of subparagraph (C) shall have agreed to accept secondary liability for all of such transferee's liabilities; provided further, however. that no transfer shall be permitted hereunder if such transfer would result in a violation of any Applicable Law or any agreement by which the transferor or its property is bound. Upon any such assignment, conveyance or transfer, the transferee shall be deemed to be the "Owner Participant" hereunder and under each other Transaction Document to the extent of the interest so assigned, conveyed or transferred, shall be deemed to have made all payments, in respect of the right, title or interest so assigned, conveyed or transferred, and shall have the entire interest therein, and, to the extent of the interest assigned, conveyed or transferred, each reference to such transferring Owner Participant in this Financing Agreement, any other Transaction Document and the Notes shall thereafter be deemed to be a reference to such transferee to the extent of the right, title or interest so assigned, conveyed or transferred. If the Owner Participant shall propose to make any assignment, conveyance or transfer pursuant to this Section 3(b)(2)(i), it shall give 30 days' prior written notice thereof to the Loan Participants (if such assignment, conveyance or transfer occurs prior to the Discharge of the Indenture), the Indenture Trustee (if such assignment, conveyance or transfer occurs prior to the Discharge of the Indenture), the Owner Trustee, and the Lessee (if the Lease is in effect). Notwithstanding the foregoing provisions of this Section 3(b)(2)(i), the Owner Participant shall not be released after any assignment, conveyance or transfer pursuant to this Section from (i) any obligation arising prior to such assignment, conveyance or transfer, (ii) any liability arising out of any breach or inaccuracy of the representations set forth in
  Section 3(a) or (iii) any obligation matured under the Tax Indemnity Agreement prior to the transfer.

            (ii) Notwithstanding anything herein contained to the contrary, no such assignment, conveyance or transfer of any beneficial interest in the Trust Estate, or any portion thereof, shall be permitted unless,

                 (A) simultaneously with the assignment, conveyance or transfer of such beneficial interest in the Trust Estate, or such portion thereof, the transferee shall receive an assignment of all, or such portion, of the transferring Owner Participant's right, title and interest in and to, and shall, pursuant to an agreement in form and substance reasonably satisfactory to the Lessee and each Loan Participant (unless such transfer is effective on or after the expiration of the Lease Term, in the case of the Lessee, and the Discharge of the Indenture, in the case of the Loan Participants), assume and agree to be bound by all, or such portion, of the obligations, duties, responsibilities and burdens of such transferring Owner Participant and shall make, as of the date of transfer, all representations and warranties required to have been made by the transferring Owner Participant, under this Financing Agreement and each other Transaction Document to which the transferring Owner Participant is a party, to the extent of the interest so assigned, conveyed or transferred and shall deliver to the Lessee (if the Lease Term is in effect), the Loan Participants (at any time prior to the Discharge of the Indenture) and any Owner Participant other than the transferring Owner Participant, if any,
            (i) an opinion of counsel to the effect that such agreement of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the transferee Owner Participant, enforceable (subject to bankruptcy and other similar laws affecting creditors' and lessors' rights generally, and to principles of equity) in accordance with their terms and (ii) such other documentation as may be reasonably requested by the Lessee (if the Lease Term is in effect), the Loan Participants (at any time prior to the Discharge of the Indenture), or any Owner Participant other than the transferring Owner Participant;

                 (B) such transferring Owner Participant shall deliver to the
            Lessee (if the Lease Term is in effect), the Owner Trustee, the Indenture Trustee (at any time prior to the Discharge of the Indenture) the Loan Participants (at any time prior to the Discharge of the Indenture) and any Owner Participant other than the transferring Owner Participant, if any, a representation and warranty and an opinion of counsel satisfactory to the Lessee, the Owner Trustee, the Indenture Trustee (at any time prior to the Discharge of the Indenture) and the Loan Participants (at any time prior to the Discharge of the Indenture) and any such other Owner Participant that the assignment, conveyance or transfer of such interest to, and the ownership of such interest by, such transferee Owner Participant will not cause such transferee Owner Participant, the Owner Trustee, FNB, the Lessee (if the Lease Term is in effect), the Indenture Trustee (at any time prior to the Discharge of the Indenture), the State of Wisconsin, the Loan Participants (at any time prior to the Discharge of the Indenture) or any such other Owner Participant to be engaged in a "prohibited transaction", as defined in section 406 of ERISA or section 4975 of the Code, which is not subject to an exemption contained in ERISA or in the rules, regulations, releases or bulletins adopted thereunder;

                 (C) the transferee is not nor is the transferee affiliated with, (whether as an Affiliate, joint venturer or otherwise), a manufacturer, converter or distributor of publication and printing grade papers; provided, however, that this clause (C) shall not apply if (x) any Event of Default has occurred and is continuing,
            (y) the transferee is an Affiliate of the Owner Participant or (z) consent to such transfer is granted by the Lessee, which consent shall not be unreasonably withheld; and

                 (D) such transfer does not result in additional Governmental Action or in additional jurisdiction of any Governmental Authority relating to the Facility, and

       (iii) The Owner Participant shall not assign, convey or transfer any part of its then existing right, title or interest in and to the beneficial interest in the Trust Estate to a Person who may not, under section 1.48-4 of the Regulations, make a valid election under section 48(d) of the Code to treat the Lessee as having purchased the Undivided Interest for Investment Tax Credit purposes.

       (iv) All out-of-pocket costs (including reasonable attorneys' fees) and expenses incurred by the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee or the Loan Participants and any fee payable to the Indenture Trustee or the Owner Trustee, in each case in connection with an assignment, conveyance or transfer by the Owner Participant hereunder, including any of the foregoing which relate to any amendments to this Financing Agreement or any Transaction Document required in connection therewith, shall be paid by the transferring Owner Participant.

       SECTION 3(B)(3). NOTICE OF INDENTURE DEFAULTS. Promptly upon a Responsible Officer's obtaining knowledge of any Indenture Default or Indenture Event of Default relating solely to the Owner Participant, the Owner Participant shall deliver to the Indenture Trustee, each Loan Participant and the Lessee an Officers' Certificate of the Owner Participant specifying the nature of such Indenture Default or Indenture Event of Default and the period of existence thereof and any action the Owner Participant has taken with respect thereto.

       SECTION 3(B)(4). LIMITATION ON PURCHASE OF NOTES. The Owner Participant shall not purchase any Notes except pursuant to Section 2.12 or
  2.13 of the Indenture.

       SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OWNER TRUSTEE AND FNB.

       SECTION 4(A). REPRESENTATIONS AND WARRANTIES. First National Bank of Minneapolis, as Owner Trustee and (except as otherwise provided in the last sentence of this Section 4(a)) in its individual capacity (in such individual capacity, FNB), represents and warrants that:

       SECTION 4(A)(1). DUE ORGANIZATION. FNB is a national banking association duly organized and validly existing in good standing under the laws of the United States and has the corporate power and authority under Minnesota and federal laws, in its individual capacity, to execute, deliver and perform the Trust Agreement, and, in its capacity as trustee, this Financing Agreement, the Facility Lease and each other Transaction Document to which it is or is to become a party, and, in its capacity as trustee, to issue the Notes, and the Owner Trustee has taken all necessary action to authorize the execution, delivery and performance by it, in such respective capacities, of this Financing Agreement, the Trust Agreement, the Facility Lease and such other Transaction Documents and the issuance by it of the Notes.

       SECTION 4(A)(2). DUE AUTHORIZATION; ENFORCEABILITY; ETC. This Financing Agreement and each other Transaction Document to which FNB is a party have been duly authorized by FNB (in its individual capacity or as Owner Trustee, as the case may be) and duly executed and delivered and constitute legal, valid and binding obligations of FNB (in each such capacity), enforceable against it (in each such capacity) in accordance with their respective terms; it being understood that FNB is not making any representation or warranty as to the priorities of the Liens created or to be created under any Transaction Document, title to the Trust Estate or recordings or filings necessary in connection therewith.

       SECTION 4(A)(3). NOTES. Upon execution of the Notes to be issued by the Owner Trustee under the Indenture, authentication thereof by the Indenture Trustee pursuant to the Indenture and delivery thereof against payment therefor, each of such Notes will be a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

       SECTION 4(A)(4). NO VIOLATION. The execution and delivery by (x) FNB of the Trust Agreement and, to the extent FNB is a party hereto in its individual capacity, this Financing Agreement and (y) the Owner Trustee of this Financing Agreement and each other Transaction Document (other than the Trust Agreement) to which the Owner Trustee is a party, are not, and the performance by FNB, in its individual capacity or as Owner Trustee, as the case may be, of its obligations under each will not be, inconsistent with its Charter or By-Laws and do not and will not contravene any Applicable Law of the United States of America or the State of Minnesota governing the banking or trust powers of FNB, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which FNB is a party or by which it is bound or require any Governmental Action under any Federal or Minnesota law, except such as have been duly obtained, given or accomplished; provided, however, that no representation is made with respect to the right, power or authority of FNB or the Owner Trustee to act as operator of the Undivided Interest or the Facility following an Event of Default and the Owner Trustee makes no representation or warranty as to any Applicable Law or Governmental Action in relation to the Securities Act, the Exchange Act, the Investment Company Act, the Trust Indenture Act, the environment or health and safety.

       SECTION 4(A)(5). DEFAULTS. To the best knowledge of the Owner Trustee, no Indenture Default or Indenture Event of Default has occurred and is continuing. The Owner Trustee is not in violation of any of the terms of this Financing Agreement or any other Transaction Document to which it is a party.

       SECTION 4(A)(6). LITIGATION. There is no action, suit, investigation or proceeding pending or, to the knowledge of FNB, threatened against FNB (in any capacity) before any court, arbitrator or administrative or governmental body and which relates to its banking or trust powers which, individually or in the aggregate, if decided adversely to the interests of FNB in such capacity would have an adverse effect upon the ability of FNB (in any capacity) to perform its obligations under this Financing Agreement or any other Transaction Document to which it is a party (in any capacity).

       SECTION 4(A)(7). LOCATION OF CHIEF PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE, ETC. The chief place of business and chief executive office of the Owner Trustee is located at First Bank Place, 120 South Sixth Street, Minneapolis, Minnesota 55402, and the office where its records concerning the accounts and contract rights relating to the transactions contemplated hereby are kept, is located at c/o First Trust Company, Inc., Corporate Trust Department, Box 64111, St. Paul, Minnesota 55164-0111.

       SECTION 4(A)(8). NO OWNER TRUSTEE LIEN. There exists no Lien on the Lease Indenture Estate arising as a result of claims against FNB.

       SECTION 4(A)(9). NO LESSOR'S LIENS. The Trust Estate and the Lease Indenture Estate are free of any Lessor's Lien.

       The representations and warranties in Section 4(a)(2) and Section 4(a)(3), as to Transaction Documents (except the Trust Agreement and this Financing Agreement, to the extent that FNB makes representations and warranties herein in its individual capacity) and the Notes being legal, valid and binding obligations enforceable in accordance with their respective terms, are given only by FNB in its capacity as Owner Trustee and not in its individual capacity.

       SECTION 4(B). AGREEMENTS. FNB agrees, in its individual capacity with respect to Sections 4(b)(1), 4(b)(2) and 4(b)(3) that:

       SECTION 4(B)(1). DISCHARGE OF LIENS. FNB will not create or suffer to exist, and, at its own cost and expense, FNB will take such action as may be necessary duly to discharge, all Lessor's Liens and it will indemnify, protect, save and keep harmless all present and future Holders from and against any reduction in the amount payable out of the Trust Estate, or any other loss, cost or expense (including reasonable legal fees and expenses) incurred by such Holders, as a result of the imposition or enforcement of any Lessor's Liens.

       SECTION 4(B)(2). CERTAIN AMENDMENTS. Unless an Event of Default has occurred and is continuing, FNB will not amend any of the payment terms of any of the Notes, or take, or permit any other Person to take, any action to refund any of the Notes after the issue thereof pursuant to the terms of this Financing Agreement or the Indenture, without the prior written consent of the Lessee. Except for amendments or supplements necessary to effectuate a transfer pursuant to Section 3(b)(2), FNB will not amend or supplement, or consent to any amendment of, or supplement to, the Trust Agreement without the prior written consent of (x) a Majority in Interest of Noteholders, and
  (y) unless an Event of Default has occurred and is continuing, the Lessee, if such amendment or supplement would materially and adversely affect the rights of the Holders of the Notes under the Indenture or of the Lessee under the Facility Lease, as the case may be.

       SECTION 4(B)(3). CHANGE IN LOCATION OF CHIEF PLACE OF BUSINESS AND CHIEF EXECUTIVE OFFICE, ETC. FNB shall notify the Lessee, each Loan Participant, the Owner Participant and the Indenture Trustee promptly after any change in its chief executive office, principal place of business or place where its records concerning the accounts and contract rights relating to the transactions contemplated hereby are kept.

       SECTION 4(B)(4). NOTICE OF INDENTURE DEFAULTS. Promptly upon obtaining knowledge of any event or condition that constitutes a Default, an Event of Default, an Indenture Default or an Indenture Event of Default, the Owner Trustee shall deliver to the Indenture Trustee, each Loan Participant and the Lessee an Officers' Certificate of the Owner Trustee specifying the nature of such condition or event.

       SECTION 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INDENTURE TRUSTEE.

       SECTION 5(A). REPRESENTATIONS AND WARRANTIES. The Connecticut Bank and Trust Company, National Association represents and warrants that:

       SECTION 5(A)(1). DUE ORGANIZATION. The Indenture Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States and has the corporate power and authority and legal right to enter into and perform its obligations under the Indenture, this Financing Agreement and each other Transaction Document to which it is a party.

       SECTION 5(A)(2). DUE AUTHORIZATION. This Financing Agreement and each other Transaction Document to which the Indenture Trustee is a party have been duly authorized by the Indenture Trustee and each has been duly executed and delivered by it and each such agreement is a legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its respective terms.

       SECTION 5(A)(3). AUTHENTICATION OF NOTES. The officer of the Indenture Trustee who shall authenticate any Note pursuant to the Indenture shall be, at the time of such authentication, duly authorized by appropriate corporate action on the part of the Indenture Trustee.

       SECTION 5(A)(4). NO VIOLATION. The execution and delivery by it of this Financing Agreement and the Indenture, the authentication by it of the Notes, the consummation by it of the transactions contemplated for it hereby or thereby, and the compliance by it with the provisions hereof or thereof are not and will not be inconsistent with its Articles of Incorporation or By-Laws, and do not and will not contravene any Applicable Law of the United States of America or the State of Connecticut governing its banking or trust powers, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, or require any Governmental Action under Federal or Connecticut law, except such as have been duly obtained, given or accomplished. No representation is made with respect to the right, power or authority of the Indenture Trustee to act as operator of the Undivided Interest or the Facility following an Indenture Event of Default and the Indenture Trustee makes no representation or warranty as to any Applicable Law or Governmental Action in relation to the Securities Act, the Exchange Act, the Investment Company Act or the Trust Indenture Act or the environment or health and safety.

       SECTION 5(A)(5). NO INDENTURE TRUSTEE LIENS. The Lease Indenture Estate and the Trust Estate are free of all Indenture Trustee's Liens.

       SECTION 5(B). AGREEMENTS. The Indenture Trustee agrees that it will not create or permit to exist, and will promptly take such action as may be necessary duly to discharge, all Indenture Trustee's Liens on the Lease Indenture Estate

       SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF EACH JOINT VENTURER.

       SECTION 6(A). REPRESENTATIONS AND WARRANTIES. Each Joint Venturer represents and warrants, severally and not jointly with the Other Joint Venturer, that:

       SECTION 6(A)(1). DUE ORGANIZATION. It is duly organized and validly existing in good standing under the laws of the State of Minnesota and has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Financing Agreement and each other Transaction Document to which it is a party. It has not failed to qualify to do business in any jurisdiction where failure so to qualify would materially and adversely affect its financial condition or its ability to perform any of its obligations under this Financing Agreement or any Transaction Document to which it is a party.

       SECTION 6(A)(2). DUE AUTHORIZATION. The execution, delivery and performance by it of this Financing Agreement and of each other Transaction Document to which it is a party have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its stockholders or any trustee or holder of any indebtedness or other obligation thereof.

       SECTION 6(A)(3). EXECUTION; ENFORCEABILITY. Each of this Financing Agreement and each Transaction Document to which it is a party has been duly executed and delivered by it and this Financing Agreement and each such Transaction Document constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

       SECTION 6(A)(4). NO VIOLATION, ETC. The Joint Venturer is not in violation of any provision of its Articles of Incorporation or By-Laws, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it is a party or by which it or its property is bound. Neither the execution, delivery or performance by it of this Financing Agreement or any other Transaction Document to which it is a party, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with the provisions hereof or thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of, its Articles of Incorporation or By-Laws, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it is a party or by which it or its property is bound, or constitutes or will constitute a default under any provision thereof.

       SECTION 6(A)(5). GOVERNMENTAL ACTIONS. No Governmental Action is required in connection with its execution, delivery or performance of, or the consummation by it of the transactions contemplated by, this Financing Agreement or any other Transaction Document to which it is a party, except
  (i) such Governmental Actions as have been duly obtained, given or accomplished, and (ii) such other Governmental Actions as may be required under any law or regulation not in effect on the date hereof.

       SECTION 6(A)(6). SECURITIES ACT. Neither it nor anyone acting on its behalf has directly or indirectly in violation of Section 5 of the Securities Act, offered or sold any interest in the Notes, the notes issued with respect to any other undivided interest in the Facility, the Undivided Interest or any other undivided interest in the Facility, or the Facility Lease or any other lease of an undivided interest in the Facility, or any similar security or lease, or in any security or lease the offering of which, for purposes of the Securities Act, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases and neither it nor anyone authorized to act on its behalf will take any action which would subject the issuance or sale of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act.

       SECTION 6(A)(7). LOCATION OF CHIEF EXECUTIVE OFFICE. Its chief executive office and the office where it keeps its records concerning its accounts or contract rights is at the address set forth in Section 18.

       SECTION 6(A)(8). OUTSTANDING INDEBTEDNESS. It has no outstanding indebtedness other than (i) indebtedness subordinated on substantially the same terms as those described in the definition of "Subordinated Debt", (ii) obligations as joint venturer under the Joint Venture Agreement and the general partnership law of the State of Minnesota and (iii) obligations under the Restated Cross Indemnification Agreement, nor has it agreed to act as guarantor or surety of any obligation of any Person, other than of the Lessee pursuant to the Cash Deficiency Agreement.

       SECTION 6(A)(9). LITIGATION. There is no action, suit, investigation or proceeding pending or, to its knowledge, threatened against it before any court, arbitrator or administrative or governmental body which questions the validity or enforceability of this Financing Agreement or any other Transaction Document or which, individually or in the aggregate, if decided adversely to its interests, would either have a material adverse effect on its business or financial condition or materially and adversely affect its ability to perform its obligations under this Financing Agreement or any other Transaction Document to which it is a party.

       SECTION 6(A)(10). ERISA. Tt is not entering into this Financing Agreement or any transaction contemplated hereby or by any other Transaction Document to which it is a party, directly or indirectly in connection with any arrangement or understanding by it in any way involving any "employee benefit plan" with respect to which it, or to the best of its knowledge, the Owner Participant, the Owner Trustee, FNB, the Indenture Trustee, The Connecticut Bank and Trust Company, National Association, the State of Wisconsin or any of the Loan Participants is a "party in interest", all within the meaning of ERISA. The representation and warranty in the preceding sentence is made by it in reliance upon, and is subject to the accuracy of, the representations and warranties made herein by each of the above Persons as to the source of funds used to acquire the Notes, in the case of each Loan Participant, or the interest in the Trust Estate, in the case of the Owner Participant.

       SECTION 6(A)(11). AUTHORIZATIONS, ETC. It has not failed to obtain any authorization, license, approval, permit, consent, right or interest, the failure to obtain which would materially and adversely affect its ability to carry on its business as presently conducted, and it reasonably anticipates that it will not be prevented by any Governmental Authority, in any material respect, from so carrying on its business as presently conducted or contemplated by this Financing Agreement and any other Transaction Document.

       SECTION 6(A)(12). INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act.

       SECTION 6(A)(13). TAX RETURNS. lt has filed all Federal, state, local and foreign tax returns, if any, which were required to be filed, and has paid all Taxes shown to be due and payable on such returns and has paid all other Taxes in respect of the Facility which are payable by it to the extent the same have become due and payable and before they have become delinquent, except for any Taxes of which the amount, applicability or validity may be in dispute or is currently being contested in good faith by appropriate proceedings and with respect to which it has set aside on its books reserves (segregated to the extent required by Generally Accepted Accounting Principles) deemed by it to be adequate. In its opinion all of its tax liabilities are adequately provided for on its books.

       SECTION 6(A)(14). NO MATERIAL OMISSION. With respect to matters relating to it and the Lessee, none of (x) the Transaction Documents, (y) the Offering Memorandum, or (z) any certificate, written statement or other document furnished, or oral statement made, to the Owner Participant or any Loan Participant in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact with respect to it or the Lessee necessary to make the statements contained therein not misleading. There is no fact known to it or its officers which the Lessee, its Sponsor Affiliate or it has not disclosed in writing, or orally, to the Owner Participant and in writing, or orally at the presentations on November 18 and November 19, 1987, to each Loan Participant which materially and adversely affects or will materially and adversely affect its or the Lessee's assets, liabilities, business or financial condition or materially impairs or will materially impair its or the Lessee's ability to perform their respective obligations under this Financing Agreement or any other Transaction Document to which it or the Lessee is a party or which would materially and adversely affect the value of the Undivided Interest or the Owner Trustee's, the Owner Participant's, the Indenture Trustee's or the Loan Participant's respective interests under the Transaction Documents.

       SECTION 6(A)(15). PROPERTY; LIENS. Such Joint Venturer holds no assets other than (i) its interest, as a joint venturer under the Joint Venture Agreement, in the Lessee and (ii) the real property described in Schedule D. There exists no Lien upon any such assets of such Joint Venturer.

       SECTION 6(A)(16). BUSINESS. Such Joint Venturer has engaged in no activities and has incurred no obligations or liabilities other than in connection with the business of the Lessee relating to the financing, construction and operation of the Facility and the Facility Site and the acquisition of the real property described in Schedule D.

       SECTION 6(A)(17). REASONABLENESS OF PROJECTIONS. All projections contained in (x) the Offering Memorandum, and (y) any certificate, written statement or other document furnished or to be furnished to the Owner Participant or any Loan Participant in connection with the transactions contemplated hereby constitute reasonable estimates, when made, of the financial, operational and other conditions or results that reasonably may be expected with respect to the Facility and the business contemplated to be conducted by the Lessee, to the best knowledge of such Joint Venturer, after due inquiry and based on all information currently available to it.

       SECTION 6(B). AGREEMENTS OF EACH JOINT VENTURER.

            SECTION 6(B)(1). NO DEFAULT; INFORMATION. Each Joint Venturer agrees that it will deliver to the Owner Participant, the Owner Trustee, the Indenture Trustee and each of the Loan Participants:

       (i) Notice of Default. Promptly upon its becoming aware of the existence thereof, written notice specifying any condition or event which constituted or constitutes a Default or an Event of Default and the nature and status thereof and specifying any action taken by the Joint Venturer with respect thereto;

       (ii) Annual Certificate. Within 90 days after the end of each fiscal year, commencing with the 1988 fiscal year, a certificate of a Responsible Officer stating that (x) he has made, or caused to be made under his supervision, a review of this Financing Agreement, the Keepwell Agreement of its Sponsor Affiliate, the Cash Deficiency Agreement to which it is a party and the Facility Lease, and (y) such review has not disclosed the existence during such fiscal year (and such officer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Default or an Event of Default, or, if such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and the action which such Joint Venturer proposes to take with respect thereto;

       (iii) Requested Information. With reasonable promptness, such other data and information as to its business and properties as from time to time may be reasonably requested by the Owner Participant or any Loan Participant; and

       (iv) Inspection.   Each Joint Venturer agrees that each of the Owner
  Trustee, the Owner Participant, the Indenture Trustee and the Loan Participants, or any of their authorized representatives, shall have the right, but not the duty, to visit and inspect the properties of such Joint Venturer, to examine its corporate books and financial records and make copies thereof or extracts therefrom and to discuss its affairs, finances and accounts with its principal officers and its independent public accountants, all at such reasonable times and as often as such Persons may reasonably request.

       SECTION 6(B)(2). FURTHER ASSURANCES. At its own cost, expense and liability, it will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Owner Trustee, the Indenture Trustee, the Owner Participant or any Loan Participant may from time to time reasonably request in order to carry out the intent and purposes of this Financing Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby.

       SECTION 6(B)(3). COVENANTS. Each Joint Venturer covenants and agrees with the Owner Participant, the Owner Trustee, each Loan Participant and the Indenture Trustee, as follows:

       (i) Maintenance of Corporate Existence, etc.   lt shall at all times
  maintain its existence under the laws of the State of Minnesota and shall cause the Lessee to maintain its existence as a joint venture organized under the Minnesota general partnership law. It will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses, privileges and franchises.

       (ii) Merger, Sale, etc.   It will not (v) consolidate with or merge with
  or into any other corporation, (w) sell, pledge, convey, transfer or lease all or substantially all of its assets to any Person, (x) sell, pledge, convey or transfer any of its joint venture interest in the Lessee, (y) permit the Lessee to admit any new joint venturer or (z) to become a limited partnership.

       (iii) Liens. It will not, directly or indirectly, create, incur, assume or suffer to exist any Liens on or with respect to the Facility or the Facility Site or any part thereof (other than Permitted Encumbrances) or the real property described in Schedule D (other than Liens of the nature described in the definition of the term "Permitted Encumbrances").

       (iv) Change in Chief Executive Office.   It will notify the Owner
  Trustee, the Owner Participant, each Loan Participant and the Indenture Trustee promptly after any change in its chief executive office, principal place of business or place where it maintains its business records.

       (v) Amendment of Joint Venture Agreement. Without the prior written consent of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Holders of a Majority in Interest of Noteholders, it will not amend Paragraphs 6, 9, 12 or 19 of the Joint Venture Agreement.

       (vi) Condemnation Rights. It covenants that it will not request the City to exercise any right of condemnation or eminent domain now or hereafter available to the City in order to acquire the ownership interest of the Owner Trustee in the Undivided Interest.

       (vii) Indebtedness. It shall not, other than pursuant to its Cash Deficiency Agreement, directly or indirectly, as obligor, guarantor, surety or otherwise, create, incur or assume any indebtedness other than indebtedness of the Lessee to any Sponsor or any Affiliate thereof subordinated under substantially the same terms as described in the definition of Subordinated Debt.

       (viii) Nature of Business. It shall not engage in any business other than that of a joint venturer of the Lessee in the ownership and/or operation of (i) the Facility and any improvements thereon, (ii) any Expansion, (iii) the Facility Site, or (iv) the land described in Schedule D, and it shall not make any material change in the scope or nature of its business objectives, purposes or operations or invest in, undertake, or participate in, activities other than those described in this paragraph. lt hereby waives any right retained under Section 16 of the Joint Venture Agreement to engage in any activities independent of the Lessee, and it agrees that the land which it owns or may acquire in the future in the general vicinity of the Facility Site shall, so long as it shall be owned by it or any Affiliate, remain undeveloped as a buffer zone between the Facility Site and adjacent property owned by Persons other than the Lessee or any Affiliate of the Lessee.

       SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF EACH SPONSOR.

       SECTION 7(A). REPRESENTATIONS AND WARRANTIES. Each Sponsor represents and warrants, severally and not jointly with the Other Sponsor, that:

       SECTION 7(A)(1). DUE ORGANIZATION. It is duly organized and validly existing in good standing under the laws of the State of Minnesota and has the corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Financing Agreement and each other Transaction Document to which it is a party. It has not failed to qualify to do business in any jurisdiction where failure so to qualify would materially and adversely affect its financial condition or affect its ability to perform any of its obligations under this Financing Agreement or any Transaction Document to which it is a party.

       SECTION 7(A)(2). DUE AUTHORIZATION. The execution, delivery and performance by it of this Financing Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary corporate action on its part and do not, and will not, require the consent or approval of its stockholders or any trustee or holder of any indebtedness or other obligation thereof.

       SECTION 7(A)(3). EXECUTION. This Financing Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it and this Financing Agreement and each such other Transaction Document constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

       SECTION 7(A)(4). NO VIOLATION, ETC. Neither the Sponsor nor any of its Affiliates is in violation of any provision of its Articles of Incorporation or By-Laws, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it is a party or by which it or its property is bound, which violation would materially and adversely affect its business or financial condition. Neither the execution, delivery or performance by it of this Financing Agreement or any other Transaction Document to which it is a party, nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with the provisions hereof or thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of, its Articles of Incorporation or By-Laws, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it is a party or by which it or its property is bound, or constitutes or will constitute a default under any provision thereof, which breach, contravention or default would materially and adversely affect its business or financial condition.

       SECTION 7(A)(5). GOVERNMENTAL ACTIONS. No Governmental Action is required in connection with the execution, delivery or performance by it of, or the consummation by it of the transactions contemplated by, this Financing Agreement or the Keepwell Agreement, except (i) such Governmental Actions listed in Schedule C as have been duly obtained, given or accomplished, and
  (ii) such other Governmental Actions as may be required under any law, regulation or order not in effect on the date hereof.

       SECTION 7(A)(6). SECURITIES ACT. Neither it nor anyone acting on its behalf has, directly or indirectly in violation of Section 5 of the Securities Act, offered or sold any interest in the Notes, the notes issued with respect to any other undivided interest in the Facility, the Undivided Interest or any other undivided interest in the Facility, or the Facility Lease or any other lease of an undivided interest in the Facility, or any similar security or lease, or in any security or lease the offering of which, for purposes of the Securities Act, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases and neither it nor anyone authorized to act on its behalf will take any action which would subject the issuance or sale of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act.

       SECTION 7(A)(7). LOCATION OF CHIEF EXECUTIVE OFFICE. Its chief executive office and the office where it keeps its records concerning its accounts or contract rights is at the address set forth in Section 18.

       SECTION 7(A)(8). FINANCIAL STATEMENTS. Its consolidated balance sheets
  (A) as at December 31, 1985 and December 31, 1986, respectively, and the related statements, for each of the 12-month periods ended December 31, 1985 and December 31, 1986, respectively, together with the notes accompanying such consolidated financial statements, all certified by Deloitte, Haskins & Sells, in the case of Pentair, and Price Waterhouse & Co., in the case of Minnesota Paper, its certified public accountant, and (B) as at September 30, 1987 and 1986, respectively, and the related statements, for the nine-month periods ended September 30, 1987 and 1986, respectively, included in the Form 10 Q for such period filed with the SEC and heretofore furnished to the Owner Participant and each Loan Participant, fairly present its financial position at each such date and the results of its operations and changes in financial position for each of the periods then ended in conformity with GAAP, applied on a consistent basis, subject in the case of the consolidated statements described in clause (B) above, to the condensation of certain financial information and the omission of certain footnote disclosures as permitted by the rules and regulations of the SEC and to year-end audit adjustments. The Sponsors know of no such adjustments which would, if made on the date hereof, be material. Since December 31, 1986, no material adverse change has occurred in its assets, liabilities, business or financial position and no event has occurred since December 31, 1986 which would materially and adversely affect its ability to perform its obligations under this Financing Agreement or any other Transaction Document to which it is a party.

       SECTION 7(A)(9). LITIGATION. There is no action, suit, investigation or proceeding pending or, to its knowledge threatened, against it before any court, arbitrator or administrative or governmental body which questions the validity or enforceability of this Financing Agreement or any other Transaction Document or which, individually or in the aggregate, if decided adversely to its interests, would either have a material adverse effect on its business or financial condition or materially and adversely affect its ability to perform its obligations under this Financing Agreement or any other Transaction Document to which it is a party.

       SECTION 7(A)(10). TAX RETURNS. It has filed, or caused its Affiliates to file, all Federal, state, local and foreign tax returns, if any, which were required to be filed, and has paid, or has caused each such Affiliate to pay, all Taxes shown to be due and payable on such returns and all other Taxes in respect of the Facility which are payable by it or its Affiliates to the extent the same have become due and payable and before they have become delinquent, except for any Taxes of which the amount, applicability or validity may be in dispute or is currently being contested in good faith by appropriate proceedings and with respect to which it has, or its Affiliates have, set aside on its or their books reserves (segregated to the extent required by Generally Accepted Accounting Principles) deemed by it to be adequate. It does not know of any extraordinary proposed tax assessment against it or any of its Affiliates, other than as described in Section 8(a)(13), which are not adequately provided for on its or their books.

       SECTION 7(A)(11). ERISA. It is not entering into this Financing Agreement or any transaction contemplated hereby or by any other Transaction Document directly or indirectly in connection with any arrangement or understanding by it in any way involving any "employee benefit plan" with respect to which it, or to the best of its knowledge, the Owner Participant, the Owner Trustee, FNB, the State of Wisconsin, the Indenture Trustee, The Connecticut Bank and Trust Company, National Association or any of the Loan Participants is a "party in interest", all within the meaning of ERISA. The representation and warranty in the preceding sentence is made by it in reliance upon, and is subject to the accuracy of, the representations and warranties made by each of the parties hereto, as to the source of funds used to acquire the Notes, in the case of each Loan Participant, or the interest in the Trust Estate, in the case of the Owner Participant.

       SECTION 7(A)(12). NO MATERIAL OMISSION. With respect to matters relating to it and its Affiliates, none of (x) the Transaction Documents, (y) the Offering Memorandum, or (z) any certificate, written statement or other document furnished, or oral statement made, to the Owner Participant or any Loan Participant in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact with respect to it or any Affiliate necessary to make the statements contained therein not misleading. There is no fact known to it or its officers which the Lessee, its Joint Venturer Affiliate or it has not disclosed in writing, or orally, to the Owner Participant and in writing, or orally at the presentations on November 18 and November 19, 1987, to each Loan Participant which materially and adversely affects or will materially and adversely affect its or any Affiliate's assets, liabilities, business or financial condition or materially impairs or will materially impair its or any Affiliate's ability to perform its obligations under this Financing Agreement or any other Transaction Document to which it or any Affiliate is a party or which would materially and adversely affect the value of the Undivided Interest or the Owner Trustee's the Owner Participant's, the Indenture Trustee's or the Loan Participants' respective interests under the Transaction Documents.

       SECTION 7(A)(13). AUTHORIZATIONS, ETC. It has not failed to obtain any authorization, license, approval, permit, consent, right or interest, the failure to obtain which would materially and adversely affect its ability to carry on its business as presently conducted, and it reasonably anticipates to its best knowledge based on all information known to it after due inquiry that neither it, its Joint Venturer Affiliate nor the Lessee will be prevented by any Governmental Authority, in any material respect, from so carrying on its or their respective businesses as presently conducted or contemplated by this Financing Agreement and any other Transaction Document.

       SECTION 7(A)(14). INVESTMENT COMPANY ACT. It is not an "investment company" or a company "controlled;" by an "investment company", within the meaning of the Investment Company Act.

       SECTION 7(A)(15). OUTSTANDING INDEBTEDNESS. There exists no default under the provisions of any instruments evidencing indebtedness of the Sponsor or of any agreement relating thereto.

       SECTION 7(A)(16). OWNERSHIP OF THE JOINT VENTURER. It is the owner of all of the capital stock of the Joint Venturer which is its Affiliate and such capital stock has not been pledged and is free and clear of all Liens.

       SECTION 7(A)(17). REASONABLENESS OF PROJECTIONS. All projections contained in (x) the Offering Memorandum, and (y) any certificate, written statement or other document furnished or to be furnished for the Owner Participant or any Loan Participant in connection with the transactions contemplated hereby constitute reasonable estimates, when made, of the financial, operational and other conditions or results that reasonably may be expected with respect to the Facility and the business contemplated to be conducted by the Lessee, to the best knowledge of such Sponsor, after due inquiry and based on all information currently available to it.

       SECTION 7(B). AGREEMENTS OF SPONSORS.

       SECTION 7(B)(1). DELIVERY OF DOCUMENTS. Each Sponsor agrees that it will deliver to the Owner Participant, the Owner Trustee, the Indenture Trustee and each of the Loan Participants:

       (i) Financial Statements: No Default Certificate.

                 (A) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each of its fiscal years, commencing March 31, 1988, its consolidated balance sheet as at the end of such quarter and the related consolidated statements of income and changes in financial position of the Sponsor for such period and (in case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Sponsor as presenting fairly, in accordance with GAAP applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments;

                 (B) As soon as practicable and in any event within 90 days after the end of each fiscal year, commencing with the 1987 fiscal year, its Consolidated Balance Sheet as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and changes in financial position of the Sponsor for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail (x) accompanied by a report thereon of its independent public accountants, which report shall state that such consolidated financial statements present fairly the financial position of the Sponsor as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards on a basis consistent with such prior fiscal periods, and (y) certified by a Responsible Officer of the Sponsor as presenting fairly, in accordance with GAAP applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein;

                 (C) together with each delivery to the Owner Participant and each Loan Participant of financial statements pursuant to subdivisions (A) and (B) above, a certificate of a Responsible Officer stating that (x) he has made, or caused to be made under his supervision, a review of this Financing Agreement, its Keepwell Agreement, the Cash Deficiency Agreement of its Joint Venturer Affiliate and the Facility Lease and (y) such review has not disclosed the existence during such fiscal year (and such officer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Default or Event of Default by it, its Joint Venturer Affiliate or the Lessee under the Financing Agreement, its Keepwell Agreement or the Cash Deficiency Agreement of its Joint Venturer Affiliate, or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and the action which it proposes to take with respect thereto;

       (ii) Other Reports.   Promptly upon their becoming available or, if such
  Sponsor should cease to be a public company whose securities are registered under the Exchange Act, at the time periodic and other reports would have been required to be filed under the Exchange Act, copies of each registration statement, offering statement, memorandum and prospectus (other than the exhibits thereto and any registration statements or prospectuses filed on Form S-8 or its equivalent) prepared by it in connection with the public offering of its or any of its Affiliates' securities, each financial statement, proxy statement, notice and report to its public shareholders, each periodic report (including, without limitation, Form 8-K Reports) filed with the SEC, and each report submitted to it or any Affiliate by independent accountants in connection with any annual, interim or special audit made by them of its consolidated financial statements, not including, however, any letter not made available publicly from such Sponsor's or such Sponsor Affiliates' independent public accountants to their management or such Sponsor's Board of Directors commenting upon such Sponsor's internal accounting controls;

       (iii) Notice of Default. Promptly upon a Responsible Officer's becoming aware of the existence thereof, written notice specifying (x) any condition which constituted or constitutes a default under its Keepwell Agreement or the Cash Deficiency Agreement to which its Joint Venturer Affiliate is party or a Default or an Event of Default under the Facility Lease or any Other Facility Lease, and (y) any action taken by such Sponsor with respect to any of the foregoing;

       (iv) Requested Information. With reasonable promptness, such other data and information as to its business and properties as from time to time may be reasonably requested by the Owner Participant or any of the Loan Participants; and

       (v) Inspection.   Each Sponsor agrees that each of the Owner Trustee,
  the Owner Participant, the Indenture Trustee and the Loan Participants, or any of their authorized representatives, shall have the right, but not the duty, to visit and inspect the properties of such Sponsor and to discuss its affairs, finances and accounts with its principal officers and its independent public accountants, and, so long as a Default or an Event of Default shall have occurred and be continuing, to examine its corporate books and financial records and make copies thereof or extracts therefrom, all at such reasonable times and as often as such Persons may reasonably request.

       SECTION 7(B)(2). FURTHER ASSURANCES. At its own cost, expense and liability, it will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Owner Trustee, the Indenture Trustee, the Owner Participant or any Loan Participant may from time to time reasonably request in order to carry out the intent and purposes of this Financing Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby.

       SECTION 7(B)(3). COVENANTS. Each Sponsor covenants and agrees with the Owner Participant, the Owner Trustee, each Loan Participant and the Indenture Trustee, as follows:

       (i) Maintenance of Corporate Existence, etc.   It shall at all times
  maintain its existence, and shall cause its Joint Venturer Affiliate to maintain its existence, under the laws of any state of the United States. Each Sponsor will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses, privileges and franchises; provided, however, that it may discontinue any license, privilege, right or franchise if its Board of Directors shall determine that such discontinuance is necessary or desirable in the conduct of its business and does not materially and adversely affect or diminish any right of the Owner Participant, the Owner Trustee, the Indenture Trustee or any Loan Participant.

       (ii) Reports of Liens. It shall promptly, and in no event later than 30 days after a Responsible Officer shall have obtained knowledge of the attachment of any Lien (a) on the stock of its Joint Venturer or (b) that the Lessee shall be obligated to discharge or eliminate pursuant hereto or to the Facility Lease, notify the Owner Trustee, the Indenture Trustee, the Owner Participant and the Loan Participants of the attachment of any such Lien and the full particulars thereof, unless the same theretofore shall have been removed or discharged by the Lessee.

       (iii) Change in Chief Executive Office.   It shall notify the Owner
  Trustee, the Owner Participant, each Loan Participant and the Indenture Trustee promptly after any change in its chief executive office, principal place of business or place where it maintains its business records.

       (iv) Condemnation Rights. It covenants that it will not request the City to exercise any right of condemnation or eminent domain now or hereafter available to it or the City in order to acquire the ownership interest of the Owner Trustee in the Undivided Interest.

       (v) Acquisition of Facility Site.   Each Sponsor hereby agrees,
  severally and not jointly, to pay, through its Joint Venturer or another Affiliate, one-half of any and all Facility Site acquisition costs and other costs and expenses to obtain good and marketable title to the real estate comprising the Facility Site subsequent to the Closing Date, to the extent that such costs exceed $1,000,000. Such costs will be paid, in addition to, and not in substitution for, the obligations of (i) such Joint Venturer under its Cash Deficiency Agreement or (ii) the Lessee under Section 12(b) hereof. Such Sponsor may elect to advance equity or loan funds as shall be necessary to fulfill its obligation to pay such acquisition costs. Each Sponsor hereby agrees, severally and not jointly, that, from and after the Completion Date, if good and marketable title to the Facility Site shall not have been conveyed to Lessee on or before the Completion Date, it will indemnify, or cause an Affiliate to indemnify, protect and hold each Indemnitee harmless from and against one-half of any and all Claims imposed on, incurred by or asserted against an Indemnitee or for loss to such Indemnitee resulting from loss of use of the Facility Site arising out of the failure of the Lessee to have obtained good and marketable title to the Facility Site to the extent that such indemnity has not been paid, performed or discharged through such Sponsor's respective Joint Venturer or an Affiliate.

       SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE LESSEE.

       SECTION 8(A). REPRESENTATIONS AND WARRANTIES. The Lessee represents and warrants that:

       SECTION 8(A)(1). DUE ORGANIZATION. The Lessee is a joint venture duly organized and validly existing in good standing under the Minnesota general partnership law and has the power and authority to carry on its business as presently conducted, which business is its sole business, to own or hold under lease its properties and to enter into and perform its obligations under this Financing Agreement and each other Transaction Document to which it is a party. The Lessee is not required to qualify to do business in any jurisdiction other than the State of Minnesota. The Lessee has no subsidiaries and conducts no business other than business relating to the operation of the Facility or the Facility Site.

       SECTION 8(A)(2). DUE AUTHORIZATION. The execution, delivery and performance by the Lessee of this Financing Agreement and each other Transaction Document to which it is a party have been duly authorized by all necessary action on the part of the Lessee and do not and will not require the further consent or approval of its Joint Venturer Affiliate or any trustee or holder of any indebtedness or other obligation of the Lessee.

       SECTION 8(A)(3). EXECUTION; ENFORCEABILITY. This Financing Agreement and each other Transaction Document to which the Lessee is a party have been duly executed and delivered by the Lessee and this Financing Agreement and each such Transaction Document constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms.

       SECTION 8(A)(4). NO VIOLATION, ETC. The Lessee is not in violation of any provision of the Joint Venture Agreement, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which it is a party or by which it or its property is bound. Neither the execution, delivery or performance by the Lessee of this Financing Agreement or any other Transaction Document to which it is a party, nor the consummation by the Lessee of the transactions contemplated hereby or thereby, nor compliance by the Lessee with the provisions hereof or thereof, conflicts or will conflict with, or results or will result in a breach or contravention of any of the provisions of, the Joint Venture Agreement or its By-Laws, or any Applicable Law, or any indenture, mortgage, lease or any other agreement or instrument to which the Lessee is a party or by which it or its property is bound, or constitutes or will constitute a default under any provision thereof, or results or will result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any property of the Lessee, which breach, contravention or default would materially and adversely affect its business or financial condition. Notwithstanding anything to the contrary contained in any of the Transaction Documents, it is understood and agreed by all parties hereto that the consummation of the transactions contemplated by the Funding Agreement shall not be construed to be a violation by the Lessee or any Affiliate of the Lessee of any provisions of the Credit Agreement or of any of the Transaction Documents.

       SECTION 8(A)(5). GOVERNMENTAL ACTIONS. No Governmental Action is required in connection with the execution, delivery or performance by the Lessee of, or the consummation by the Lessee of the transactions contemplated by, this Financing Agreement or any other Transaction Document to which it is a party, except (i) such Governmental Actions as have been duly obtained, given or accomplished, and identified in Schedule C, (ii) such Governmental Actions as may be required under existing law or regulation to be obtained, given or accomplished from time to time after the date hereof in connection with the maintenance or operation of the Facility and which are routine in nature and which the Lessee has no reason to believe will not be timely obtained and (iii) such other Governmental Actions as may be required under law or regulation not in effect on the date hereof.

       SECTION 8(A)(6). SECURITIES ACT. Neither the Lessee nor anyone acting on its behalf has, directly or indirectly, in violation of Section 5 of the Securities Act, offered or sold any interest in the Notes, the "Notes" issued with respect to any other undivided interest in the Facility, the Undivided Interest or any other "Undivided Interest" in the Facility, or the Facility Lease or any Other Facility Lease, or any similar security or lease, or in any security or lease the offering of which, for purposes of the Securities Act, would be deemed to be part of the same offering as the offering of the aforementioned securities or leases, or solicited any offer to acquire any of the aforementioned securities or leases and neither the Lessee nor anyone authorized to act on its behalf will take any action which would subject the issuance or sale of the aforementioned securities or leases to the registration requirements of Section 5 of the Securities Act.

       SECTION 8(A)(7). TITLE, EASEMENT AND SECURITY INTEREST. The Lessee has
  (A) duly, validly and effectively conveyed and transferred to the Owner Trustee good and marketable title to the Undivided Interest free and clear of all Liens, except Permitted Encumbrances, and (B), good and marketable title to, or an enforceable right to acquire, the Facility Site and has granted or assigned to the Owner Trustee good and valid easements in and to, and a license to use, the Facility Site in accordance with the Easement Agreement, free and clear of all Liens, except Permitted Encumbrances, and such other Liens as the Owner Participant and each Loan Participant shall have consented to in writing on or prior to the date hereof. Such Permitted Encumbrances do not in the aggregate materially affect or interfere with the occupancy, use or operation of the Facility for its intended purposes or the economic value, utility or condition of the Facility, the Facility Site, or the Owner Trustee's peaceful and quiet use and possession of the Undivided Interest or the exercise by the Owner Trustee or the Indenture Trustee, as assignee under the Indenture, of any of their rights under the Facility Lease or any of the other Transaction Documents.

       SECTION 8(A)(8). PERFECTION OF SECURITY INTERESTS. All filings and recordings necessary or advisable to perfect the Owner Trustee's title to the Undivided Interest and the easement with respect to the Facility Site pursuant to the Easement Agreement, and to perfect for the benefit of the Indenture Trustee and the Holders of the Notes the first mortgage lien and first priority security interest provided for in the Indenture, have been duly made, filling fees required with respect thereto have been paid, and the Original of the Facility Lease has been delivered to the Indenture Trustee. No other filing or recording (except the filing of continuation statements with respect to the financing statements filed on or prior to the date hereof at the time and in the manner provided under Applicable Law) of any financing statement or document or payment of any taxes or recording fees will be necessary in order to establish, preserve, protect and perfect such title and the security interest referred to in the Transaction Documents. No other action will be required, including any action under any fraudulent conveyance statute, to protect the Owner Trustee's easement in and to the Facility Site and the Owner Trustee's title to the Undivided Interest against the claims of all Persons whatsoever.

       SECTION 8(A)(9). LOCATION OF CHIEF EXECUTIVE OFFICE. The chief executive office of the Lessee and the office where it keeps its records concerning its accounts and contract rights is at 100 N. Central Avenue, Duluth, Minnesota 55807. Attention: Vice-president Finance.

       SECTION 8(A)(10). FINANCIAL STATEMENTS. The balance sheet of the Lessee at December 31, 1986, together with the notes accompanying such balance sheet, all certified by KMG Main Hurdman, the certified public accountant for the Lessee, and heretofore furnished to the Owner Participant and each Loan Participant, fairly present the financial position of the Lessee at December 31, 1986, in conformity with Generally Accepted Accounting Principles applied on a consistent basis. Since December 31, 1986, no material adverse change has occurred in the assets, liabilities, business or financial position of the Lessee and no event has occurred since December 31, 1986, which would materially and adversely affect the ability of the Lessee to perform its obligations under this Financing Agreement or any other Transaction Document to which it is a party.

       SECTION 8(A)(11). OUTSTANDING INDEBTEDNESS. The Lessee has no outstanding indebtedness, other than Permitted Indebtedness. There exists no default under any provision of the instruments evidencing such indebtedness or of any agreement relating thereto.

       SECTION 8(A)(12). LITIGATION. Except as set forth in Schedule E, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Lessee, threatened against the Lessee, before any court, arbitrator or administrative or governmental body which questions the validity or enforceability of this Financing Agreement or any other Transaction Document or which, individually or in the aggregate, if decided adversely to the interests of the Lessee, would either have a material adverse effect on the business or financial condition of the Lessee or materially and adversely affect the ability of the Lessee to perform its obligations under this Financing Agreement or any other Transaction Document to which it is a party.

       SECTION 8(A)(13). TAX RETURNS. The Lessee has filed all Federal, state, local and foreign income tax returns, if any, which were required to be filed, and has provided information returns to the Joint Venturers. The Lessee has paid all other Taxes in respect of the Facility which are payable by the Lessee to the extent the same have become due and payable and before they have become delinquent, except for any Taxes of which the amount, applicability or validity may be in dispute or are currently being contested in good faith by appropriate proceedings and with respect to which the Lessee has reserves (segregated to the extent required by GAAP) reasonably deemed by it to be adequate. The Lessee does not know of any extraordinary proposed tax assessment against it, except that relating to the $1,425,000 General Obligation Improvement Bonds, Series 1987, and in its opinion all Taxes of the Lessee are adequately provided for on its books. The federal income tax returns of the Lessee have not been audited by the IRS for any taxable year. There are no Taxes payable in connection with the recordation of the Bill of Sale, the Easement Agreement, the Facility Lease or the Indenture (or memoranda thereof), or the filing of financing statements with respect thereto, or the construction, sale or transfer of the Facility or any part thereof, or the execution, delivery or consummation of this Financing Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, or upon or with respect to the Trust Estate or the Lease Indenture Estate, except for Taxes paid on the date hereof or, with respect to the State of Minnesota, other Taxes which the Lessee is obligated to pay pursuant hereto, or if paid or payable by an Indemnitee, to indemnify such Indemnitee for such payment pursuant to Section 12 hereof.

       SECTION 8(A)(14). ERISA. The Lessee is not entering into this Financing Agreement or any transaction contemplated hereby or by any other Transaction Document to which it is a party, directly or indirectly in connection with any arrangement or understanding by it in any way involving any "employee benefit plan" with respect to which it, or to the best of its knowledge, the Owner Participant, FNB, the Owner Trustee, the Indenture Trustee, The Connecticut Bank and Trust Company, National Association or any of the Loan Participants is a "party in interest", all within the meaning of ERISA. The representation and warranty in the preceding sentence is made by the Lessee in reliance upon, and is subject to the accuracy of, the representations and warranties made by each of the parties hereto as to the source of funds used to acquire the Notes, in the case of each Loan Participant, or the interest in the Trust Estate, in the case of the Owner Participant. The Lessee covenants that it will not sublease or otherwise dispose of the Undivided Interest to any Person if the Lessee knows or should know that such transfer or other disposition is a transaction prohibited by Part 4 of Subtitle B of Title I of ERISA or section 4975 of the Code and is not exempted from such prohibition by applicable regulations or administrative exemptions.

       SECTION 8(A)(15). NO MATERIAL OMISSION. With respect to matters relating to it, none of (w) the Transaction Documents, (x) the Offering Memorandum, or
  (y) the balance sheet referred to in Section 8(a)(10) or any certificate, written statement or other document furnished or oral statement made to the Owner Participant or any Loan Participant in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact with respect to it necessary to make the statements contained therein not misleading. There is no fact known to it or its officers which the Lessee has not disclosed in writing, or orally, to the Owner Participant and in writing, or orally at the presentations on November 18 and November 19, 1987, to each Loan Participant which materially and adversely affects or will materially and adversely affect the assets, liabilities, business or financial condition of the Lessee or materially impairs or will materially impair the ability of the Lessee to perform its obligations under this Financing Agreement or any other Transaction Document to which the Lessee is a party or which would materially and adversely affect the value of the Undivided Interest or the Owner Trustee's, the Owner Participant's, the Indenture Trustee's or the Loan Participants' respective interests under the Transaction Documents. Attached hereto as Schedule B is a list of documents which summarize the Pre-Existing Environmental Condition, the actions taken to remedy it, and the allocation of responsibilities for continuing environmental quality control at the Facility or the Facility Site. To the best of the Lessee's knowledge and belief, there are no other material facts, beyond those indicated in such documents, that bear upon environmental risks or environmental liability exposures of any party with respect to the Facility or the Facility Site.

       SECTION 8(A)(16). AUTHORIZATIONS, ETC. Except for the permit applications described in Schedule F and pending before the Minnesota Pollution Control Agency (MPCA), on which no official action has yet been taken, the Lessee has not failed to obtain any authorization, license, approval, permit, consent, right or interest, the failure to obtain which would materially and adversely affect the ability of the Lessee to carry on its business as presently conducted, and the Lessee has no reason to believe that it will be prevented by any Governmental Authority, in any material respect, from so carrying on its business as presently conducted or contemplated by this Financing Agreement and any other Transaction Document. The Lessee has no reason to believe that it may fail to obtain the NPDES permit or the berm operator permit for which applications are pending before the MPCA.

       SECTION 8(A)(17). THE FACILITY, ETC.

       (i) Each of the Facility and the building enclosure and other structures and improvements located on the Facility Site is substantially complete, properly installed on the Facility Site and constructed in a good and workmanlike manner in accordance with the construction and engineering practices of the industry and the Plans and Specifications and the Facility has been "placed in service" for purposes of the Code. All permits and licenses necessary for the commercial operation of the Facility (including the Undivided Interest) have been received, other than those which cannot be obtained, or are not normally applied for, prior to the time they are required, and are reasonably expected by the Lessee to be obtained in due course. There is no event or condition presently existing of which the Lessee is aware, to its best knowledge based on all information known to it after due inquiry, and which would, in the Lessee's reasonable judgment, in the future adversely affect such operation, or prevent the Completion Date from occurring, or would cause an Event of Loss to occur. The description of the Facility set forth in Annex A of the Certificate of Acceptance is correct and sufficiently complete to identify such property.

       (ii) The Undivided Interest is an undivided interest in the Facility. The Facility is wholly within the boundaries of the Facility Site. The land which is part of the Facility Site is as described in the Title Policy and the Survey.

       (iii) The rights of the Owner Participant and the Owner Trustee against the Lessee and in and to the Undivided Interest are not subject or subordinate to the rights of any Person, except the Indenture Trustee and the Holders of the Notes under the Indenture, the rights of the Owner Trustee under the Facility Lease and the respective rights of the parties to the Support Agreement.

       SECTION 8(A)(18). FEDERAL RESERVE REGULATIONS. None of the transactions contemplated by this Financing Agreement (including, without limitation, the Owner Trustee's use of the proceeds of the Loans and the Investment, respectively) or the other Transaction Documents violate or will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

       SECTION 8(A)(19). PATENTS, ETC. No rights under patents, copyrights or trademarks, or rights in confidential proprietary information or "know how", are required to be granted to Owner Trustee, or any successor to Owner Trustee, or the Indenture Trustee or any other Person owning or operating the Facility in order for such Person to be able to operate the Facility for its intended purposes.

       SECTION 8(A)(20). CONTRACTORS. No Assigned Contract requires the consent of the Contractor thereunder to the assignment thereof pursuant to the Assignment of Contracts.

       SECTION 8(A)(21). INVESTMENT COMPANY ACT. The Lessee is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act.

       SECTION 8(A)(22). INFORMATION PROVIDED APPRAISER. The Lessee has provided to the Appraiser all information requested by the Appraiser for purposes of the Appraisal. The information supplied to the Appraiser, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading insofar as the same relates to the Appraisal.

       SECTION 8(A)(23). REASONABLENESS OF PROJECTIONS. All projections contained in (x) the Offering Memorandum, (y) the pro forma balance sheet of Lessee as of December 31, 1987 and (z) any certificate, written statement or other document furnished or to be furnished to the Owner Participant or any Loan Participant in connection with the transactions contemplated hereby constitute reasonable estimates, when made, of the Financial, operational and other conditions or results that reasonably may be expected with respect to the Facility and the business contemplated to be conducted by the Lessee, to the best knowledge of such Lessee, after due inquiry and based on all information currently available to it.

       SECTION 8(A)(24). COMPLIANCE WITH ERISA. The Lessee has not engaged in any transaction in connection with which the Lessee could be subjected to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code. On the date hereof, the Lessee does not maintain or contribute to, and at no time in the past has Lessee maintained or contributed to, any plan subject to section 302 or Title IV of ERISA or section 412 of the Code or any "employee benefit plan" as defined in Section 3 of ERISA. The Lessee is not and has never been obligated to contribute to any "multi-employer plan", as defined in Section 4001(a)(3) of ERISA.

       SECTION 8(B). AGREEMENTS OF LESSEE.

       SECTION 8(B)(1). DELIVERY OF DOCUMENTS. The Lessee agrees that it will deliver to the Owner Participant, the Owner Trustee, the Indenture Trustee and each of the Loan Participants:

       (i) Financial Statements; No Default Certificate; CDA Charge.

                 (A) As soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of the Lessee, commencing March 31, 1988, the balance sheet of the Lessee as at the end of such quarter and the related statement of operations and statement of changes in financial position for the period then ended, and (in case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Lessee as presenting fairly, in accordance with GAAP applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments;

                 (B) As soon as practicable and in any event within 45 days of the Completion Date, the balance sheet of the Lessee as at the end of the month which includes the Completion Date and the related statement of operations and changes in financial position for the period from the preceding December 31 to such month-end, certified by the chief financial officer of the Lessee subject to year-end audit adjustment, together with a certificate of such officer to the effect that all Lessee's Obligations have been accrued in accordance with GAAP, and to the further effect that no Default or Event of Default has occurred and is continuing;

                 (C) (1) Annually, at the time of delivery of the financial statements and accountants' letter provided for in subparagraph (D) below, the definitive CDA Worksheet with respect to such preceding calendar fiscal year (excluding payments of Basic Rent due January 1 of such fiscal year and including payments of Basic Rent due January 1 of the following year) [for Associated Undivided Interest transaction only, the preceding words in parenthesis are deleted] based upon the actual results of operations for such preceding fiscal year (as so adjusted) and (2) not less than (x) 15 days prior to each Basic Rent Payment Date or (y) 5 days prior to any other payment of CDA Rent (unless such amount shall not exceed in the cumulative $10,000 in any fiscal year), a fully-completed interim CDA Worksheet, each calculation therein to be determined by the Lessee in good faith on the basis of its then current estimates and all CDA Worksheets to be certified by the chief financial officer of the Lessee;

                 (D) As soon as practicable and in any event within 90 days after the end of each fiscal year, commencing with the 1987 fiscal year, (i) a balance sheet of the Lessee as at the end of such fiscal year and (ii) the related statements of income and changes in financial position of the Lessee for such fiscal year, setting forth in each case in comparative form figures for the previous fiscal year, all in reasonable detail and (x) accompanied by a report thereon of its independent public accountants of nationally recognized standing, which report shall state that such financial statements present fairly the financial position of the Lessee as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (y) certified by a Responsible Officer of the Lessee as presenting fairly, in accordance with GAAP applied (except as specifically set forth therein) on a basis consistent with such prior fiscal periods, the information contained therein, and (iii) (except for 1987) a letter of such accountants reflecting their review of the Lessee's calculation of the definitive CDA Worksheet, as at January 1 of the current fiscal year;

                 (E) together with each delivery to the Owner Participant and each Loan Participant of financial statements pursuant to subdivisions (A) and (D) above, a certificate of a Responsible Officer of the Lessee stating that (x) he has made, or caused to be made under his supervision, a review of this Financing Agreement and the Facility Lease and (y) such review has not disclosed the existence during such fiscal year (and such officer does not have knowledge of the existence as of the date of such certificate) of any condition or event constituting a Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature thereof, the period of existence thereof and the action which the Lessee proposes to take with respect thereto;

                 (F) together with each delivery of financial statements
            pursuant to subdivision (D) of this Section 8(b)(1)(i), a written statement by its independent public accountants giving a report thereon (x) stating that their audit examination has included a review of the terms of this Financing Agreement and the Facility Lease as they relate to accounting matters (it being understood that no special audit procedures, other than those required by generally accepted auditing standards, shall be required) and (y) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence of any condition or event which constitutes a Default or an Event of Default, and, if so, specifying the nature and period of existence thereof; and

                 (G) As soon as practicable and in any event within 15 days prior to the end of each fiscal year, an annual profit plan (including a capital plan) for the succeeding fiscal year, in reasonable detail and certified by the chief financial officer of the Lessee.

       (ii) Audit Reports, etc. Promptly upon receipt thereof, copies of all material reports submitted to the Lessee by independent public accountants retained by the Lessee in connection with any annual, interim or extraordinary audit of the books of the Lessee made by such accountants (not including, however, any letter, not made available publicly, from the Lessee's independent public accountants to the Lessee's management or the Venture Council commenting upon the Lessee's internal accounting controls);

       (iii) Notice of Default, etc.   Promptly upon a Responsible Officer's
  becoming aware of the existence thereof, written notice of the Lessee specifying (A) any condition which (i) constituted or constitutes a Default or an Event of Default under the Facility Lease or a "Default" or an "Event of Default" under any Other Facility Lease or (ii) has resulted or might result in a material adverse change in the business or financial condition of the Lessee, and (B) any litigation involving the Lessee as a party thereto, and the nature and status of any thereof, which might result in a material adverse change in the business or financial condition of the Lessee; and

       (iv) Requested Information. With reasonable promptness, such other data and information as to the business and properties of the Lessee as from time to time may be reasonably requested by the Owner Participant or any Loan Participant.

       SECTION 8(B)(2). FURTHER ASSURANCES. The Lessee, at its own cost, expense and liability, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Owner Trustee, the Indenture Trustee, the Owner Participant or any Loan Participant may from time to time reasonably request in order to carry out the intent and purposes of this Financing Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby. The Lessee, at its own cost, expense and liability will cause the financing statements (and continuation statements with respect thereto), the Bill of Sale, the Easement Agreement, the Facility Lease, the Indenture and any other documents requested by the Owner Participant, the Owner Trustee, any Loan Participant or the Indenture Trustee, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or reasonably requested by the Owner Participant, the Owner Trustee, the Indenture Trustee, any Loan Participant or the Holder of any Note, in order to warrant, defend, establish, preserve, protect and perfect (i) the good and marketable title of the Owner Trustee to the Undivided Interest, (ii) the Owner Trustee's easement in the Facility Site under and pursuant to the Easement Agreement, subject only to Permitted Encumbrances, (iii) the Owner Trustee's rights under this Financing Agreement and the other Transaction Documents, and (iv) so long as any Note is Outstanding, the first and prior security interest of the Indenture Trustee in the Lease Indenture Estate and the Indenture Trustee's rights under the Granting Clause Documents, subject only to Permitted Encumbrances. During the Lease Term the Lessee at its own expense will promptly furnish to the Owner Trustee, the Indenture Trustee, the Owner Participant and each Loan Participant annually in each year (but not later than April 1 of each such year), commencing with the year 1989, an opinion, reasonably satisfactory to the Owner Trustee, the Indenture Trustee, the Owner Participant and each Loan Participant, of the Lessee's counsel (A) either (x) to the effect that such filings and recordings (or refilings and rerecordings) have been duly made and that all other action has been taken as is necessary to comply with the requirements of this clause (2), or (y) that no such additional filings, recordings, refilings, rerecordings or other actions are necessary to comply with the requirements of this clause (2), and (B) specifying the particulars of all action required by this clause (2) during the 21-month period from April 1 of the year in which such opinion is rendered through the last day of the next succeeding calendar year, including, in the case of each continuation statement required to be filed during such period, the office in which each such continuation statement is to be filed and the filing date and filing number of the original financing statement or fixture filing to be continued, and the dates within which such continuation statement may be filed under Applicable Law.

       SECTION 8(B)(3). COVENANTS. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee, each Loan Participant and the Indenture Trustee, as follows:

       (i) Maintenance of Existence, etc. The Lessee shall at all times maintain its existence as a joint venture organized under the Minnesota general partnership law. The Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses, privileges and franchises relating to its business; provided, however, that the Lessee may discontinue any right, license, privilege or franchise if its Venture Council shall determine that such discontinuance is necessary or desirable in the conduct of the Lessee's business and does not adversely affect or diminish any right of the Owner Participant, the Owner Trustee, the Indenture Trustee or the Loan Participants.

       (ii) Dissolution, Sale, etc. The Lessee shall not change its form of organization, become a limited partnership, admit any new joint venturers (or the equivalent), dissolve or wind-up its affairs, distribute all or substantially all of its assets, or convey, pledge, transfer or lease any significant portion of its assets to any Person, except for Capital Improvements, title to which shall not vest in the Lessor pursuant to the Facility Lease, or Expansion Assets.

       (iii) Inspection.   Each of the Owner Trustee, the Owner Participant,
  the Indenture Trustee and the Loan Participants, or any of their respective authorized representatives, shall have the right, but not the duty, to inspect the Facility and the Facility Site at the expense of the Person requesting such inspection. Upon the reasonable request of any such Person, the Lessee shall, at any reasonable time, make the Facility and the Facility Site available to such Person for inspection. Logs, reports, manuals and Plans and Specifications specified in Section 8(b) of the Facility Lease shall be kept on file by the Lessee and, with the exception of daily operating logs, shall be made available only for inspection to such Person upon reasonable request, and in no event may such Person reproduce or prepare extracts or summaries thereof; provided, however, that such logs and reports (but not such manuals or Plans and Specifications) may be destroyed in accordance with the Lessee's normal document retention program applicable to the Facility and all Components and other comparable facilities of the Lessee; and provided, further, however, that the foregoing restrictions upon such Person shall not apply if a Default or an Event of Default shall have occurred and so long as such Default or Event of Default shall be continuing. Such Person may discuss the Lessee's affairs, finances and accounts relating to the transactions contemplated by any Transaction Document with the Lessee's officers and its independent public accountants, and if a Default or Event of Default shall have occurred and be continuing, the Lessee shall furnish to such Persons written statements, accurate in all material respects, regarding the condition and state of repair of the Facility, all upon reasonable notice and as often as may be reasonably requested. The Owner Trustee, the Owner Participant, the Indenture Trustee and each Loan Participant agrees that all financial statements and other information furnished under this Financing Agreement and any other Transaction Document
  (i) will be treated by the recipient in a responsible manner, kept in a secure place and its confidentiality strictly maintained, and (ii) will not be disclosed, except to officers, directors, employees and professional consultants who, for proper reasons consistent with the purposes for which such material is furnished, need access to such material, to such other parties to whom the recipient may have a duty or legal obligation of disclosure and to any bona fide prospective purchaser of the Notes, the Undivided Interest, the beneficial interest of the Owner Participant in the Trust, or the Trust Estate, or any interest therein.

       (iv) Accuracy of Books and Records. The Lessee shall maintain accurate books and records of its operations, all in accordance with GAAP.

       (v) Filing of Reports.   To the extent permissible, the Lessee, at its
  own expense, shall prepare and, upon the request of the Owner Trustee, the Owner Participant, the Indenture Trustee or any Loan Participant, file in timely fashion, or, where the Owner Trustee, the Owner Participant, the Indenture Trustee or any Loan Participant shall be required to file, the Lessee, at its own expense, shall prepare and deliver to the Owner Trustee, the Owner Participant, the Indenture Trustee or such Loan Participant within a reasonable time prior to the date for filing, any reports with respect to the ownership, condition or operation of the Facility or the Facility Site that shall be required to be filed with any Governmental Authority in connection with the transactions contemplated by this Financing Agreement or any other Transaction Document. Upon the preparation by the Lessee of such reports that the Owner Trustee, the Owner Participant, the Indenture Trustee or any such Loan Participant shall be required to file, and the delivery of such reports to such Person, such Person shall promptly file such reports as instructed by the Lessee, at the Lessee's expense. The Owner Trustee, the Owner Participant, the Indenture Trustee or any such Loan Participant shall cooperate with the Lessee in the preparation and filing of reports required to be prepared or filed by the Lessee hereunder or under any Transaction Document, and in connection therewith shall furnish such information as the Lessee may reasonably request.

       (vi) Reports of Liability. The Lessee shall give prompt written notice to the Owner Participant, the Owner Trustee, each Loan Participant, the Indenture Trustee and (until the Discharge of the Indenture) each Holder of a Note, of each accident likely to result in material damages or claims for material damages against the Lessee or any Indemnitee with respect to the Facility or the Facility Site if the risk of such accident was self-insured or if such damages are in excess of applicable insurance coverage and occur, in whole or in part (whenever asserted), during the Basic Lease Term or any Renewal Term, promptly upon the Lessee becoming aware of the same. Upon request of any such Person, the Lessee shall furnish to the Owner Participant, the Owner Trustee, each Loan Participant, the Indenture Trustee and (until the Discharge of the Indenture) each Holder of a Note, copies of any claim or report filed with the Lessee's insurance broker with respect thereto.

       (vii) Reports of Liens. The Lessee shall promptly, and in no event later than 30 days after it shall have obtained knowledge of the attachment of any Lien that the Lessee shall be obligated to discharge or eliminate pursuant hereto or to any other Transaction Document, notify the Owner Participant, the Owner Trustee, the Indenture Trustee and each Loan Participant of the attachment of any such Lien and the full particulars thereof, unless the same theretofore shall have been removed or discharged by the Lessee.

       (viii) No Liens. The Lessee shall not incur, create or assume, or suffer to exist, any Lien (except Permitted Encumbrances) upon or with respect to the Facility, the Undivided Interest or the Lease Indenture Estate or, to the extent it would materially interfere with the rights of the Lessor under the Easement Agreement, the Facility Site; provided that in the event such Lien shall not have been incurred, created or assumed by the Lessee and involves an amount of less than $2 million, no violation of this covenant shall occur until the expiration of 5 days after discovery thereof by a Responsible Officer of the Lessee.

       (ix) Change in Chief Executive Office. The Lessee shall notify the Owner Trustee, the Owner Participant, each Loan Participant and the Indenture Trustee promptly after any change in its chief executive office, principal place of business or place where the Lessee maintains its business records.

       (x) Condemnation Rights. The Lessee covenants that it will not request the City to exercise any right of condemnation or eminent domain now or hereafter available to the Lessee or the City in order to acquire the ownership interest of the Owner Trustee in the Undivided Interest.

       (xi) Distribution of Excess Cash. The Lessee covenants that it will not accumulate cash in excess of its reasonably anticipated capital needs and, to the extent of any excess, it will, so long as no Default or Event of Default shall have occurred and be continuing, make cash distributions only to the Joint Venturers in accordance with the Joint Venture Agreement, and it will not, so long as any Default or Event of Default shall have occurred and be continuing, make any Lessee Distributions or CDA Trigger Distributions paid in cash.

       (xii) Funding of Capital Improvements. The Lessee may make Capital Improvements to the Facility from time to time in accordance with Section 8 of the Facility Lease. In each year the Lessee may make Scheduled Capital Expenditures in an amount equal to the Scheduled Capital Expenditure Allowance.

       (xiii) Excess Capital Expenditures.   The Lessee may make Excess Capital
  Expenditures from amounts of Cash Available After CDA Rent remaining after payment of all Aggregate Special Supplemental Rent then due and owing, or from contribution of capital or the proceeds of Subordinated Debt; provided, however, that at the time of the Lessee's commitment to make any such Excess Capital Expenditure (i) the Combined Applicable CDA Amount shall be equal to or in excess of the Lessor's Allocable Percentage of $100 million and (ii) no amount of Special Supplemental Rent shall be unpaid.

       (xiv) Outstanding Indebtedness. The Lessee shall not create, incur or assume any indebtedness other than:

                 (A) Unsecured indebtedness outstanding on the date hereof owed to Dorr-Oliver Corp., in the amount of approximately $1,300,000, with respect to the acquisition of equipment; provided that in no event may such indebtedness be refunded, renewed or extended;

                 (B) Unsecured indebtedness outstanding on the date hereof owed to Voith Brazil (under the so-called FlNEX Financing program), in the amount of approximately $4,400,000, with respect to the acquisition of equipment; provided that in no event may such indebtedness be refunded, renewed or extended;

                 (C) A working capital line of credit, in a maximum amount not to exceed $20,000,000 at any time outstanding, secured only by accounts receivable, inventories and proceeds thereof;

                 (D)   Subordinated Debt;

                 (E)   Expansion Debt;

                 (F)   Capital Improvement Debt; and

                 (G) Unsecured indebtedness at any time outstanding relating to ordinary operating expenses, taxes not yet due and accounts payable (including guaranties thereof) for equipment or other property leased and to suppliers of goods and services, in each case incurred in the ordinary course of business.

  Indebtedness permitted under clauses (A) through (G) above is herein referred to as "Permitted Indebtedness".

       (xv) Nature of Business. The Lessee shall not engage in any business other than that relating to the ownership and operation of the Facility, any Capital Improvement, any Expansion and the Facility Site, and it shall not make any material change in the scope or nature of its business objectives, purposes or operations or invest in, undertake or participate in, activities other than those related to such ownership and operation and the continuance of its business.

       (xvi) Development Agreement. The Lessee shall not amend or modify in any material respect or terminate either the Development Agreement or the Haindl Agreement.

       (xvii) Facility Site Acquisition.   The Lessee covenants that it will
  pursue in good faith the acquisition of, and use its best efforts to acquire, any land which is a part of the Facility Site to which it does not presently have title, and promptly cure any defects in title thereto (other than Permitted Encumbrances) and such land is, or upon completion of such acquisition will become, without further act on the part of the Lessee or the Owner Trustee, subject to the Easement.

       (xviii) Compliance with Laws. The Lessee covenants that it will comply with all applicable laws, rules, regulations and orders, including, without limitation, any environmental laws, rules, regulations or orders; provided that any failure to comply with such laws, rules, regulations and orders which does not adversely affect either the ability of the Facility to operate as contemplated in an economic manner or the ability of the Lessee to conduct its business as generally contemplated by the Offering Memorandum will not constitute a breach of this paragraph.

       (xix) Payment of Obligations and Taxes.   The Lessee shall file or cause
  to be filed all federal, state and local tax returns and other reports as Lessee is required to file and shall pay and discharge all taxes, assessments, governmental charges and levies which the Lessee is required to pay or discharge prior to the date on which the same becomes delinquent or any penalties or interest attach thereto, except where the same may be contested in good faith by appropriate proceedings and appropriate reserves have been established with respect thereto.

       (xx) Notice of Litigation, etc. The Lessee shall provide prompt notice of any litigation, events of default or material adverse change in its business or financial condition to the Owner Participant, each Loan Participant, the Owner Trustee and the Indenture Trustee.

       (xxi) Compliance with ERISA.   The Lessee will not engage in any
  transaction in connection with which the Lessee could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any plan "employee pension benefit plan" as defined in Section 3 of ERISA (other than a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA) in a manner, or take any other action with respect to any such plan (including, without limitation, a substantial cessation of operations within the meaning of section 4062 (f) of ERISA), which could result in any material liability of the Lessee or to the Pension Benefit Guaranty Corporation, to a trust established pursuant to section 4041 (c)(3)(b)(ii) or (iii) or 4042(i) of ERISA, or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the Pension Benefit Guaranty Corporation on account of a termination of a plan under section 4062 of ERISA, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any such plan (other than a multi-employer plan), if, in any such case, such penalty or tax or such liability, or the failure to make such payment, or the existence of such deficiency, as the case may be, could have a material adverse effect on the Lessee.

       (xxii) Lease Covenants. The Lessee will perform for the benefit of the other parties hereto all of the agreements and covenants of Lessee set forth in the Facility Lease, as though all such agreements and covenants were set forth fully herein.

       (xxiii) Transactions with Affiliates. The Lessee will not enter into any transaction with any Affiliate on terms that are materially less favorable to the Lessee than those which could be obtained in an arm's-length transaction with an unrelated party.

       (xxiv) Insurance Certificate. On the date hereof, the Lessee has delivered to the Owner Trustee, the Owner Participant, each Loan Participant and the Indenture Trustee an insurance certificate with respect to the insurances required to be maintained pursuant to Section 10 of the Facility Lease.

       (xxv) Payment of Statutory Obligations. If any portion of Rent paid by the Lessee shall be required, pursuant to Minn. Stat. section 559.17 or any successor or other statute, to be applied to discharge any obligations referred to in such statute, the Lessee shall promptly pay to the Lessor, as Supplemental Rent, an amount equal to such portion.

       (xxvi) Midterm Purchase and Essential Improvement Buy-Out. If, at any time, the Lessee assumes pursuant to Section 2.16 of the Indenture the indebtedness evidenced by the Notes in connection with its purchase of the Undivided Interest pursuant to Section 8(h) or 13(b) of the Facility Lease, the Lessee shall concurrently therewith assume the obligations under all of the Other Notes then Outstanding. If, at any time, the Lessee prepays the Notes in connection with its purchase of the Undivided Interest pursuant to
  Section 8(h) or 13(b) of the Facility Lease, the Lessee shall concurrently therewith prepay all of the Other Notes then Outstanding.

       (xxvii) Burdensome Buy-Out. If, at any time, the Lessee purchases the Undivided Interest pursuant to Section 13(c) of the Facility Lease, the Lessee shall concurrently therewith assume the indebtedness evidenced by the Notes then Outstanding, as provided in Section 2.16 of the Indenture; provided, however, that if following such purchase the Lessee owns all the undivided interests in respect of the Facility, it may, in lieu of an assumption of all of the Notes and the Other Notes, prepay all of such Notes and Other Notes.

       (xxviii) Undertaking Regarding Essential Improvement. The Lessee shall, prior to any assumption under Section 2.16 of the Indenture in respect of a purchase of the Undivided Interest pursuant to Section 8(h) of the Facility Lease, (x) provide proof satisfactory to a Majority in Interest of Noteholders establishing that the Capital Improvement requested by the Lessee and entitling the Lessee to purchase the Undivided Interest has, or will be, constructed and (y) represent, or covenant, as the case may be, to such effect.

       (xxix) Prepayment of Notes Assumed by Lessee. If the Lessee shall have assumed the Notes in accordance with the provisions of the Facility Lease and of Section 2.16 of the Indenture, (x) it shall exercise its right to prepay the Assumed Notes after such assumption only if all Other Notes shall be prepaid simultaneously, and (y) if any Other Notes are prepaid, it shall prepay simultaneously the Assumed Notes.

       (xxx) Payment of Excepted Payments and Special Supplemental Rent. If an Indenture Default or an Indenture Event of Default shall have occurred and be continuing, or if any foreclosure of the Indenture has occurred and any Notes remain Outstanding, the Lessee shall not pay any amount constituting Special Supplemental Rent to the Owner Participant or any amounts constituting Excepted Payments to any Person (other than the Indenture Trustee, the Loan Participants and the Holders).

       SECTION 9. PURCHASE, SALE, FINANCING AND LEASE.

       SECTION 9(A). PURCHASE AND SALE. The Lessee hereby sells to the Owner Trustee, and the Owner Trustee hereby purchases from the Lessee, the Undivided Interest for a purchase price equal to Facility Cost. The Lessee hereby delivers to the Owner Trustee, and the Owner Trustee hereby accepts, the Bill of Sale. The Owner Trustee hereby delivers to the Lessee the Certificate of Acceptance.

       SECTION 9(B). SATISFACTION OF CREDIT AGREEMENT AND RELEASE OF LIEN. The Lessee hereby acknowledges (i) that the Owner Participant and the Loan Participants have irrevocably assigned to Toronto-Dominion all of their right, title and interest in and to the Funding Account and (ii) that Toronto-Dominion has placed in escrow all releases or termination statements under the UCC necessary to release, discharge and terminate all Liens on the Facility and the Facility Site, such releases and statements to be released from such escrow upon execution by the Funding Agent of the disbursement instructions contained in the agreement relating to the assignment referred to in clause (i) above.

       SECTION 9(C). FINANCING. Each Loan Participant concurrently has assigned to Toronto-Dominion all of its right, title and interest in and to the Funding Account; and the Owner Participant has concurrently assigned to Toronto-Dominion all of its right, title and interest in and to the Funding Account. The Owner Trustee hereby acknowledges notice of such assignments and the Owner Participant hereby directs the Owner Trustee to deliver to the respective Loan Participants Notes, duly authenticated by the Indenture Trustee pursuant to the Owner Trustee'ssee Authentication Request, in the respective original principal amounts set forth in Schedule A. The respective Loan Participants hereby acknowledge receipt of such Notes.

       SECTION 9(D). LEASE. The Lessor hereby agrees to lease to the Lessee, and the Lessee hereby agrees to lease from the Lessor, pursuant to the Facility Lease, the Facility. The Lessor and the Lessee hereby exchange executed copies of the Facility Lease and the Easement Agreement and the Lessor hereby delivers the Original of the Facility Lease to the Indenture Trustee.

       SECTION 9(E). [Intentionally Omitted].

       SECTION 9(F). CONCURRENT TRANSACTIONS. All transactions pursuant to this
  Section 9 and Section 10 are considered to have occurred simultaneously and no such transaction was considered to have been completed until all such transactions had been completed.

       SECTION 10. DOCUMENTS, CERTIFICATES AND OPINIONS.

       SECTION 10(A). TRANSACTION DOCUMENTS. The respective parties hereto executed and delivered this Agreement and each such party executed and delivered each other Transaction Document to which it is a party. Executed counterparts of all Transaction Documents were delivered to each party hereto.

       SECTION 10(B). AUTHENTICATION AND EXECUTION OF NOTES. The Owner Trustee delivered to the Indenture Trustee a request for authentication of the Notes (the Authentication Request). The Indenture Trustee authenticated the Notes, in the respective original principal amounts set forth in Schedule A and confirmed in the Authentication Request, and delivered such Notes to the Loan Participants.

       SECTION 10(C). RECORDING AND FILING. Financing statements and fixture filings under the Uniform Commercial Code, the Bill of Sale, the Easement Agreement and the Indenture were filed and recorded in the respective offices and in the form approved by the Loan Participant's Special Counsel and the Owner Participant's Special Counsel. A memorandum of the Facility Lease and of the Support Agreement shall be filed and recorded in the form approved by the parties thereto and their respective counsel as promptly as practicable after the Closing.

       SECTION 10(D). GOVERNMENTAL ACTIONS. Minnesota Power delivered a copy of the nonappealable order of the Minnesota Public Utilities Commission, dated November 30, 1987.

       SECTION 10(E). OPINIONS. The following opinions were delivered to the respective addressees thereof:

       (i) Loan Participants' Special Counsel;

       (ii) Owner Participant's Special Counsel;

       (iii) Owner Participant's Counsel;

       (iv) Lessee's Special Counsel;

        (v) Lessee's Special New York Counsel;

       (vi) Lessee's Special Minnesota Real Estate Counsel;

       (vii) Loan Participants' Special Minnesota Counsel;

       (viii) Owner Participant's Special Minnesota Counsel;

       (ix) Owner Trustee's Counsel;

       (x) Indenture Trustee's Counsel;

       (xi) Minnesota Power's Counsel;

       (xii) Pentair's Counsel;

       (xiii) Minnesota Paper's Counsel; and

       (xiv) Pentair Duluth's Counsel.

       SECTION 10(F). INSURANCE. The Lessee delivered an insurance certificate to the Loan Participants, the Indenture Trustee, the Owner Trustee and the Owner Participant

       SECTION 10(G). TAXES. The Lessee delivered to the Owner Participant, the Loan Participants, the Owner Trustee and the Indenture Trustee evidence satisfactory to each of them to the effect that (i) all Taxes, if any, payable in connection with (w) the recordings and filings required for purposes of compliance herewith, (x) the execution and delivery of this Financing Agreement, (y) the Assignment of Contracts, and (z) the original issue, sale and delivery of the Notes and the making by the Owner Participant of its Investment, and (ii) all sales taxes relating to the consummation of the transactions contemplated hereby and by the other Transaction Documents then due and payable have been duly paid in full.

       SECTION 10(H). NOTICE OF ASSIGNMENT OF CONTRACTS. The Lessee gave notice of the Assignment of Contracts to each Contractor.

       SECTION 10(I). REAL ESTATE MATTERS. The Lessee delivered to the Owner Participant, the Loan Participants, the Owner Trustee and the Indenture Trustee, and their respective counsel or special counsel, copies of the Survey and the Title Policy.

       SECTION 10(J). AMENDMENTS TO STEAM SUPPLY AGREEMENT AND WATER SUPPLY AGREEMENT. The Lessee delivered to the Owner Participant, the Loan Participants, the Owner Trustee and the Indenture Trustee, and their respective counsel or special counsel, copies of amendments to the Steam Supply Agreement and the Water Supply Agreement.

       SECTION 10(K). DEVELOPMENT AGREEMENT. The Lessee delivered to the Owner Participant, the Loan Participants, the Owner Trustee and the Indenture Trustee, and their respective counsel or special counsel, a copy of the Development Agreement.

       SECTION 11. CONSENT TO ASSIGNMENT OF THE FACILITY LEASE; CONSENT TO INDENTURE.

       SECTION 11(A). CONSENT TO ASSIGNMENT OF FACILITY LEASE. The Lessee hereby acknowledges, and consents in all respects to, the assignment of the Facility Lease by the Owner Trustee to the Indenture Trustee under and pursuant to the Indenture and agrees:

       (i) prior to the Discharge of the Indenture, to make each payment of Basic Rent and Supplemental Rent due or to become due thereunder, except all Excepted Payments and Special Supplemental Rent unless otherwise provided herein, directly to the Indenture Trustee at the Indenture Trustee's Office; and

       (ii) not to seek to recover any payment (other than a payment made in mistake) made to the Indenture Trustee or to any Indemnitee as an Excepted Payment in accordance with this Agreement, the Facility Lease, the Trust Agreement or the Indenture, once such payment is made.

       SECTION 11(B). CONSENT TO THE INDENTURE. The Lessee hereby consents in all respects to the execution and delivery of the Indenture, and to all of the terms thereof, and the Lessee acknowledges receipt of an executed counterpart of the Indenture.

       SECTION 12. LESSEE'S INDEMNITIES AND AGREEMENTS; JOINT VENTURERS' INDEMNITY; SPONSORS' INDEMNITY.

       SECTION 12(A). PERFORMANCE OF INDEMNITIES. The Lessee hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to perform, for the benefit of the Indemnitees entitled thereto, the indemnities and undertakings of the Lessee contained in this Section 12, the Assignment of Contracts and the Tax Indemnity Agreement to the same extent, and with the same force and effect, as if such indemnities and undertakings were set forth in full herein. Unless otherwise expressly provided, all payments to be made by the Lessee under this Section 12, the indemnification in the Assignment of Contracts or the Tax Indemnity Agreement will be free of expense to the Indemnitee for collection or other charges. The Lessee's obligations under the indemnities provided for in this Financing Agreement and the other Transaction Documents to which it is a party shall be those of a primary obligor, whether or not the Indemnitee shall also be indemnified with respect to the same matter under the terms of any other agreement contemplated hereby or thereby, or any other document or instrument whether or not related to the transactions contemplated hereby or thereby, and the Person seeking indemnification from the Lessee pursuant to any provisions of this Financing Agreement or any other Transaction Document to which it is a party may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

       SECTION 12(B). GENERAL INDEMNIFICATION.

       (i) Whether or not any of the transactions contemplated hereby are consummated, the Lessee shall pay (except to the extent that any of the items hereinafter described shall actually have been paid by the Owner Trustee as part of Transaction Costs), and shall indemnify and hold harmless each Indemnitee from, on an After-tax Basis, any and all Claims imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of (w) the Facility, the Facility Site, the Undivided Interest or any part thereof; (x) the Transaction Documents, or any of them, or payments made pursuant thereto or any other transactions contemplated thereby, all costs and expenses incurred by any Indemnitee in connection with any Event of Default under the Facility Lease, any Event of Loss, any redemption, refunding, refinancing, prepayment, registration, exchange or transfer of any Note, the revision to the Amortization Schedules permitted by Section 15 hereof and the Indenture, or any transfer of all or any part of the right, title and interest of the Owner Participant in the Trust or in, to and under any of the Transaction Documents; (y) the design, manufacture, construction, inspection, purchase, acceptance, rejection, ownership, delivery, lease, sublease, installation, maintenance, repair, use, operation, condition, sale, return, or other application or disposition of all or any part of the Undivided Interest, the Facility, the Facility Site, or any Component; and
  (z) the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on the Undivided Interest, the Facility Site, the Facility or any Component (other than Permitted Encumbrances), including, without limitation, (A) Claims arising from any violation of Applicable Law, Claims in tort (strict or otherwise) or from the active or passive negligence of any Indemnitee, (B) loss of, or damage to, any property, or death and injury to any Person, (C) latent or other defects, whether or not discoverable, (D) any claim for patent, trademark or copyright infringement and (E) any defect in title to the Facility or the Facility Site.

       (ii) If the Lessee has knowledge of any claim or liability indemnified against under this Section 12(b), it shall give prompt written notice thereof to all Indemnitees, and if any Indemnitee shall have any such knowledge, it shall give prompt written notice to the Lessee. With respect to any amount which the Lessee is requested by an Indemnitee to pay by reason of this
  Section 12(b), the Indemnitee shall, if requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request properly to substantiate the requested payment.

       (iii) ln case any action, suit or proceeding shall be brought against any Indemnitee, it shall notify the Lessee of the commencement thereof, and the Lessee may, at its expense, participate in, and, to the extent that it shall wish, assume the defense thereof, with counsel satisfactory to such Indemnitee; provided, however, that the Lessee shall not be entitled to participate in, or to assume the defense of, any such action, suit or proceeding, if and to the extent that in the opinion of the Indemnitee the Claims shall involve the potential imposition of criminal liability on such Indemnitee or a conflict of interest between such Indemnitee and the Lessee or shall entail a reasonable possibility of compromising or jeopardizing any substantial interest of the Indemnitee or if a Default or Event of Default shall have occurred and be continuing.

       (iv) Any Indemnitee that proposes to settle or compromise any Claim or proceeding shall notify the Lessee of such intent. Such Indemnitee shall have the right to settle or compromise such Claim or proceeding, provided, however, that, if the proviso to clause (iii) above shall not apply and the Lessee in writing reasonably withholds its consent to all or part of such settlement or compromise, the Lessee shall not be obligated to indemnify such Indemnitee hereunder to the extent of the amount of the Claim to which such settlement or compromise relates to which the Lessee has reasonably refused its consent.

       (v) Notwithstanding the foregoing, the Lessee shall have no obligation of indemnity under this Section 12(b) with respect to any Claim (u) resulting from the willful misconduct or gross negligence of an Indemnitee (other than willful misconduct or gross negligence imputed to such Indemnitee by reason of its interest in the Undivided Interest, in the Facility or any Component) or its respective successors, assigns, servants, agents or employees; (v) resulting primarily from the breach by such Indemnitee of any of its warranties or covenants in any of the Transaction Documents or any misrepresentation made by such Indemnitee in any Transaction Document; (w) so long as no Default or Event of Default shall have occurred and be continuing, to the extent attributable to acts or events not attributable to the Lessee which shall occur after the later of (I) the date on which the Undivided Interest shall cease to be a part of the Trust Estate or (2) the date on which Lessee shall cease to have any obligations under any Facility Lease;
  (x) so long as no Default or Event of Default shall have occurred and be continuing, in respect of the Facility, the Facility Site, any Component or the Undivided Interest, asserted subsequent to redelivery of the Undivided Interest to the Lessor in accordance with Section 5 of the Facility Lease;
  (y) any Transaction Expense required to be paid by the Owner Participant; or
  (z) resulting directly from a voluntary transfer by the Lessor or the Owner Participant of all or part of its interest in the Facility Lease, the Facility, the Facility Site or the Undivided Interest other than in connection with an Event of Default, an Event of Loss or the exercise by the Lessor of its rights under Section 15 of the Facility Lease.

       (vi) To the extent that any Indemnitee in fact receives indemnification payments from the Lessee under this Section 12(b), and so long as no Default or Event of Default shall have occurred and be continuing, the Lessee shall be subrogated, to the extent of such indemnity paid, to such Indemnitee's rights with respect to the transaction or event requiring or giving rise to such indemnity. Nothing herein contained shall be construed as constituting a guaranty by the Lessee of the principal or, premium, if any, or interest on the Notes.

       (vii) If an Indemnitee is entitled to indemnity hereunder or the Lessee has knowledge of any liability hereby indemnified against, it shall give prompt notice thereof to the Lessee or the party entitled to be indemnified, as the case may be, and the Lessee covenants and agrees to pay all amounts due under this Section 12(b) within 30 days of the receipt of such notice; provided, however, that the failure of any party entitled to indemnity hereunder to so notify the Lessee shall not relieve the Lessee from any liability it may have to any party entitled to indemnity under this Section 12(b).

       SECTION 12(C). GENERAL TAX INDEMNITY. All payments by the Lessee in connection with the transactions contemplated by the Transaction Documents shall be free of withholdings with respect to Taxes (and at the time that the Lessee is required to make any payment upon which any withholding is required, the Lessee shall pay an additional amount such that the net amount actually received by the Person entitled to receive such payment will, after such withholding, equal the full amount of the payment then due) and shall be free of expense to each Indemnitee for collection or other charges. The Lessee shall pay, and shall indemnify and hold each Indemnitee harmless from, on an After-tax Basis, all license, documentation, recording and registration fees, and all taxes (including, without limitation, income, franchise, gross receipts, capital, excise, sales, use, leasing, fuel, excess profits, value-added, turnover, occupational, property (personal and real, tangible and intangible), transfer, recording and stamp taxes), levies, imposts, duties, assessments, fees, charges and withholdings of any nature whatsoever and any transaction privilege or similar taxes, together with any penalties, fines, additions to tax or interest thereon, howsoever imposed, whether levied or imposed upon an Indemnitee or otherwise, by any Federal, state or local government or taxing authority in the United States or by any foreign country, foreign governmental subdivision or other foreign taxing authority or territory or other possession of the United States or by any international organization or taxing authority or by any administrative agency or department, political, geographic or other subdivision or taxing authority of any of the foregoing, (all such license, documentation, recording and registration fees, taxes, levies, imposts, duties, assessments, fees, charges, withholdings, penalties, fines, additions to tax and interest imposed as aforesaid being called Taxes) upon or with respect to (a) the Facility, the Facility Site, the Undivided Interest, or any part thereof or interest therein, (b) the manufacture, financing, construction, testing, inspection, purchase, acceptance, rejection, ownership, preparation, installation, assembly, storage, maintenance, repair, rebuilding, modification, transfer of title, abandonment, redelivery, possession, repossession, rental, use, operation, condition, sale, replacement, transportation, return, importation, exportation or other application or disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, all or any part of any interest in the Facility, the Facility Site, the Undivided Interest or any part thereof or interest therein, (c) the rentals, receipts, gains or earnings arising from the Facility, the Facility Site, the Undivided Interest or any part thereof or interest therein, or any applications or dispositions thereof, including, without limitation, principal, premium, if any, and interest and other amounts payable on the Notes, (d) any Transaction Document, (e) any amount paid or payable pursuant to any Transaction Document, (f) the Trust Estate, the Lease Indenture Estate, the property, the income or other proceeds received with respect to property held by any Owner Participant, by the Owner Trustee under the Trust Agreement or by the Indenture Trustee under the Indenture or (g) otherwise with respect to or in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the issuance, acquisition, assumption, exchange or reoptimization of the Notes; excluding, however any of the following.

       (i) any Taxes based on or measured by the net or gross income (including gross receipts and withholding) or capital of the Owner Participant, the Owner Trustee or the Trust Estate or which are franchise taxes, conduct of business taxes or minimum taxes for tax preferences imposed on the Owner Participant, the Owner Trustee or the Trust Estate unless such Taxes are sales or use taxes or other similar taxes or charges; provided, however, that this paragraph (i) shall not apply to Taxes imposed on the Owner Trustee or the Trust Estate unless a Discharge of the Indenture has occurred or both (A) a Majority in Interest of Noteholders states in writing (which writing will not be unreasonably withheld) that the payment by the Owner Trustee or the Trust Estate of such Taxes will not result, directly or indirectly, in the occurrence of an Indenture Event of Default and (B) no Default, Event of Default, Indenture Default or Indenture Event of Default shall have occurred and be continuing;

       (ii) any Taxes based on or measured by the net or gross income (including gross receipts and withholding) or capital of any Loan Participant or which are franchise taxes, conduct of business taxes or minimum taxes for tax preferences imposed on any Loan Participant, provided, however, that this paragraph (ii) shall not apply to Taxes (a) in excess of Taxes that would have been imposed if the loans evidenced by the Notes had been made directly to the Lessee, (b) which would not have been imposed, or would not have been imposed at the time imposed, if a change in the Amortization Schedules pursuant to Section 15 of this Financing Agreement had not occurred and (c) which would not have been imposed, or would not have been imposed at the time imposed, if the Lessee had not assumed the Owner Trustee's obligations in respect of the Notes pursuant to the Indenture;

       (iii) any Taxes based on, or measured by, any fees or compensation received by the Owner Trustee or the Indenture Trustee for services rendered in connection with the transactions contemplated hereby;

       (iv) in the case of the Owner Participant or the Owner Trustee, any Taxes imposed with respect to any period after the later of the Termination Date or, if applicable, the date of redelivery of the Undivided Interest to the Lessor;

       (v) in the case of the Indenture Trustee or any Loan Participant, for so long as no Default or Event of Default shall have occurred and be continuing, any Taxes imposed with respect to any period beginning after the Discharge of the Indenture; provided, however, that this paragraph (v) shall not apply to Taxes relating to events occurring or matters arising prior to or concurrently with the Discharge of the Indenture;

       (vi) any Taxes imposed on the Owner Participant, the Owner Trustee, the Trust Estate or any Loan Participant as a result of the voluntary or involuntary transfer (including an involuntary transfer in bankruptcy) by such Person of the Undivided Interest, or any interest or beneficial interest therein or part thereof, or any interest in the Transaction Documents, or in any Note, unless such transfer results from an exercise of remedies under the Transaction Documents, provided, however, that this paragraph (vi) shall not apply to Taxes (A) resulting from any transfer of any interest in any Note which occurs in connection with (a) a change in the Amortization Schedules pursuant to Section 15 of this Financing Agreement or (b) the Lessee's assumption of the Owner Trustee's obligations in respect of the Notes pursuant to the Indenture or (B) imposed on the Owner Trustee or the Trust Estate unless a Discharge of the Indenture has occurred or both (x) a Majority in Interest of Noteholders states in writing (which writing will not be unreasonably withheld) that the payment by the Owner Trustee or the Trust Estate of such Taxes will not result, directly or indirectly, in the occurrence of an Indenture Event of Default and (y) no Default, Event of Default, Indenture Default or Indenture Event of Default shall have occurred and be continuing;

       (vii) any Taxes imposed on any Indemnitee as a result of such Indemnitee's breach of any of its representations, warranties, covenants or duties under the Transaction Documents;

       (viii) any Taxes based on or measured by the value of the interest of a Loan Participant in any Note, provided, however, that this paragraph (viii) shall not apply to Taxes of such nature imposed on any Loan Participant in excess of Taxes of such nature that would have been imposed if the loans evidenced by the Notes had been made directly to the Lessee;

       (ix) any Taxes imposed on the Owner Participant to the extent such Taxes would not have been imposed if the Owner Participant had not engaged in activities in the jurisdiction imposing such Taxes where such activities are unrelated to the transactions contemplated by the Transaction Documents;

       (x) interest, penalties, additions to tax or fines resulting from a failure of an Indemnitee to properly and timely file returns as required by a taxing authority unless such failure is caused by a failure of the Lessee or the sublessee, assignee or successor to provide the Indemnitee with any information or document that the Lessee or any sublessee, assignee or successor is required to provide pursuant to the Transaction Documents;

       (xi) any Taxes indemnified by the Lessee pursuant to the Tax Indemnity Agreement;

       (xii) any Taxes which are being contested pursuant to Section 12(c)(2), so long as such contest is continuing; and

       (xiii) any Taxes imposed on the Owner Participant to the extent that such Taxes by the express terms of such Taxes or as expressly set forth in the legislative history thereof are hereafter enacted or adopted as a direct substitute for, or reduce (but only to the extent of such reduction) Taxes that are not Taxes indemnified against under this Section 12(c).

       In the case of any Taxes which are reported on a consolidated or combined basis by an Indemnitee and any Affiliate of such Indemnitee, the amount of the indemnity under this Section 12(c) in respect of such Taxes shall be computed with reference to the rules applicable to the consolidated or combined return of such Indemnitee and such Affiliate of the Indemnitee.

       In case any report or return is required to be made with respect to any obligation of the Lessee under this Section 12(c), the Lessee will either timely and properly make such report or return in such manner as will show the Owner Trustee's ownership of Undivided Interest and send a copy to the Owner Trustee or applicable Indemnitee, or will timely notify the Owner Trustee or the applicable Indemnitee of such requirement and make such report or return in such manner as shall be reasonably satisfactory to the Owner Trustee or such applicable Indemnitee.

       Each Indemnitee shall forward to the Lessee all written notices of Taxes due and all written notices of personal property assessments or other valuations received from a taxing authority as soon as practicable, but in any event not later than 45 days following receipt thereof by such Indemnitee. The Lessee covenants and agrees to pay all amounts due under this
  Section 12(c) within 30 days, if permitted by law, after the receipt of notice from an Indemnitee or relevant taxing authority that such payment is due. The Lessee further covenants and agrees to indemnify each Indemnitee against any Taxes imposed upon such Indemnitee by reason of any payment by the Lessee to any party pursuant to this Section 12(c), including any payment made pursuant to this sentence. Any payment by the Lessee pursuant to this
  Section 12(c) shall be on an After-tax Basis.

       SECTION 12(C)(1). PAYMENTS BY AN INDEMNITEE. If any Indemnitee shall obtain a credit or refund of any Taxes paid by the Lessee pursuant to Section 12(c), such Indemnitee shall pay to the Lessee the amount of such credit or refund, together with the amount of any interest received by such Indemnitee on account of such credit or refund, plus an amount equal to any tax benefit actually received by such Indemnitee solely as a result of any payment to the Lessee pursuant to this sentence net of any tax detriment to such Indemnitee attributable to such credit or refund and such interest. If a Loan Participant as a result of any Tax becoming payable with respect to any year, which Tax such Loan Participant previously has been indemnified for by the Lessee pursuant to Section 12(c), actually realizes with respect to such year or any prior or subsequent year Tax savings that would not have been realized but for such Tax becoming payable in such year, including a reduction in amount recognized upon sale, exchange or redemption of a Note in a subsequent year (Tax Savings), the Loan Participant shall pay to the Lessee the amount of such Tax Savings plus an amount equal to any tax benefit actually received by such Loan Participant solely as a result of any payment to the Lessee pursuant to this sentence. Anything to the contrary in Sections 12(c) and this Section 12(c)(1) notwithstanding, an Indemnitee shall not be obligated to make any payment to the Lessee under this Section 12(c)(1),(i) before such time as the Lessee shall have made all payments or indemnities then due and payable under Section 12(c) or the Tax Indemnity Agreement, (ii) if at the time such payment shall be due, a Default, an Event of Default or an Event of Loss shall have occurred and be continuing or (iii) to the extent the amount of such payment would exceed (x) the amount of payments which the Lessee shall have previously made to such Indemnitee pursuant to Section 12(c) less
  (y) the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Section 12(c)(1); provided, however, that any interest received which is payable to the Lessee pursuant to the first sentence of this Section 12(c)(1) shall not be taken into account for purposes of computing the limitation described in (iii) above. The amount payable pursuant to this Section 12(c)(1) shall be paid to the Lessee within 30 days of the date on which the credit, refund or Tax Savings are actually realized. The loss of any Tax Savings, a payment in full with respect to which has been made by the Loan Participant hereunder, subsequent to the realization by the Loan Participant shall be treated as a Tax reimbursable on an After-tax Basis (without regard to the exclusions in Section 12(c)) pursuant to Section 12(c).

       SECTION 12(C)(2). CONTEST. If written claim shall be made against any Indemnitee for any Taxes which are subject to indemnification under Section 12(c), such Indemnitee shall, within 45 days after such Indemnitee receives such claim, give the Lessee notice of such claim. If the Lessee shall so request in writing within 30 days, if permitted by law, after receipt of such notice, such Indemnitee shall, in good faith, and at the Lessee's expense (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees and disbursements, penalties and interest), contest any such claim; provided, however, that such Indemnitee shall, in its sole discretion, select the forum for such contest (after conferring in good faith with the Lessee as to the most appropriate forum) and determine whether any such contest of the validity, applicability or amount of such Taxes shall be by (1) resisting payment thereof or (2) paying such Taxes and seeking a refund thereof in appropriate administrative or judicial proceedings; and provided further, however, that (a) at such Indemnitee's option, such contest may be conducted by the Lessee in the name of such Indemnitee and (b) in no event shall such Indemnitee be required to take any action pursuant to this
  Section 12(c)(2) unless and until (i) the Lessee shall have agreed to pay on demand any liability, expenses or loss arising out of or related to such contest (including, without limitation, indemnification for all costs, expenses, losses, reasonable legal and accounting fees and disbursements, penalties and interest); (ii) the Lessee shall have furnished at the Lessee's sole expense, an opinion of tax counsel (Tax Counsel) selected by such Indemnitee and reasonably acceptable to the Lessee to the effect that a Reasonable Basis exists for contesting such claim; (iii) such Indemnitee shall have determined that the action to be taken will not result in any danger of sale, forfeiture or loss of, or the creation of any Lien (except if such Lien shall be bonded) on, the Facility, the Facility Site, the Easement Agreement, the Undivided Interest, the Trust Estate, or any part thereof or any interest therein; (iv) the amount of the indemnity arising from any adjustments arising with respect to a taxable year, or a series of taxable years if the subject matter thereof shall be of a continuing nature, shall be at least $50,000; (v) the Lessee acknowledges its liability for the Taxes which are the subject of such contest to the extent of any adverse decision and (vi) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required. Notwithstanding anything contained in this Section 12(c)(2) to the contrary, the Lessee may contest without limitation any claim which the Lessee may contest in its own name. An Indemnitee may settle or compromise any claim or proceeding provided it shall notify the Lessee of its intent to do so and the terms and conditions of such settlement. So long as no Default or Event of Default has occurred and is continuing, if the Lessee does not consent in writing to such settlement or compromise, the Lessee shall not be obligated to indemnify such Indemnitee hereunder to the extent of the amount of the Taxes to which such settlement or compromise relates. If such Indemnitee effects a settlement or compromise of such contest, notwithstanding that the Lessee has withheld its consent thereto, such Indemnitee shall repay to the Lessee the amount of such Taxes theretofore paid or advanced by the Lessee to such Indemnitee as relate to such claim, to the extent the Lessee has reasonably withheld its consent to the settlement or compromise thereof; provided, however, that such Indemnitee shall not be obligated pursuant to this sentence to pay the Lessee an amount in excess of the amounts previously paid or advanced by the Lessee to such Indemnitee as relate to such claim less the amount of all prior payments by such Indemnitee to the Lessee as relate to such claim pursuant to this Section 12(c)(2).

       SECTION 12(C)(3). INDEMNITY OF THE JOINT VENTURERS.

       (i) Each Joint Venturer agrees, severally and not jointly with the Other Joint Venturer, to pay one-half of the costs of any presently or hereafter required remediation of the Pre-Existing Environmental Condition, to the extent that such costs are not paid by the State of Minnesota or by the Lessee after notice of such required remediation from the applicable Government Authority. Each Joint Venturer further agrees, severally and not jointly with the Other Joint Venturer, to assume one-half of the liability for, and, to such extent, to indemnify, protect, save, and keep harmless each Indemnitee, from and against, any and all Claims that are imposed on, incurred by, or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of the Pre-Existing Environmental Condition; provided, however, that such Joint Venturer shall have no obligation to indemnify any Indemnitee with respect to any Claim resulting from any willful misconduct or gross negligence of such Indemnitee.

       (ii) The foregoing indemnity and payment obligations of such Joint Venturer shall be in addition to, and not in substitution for, all obligations of such Joint Venturer under its Cash Deficiency Agreement. No payment by such Joint Venturer in discharge of its indemnification obligations under this Section shall be chargeable to the Applicable CDA Amount or constitute a CDA Charge.

       (iii) If such Joint Venturer has knowledge of any claim or liability indemnified against under this Section, it shall give prompt written notice thereof to all Indemnitees, and if any Indemnitee shall have any such knowledge, it shall give prompt written notice to such Joint Venturer. With respect to any amount which such Joint Venturer is requested by an Indemnitee to pay by reason of this Section, the Indemnitee shall, if requested by such Joint Venturer and prior to any payment, submit such additional information to such Joint Venturer as such Joint Venturer may reasonably request properly to substantiate the requested payment.

       (iv) ln case any action, suit or proceeding shall be brought against any Indemnitee, it shall notify such Joint Venturer of the commencement thereof, and such Joint Venturer may, at its expense, participate in, and, to the extent that it shall wish, assume the defense thereof, with counsel satisfactory to such Indemnitee; provided, however, that such Joint Venturer shall not be entitled to participate in, or to assume the defense of, any such action, suit or proceeding, if and to the extent that in the opinion of the Indemnitee the claims shall involve the potential imposition of criminal liability on such Indemnitee or a conflict of interest between such Indemnitee and such Joint Venturer or shall entail a reasonable possibility of compromising or jeopardizing any substantial interest of the Indemnitee or if a Default under any Lease shall have occurred and be continuing.

       (v) Any Indemnitee that proposes to settle to compromise any Claim or proceeding shall notify the Lessee of such intent. Such Indemnitee shall have the right to settle or compromise such Claim or proceeding; provided, however, that if the Lessee in writing reasonably withholds its consent to all or part of such settlement or compromise, the Lessee shall not be obligated to indemnify such Indemnitee hereunder to the extent of the amount of the Claim to which such settlement or compromise relates to which the Lessee has reasonably refused its consent.

       (vi) If any party is entitled to indemnity hereunder or such Joint Venturer has knowledge of any liability hereby indemnified against, it shall give prompt notice thereof to such Joint Venturer or the party entitled to be indemnified, as the case may be, and such Joint Venturer covenants and agrees to pay all amounts due under this Section 12(c)(3) within 30 days after receipt of such notice; provided, however, that the failure of any party entitled to indemnity hereunder to so notify such Joint Venturer shall not relieve such Joint Venturer from any liability it may have to any party entitled to indemnity under this Section.

       SECTION 12(C)(4). INDEMNITY OF THE SPONSORS.

       (i) Each Sponsor agrees, severally and not jointly with the Other Sponsor, to pay, or cause an Affiliate to pay, one-half of the costs of any presently or hereafter required remediation of the Pre-Existing Environmental Condition, to the extent that such costs are not paid by the State of Minnesota, by the Lessee, or by the Joint Venturers after notice of such required remediation from the applicable Government Authority. Such Sponsor further agrees, severally and not jointly with the Other Sponsor, to assume, directly or jointly and severally with an Affiliate, one-half of the liability for, and, to such extent, to indemnify, protect, save and keep harmless each Indemnitee, from and against, any and all Claims that may be imposed on, incurred by, or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of the Pre-Existing Environmental Condition; provided, however, that such Sponsor shall have no obligation to indemnify any Indemnitee with respect to any Claim resulting from any willful misconduct or gross negligence of such Indemnitee.

       (ii) The foregoing indemnity and payment obligations of such Sponsor shall be in addition to, and not in substitution for, all obligations of such Sponsor under its Keepwell Agreement. No payment by such Sponsor in discharge of its indemnification obligations under this Section shall, in respect of such Sponsor's Keepwell Agreement, constitute a CDA Charge.

       (iii) If such Sponsor has knowledge of any claim or liability indemnified against under this Section, it shall give prompt written notice thereof to all Indemnitees, and if any Indemnitee shall have any such knowledge, it shall give prompt written notice to such Sponsor. With respect to any amount which such Sponsor is requested by an Indemnitee to pay by reason of this Section, the Indemnitee shall, if requested by such Sponsor and prior to any payment, submit such additional information to such Sponsor as such Sponsor may reasonably request properly to substantiate the requested payment.

       (iv) In case any action, suit or proceeding shall be brought against any Indemnitee, it shall notify such Sponsor of the commencement thereof, and such Sponsor may, at its expense, participate in, and, to the extent that it shall wish, assume the defense thereof, with counsel satisfactory to such Indemnitee; provided, however, that such Sponsor shall not be entitled to participate in, or to assume the defense of, any such action, suit or proceeding, if and to the extent that in the opinion of the Indemnitee the claims shall involve the potential imposition of criminal liability on such Indemnitee or a conflict of interest between such Indemnitee and such Sponsor or shall entail a reasonable possibility of compromising or jeopardizing any substantial interest of the Indemnitee or if a Default under any Facility shall have occurred and be continuing.

       (v) Any Indemnitee that proposes to settle or compromise any Claim or proceeding shall notify the Sponsor of such intent. Such Indemnitee shall have the right to settle or compromise such Claim or proceeding; provided, however, that if such Sponsor in writing reasonably withholds its consent to all or part of such settlement or compromise, the Lessee shall not be obligated to indemnify such Indemnitee hereunder to the extent of the amount of the Claim to which such settlement or compromise relates to which the Lessee has reasonably refused its consent.

       (vi) If any party is entitled to indemnity hereunder or such Sponsor has knowledge of any liability hereby indemnified against, it shall give prompt notice thereof to such Sponsor or the party entitled to be indemnified, as the case may be, and such Sponsor covenants and agrees to pay all amounts due under this Section within 30 days after receipt of such notice; provided, however, that the failure of any party entitled to indemnity hereunder to so notify such Sponsor shall not relieve such Sponsor from any liability it may have to any party entitled to indemnity under this Section.

       SECTION 13. EXPANSION.

       (A) RESTRICTION. The Lessee shall not undertake to acquire for use in, or construct or install within, the Facility Site any equipment or structures except (i) in accordance with the provisions of Section 8 of the Facility Lease and (ii) as otherwise provided in this Section 13.

       (B) EXPANSION; RIGHTS OF FIRST OPPORTUNITY. Subject to paragraphs (b) through (h) hereof, the Lessee may, or may cause an Affiliate to, procure, construct or install an Expansion within the Facility Site; provided, however, that (i) the Owner Participant and the Other Owner Participants (on a proportionate basis among them, or as they may otherwise agree) shall be given a right of first opportunity with respect to participation in the equity portion of any lease financing of any Expansion and (ii) the Loan Participants (on a proportionate basis among them, or as they may otherwise agree) shall be given a right of first opportunity with respect to participation in any Expansion Financing (including the debt portion of any lease financing), upon terms and conditions reasonably acceptable to the parties, and; provided further, that no Owner Participant or Loan Participant shall have such a right to participate in an Expansion Financing if, within 60 days of receiving written notice granting such right, such Owner Participant or Loan Participant, as the case may be, has not in writing notified the Lessee of its interest in participation in such Expansion Financing.

       (C) APPROVAL PROCEDURE. The Lessee shall not, nor shall it cause its Affiliate to, undertake an Expansion without the approval of the respective Boards of Directors of the Sponsors, which approval may be given based upon a good faith determination made prior to the Commitment Date that the Expansion is economically and technically feasible when operated in accordance with Prudent Industry Practice and will not adversely affect the economic or technical feasibility of the Facility, in consideration of due investigation of the following factors made by Lessee or independent engineers or consultants, undertaken in accordance with Prudent Industry Practice and reviewed by the Lessee's Venture Council:

       (i) Expansion project scope,

       (ii) market and economic feasibility studies,

       (iii) wood resource and other key resource or support service availability, and

       (iv) Expansion cost estimates and pro forma financial statements.

       (D) CONDITIONS TO EXPANSION. No Expansion may be undertaken unless, as of the Commitment Date, (i) each Cash Deficiency Agreement and each Keepwell Agreement shall be in full force and effect, (ii) the Applicable CDA Amount under each Cash Deficiency Agreement shall be at its Maximum Available CDA Amount, (iii) if CDA Charges shall have been made under the Cash Deficiency Agreements, the Applicable CDA Amount under each Cash Deficiency Agreement shall have been increased to its maximum solely through normal operating cash flow (which shall not include voluntary capital contributions or Subordinated Debt proceeds) distributed to the Joint Venturers by the Lessee (or if not so increased solely by such means, it would have been so increased out of normal operating cash flow, but for a voluntary increase in the Applicable CDA Amount), (iv) the debt ratings of the Sponsors published by Standard & Poor's Corporation (or, if such rating agency is not then rating debt obligations of the kind in question, equivalent ratings published by a nationally recognized rating agency), with respect to the senior debt securities of Minnesota Power and Pentair shall be not less than BBB- and BB-, respectively (or, in the event Pentair has no senior debt securities outstanding, Pentair's subordinated debt or preferred stock shall be rated at least B+ by such rating agency), and, if the rating for either Minnesota Power or Pentair's debt securities shall be at the minimum respective requirement set forth above, such Sponsor (or its debt securities) shall not be on "credit watch" (or equivalent list of issuers or debt securities under special consideration for potential downgrading of rating); (v) there shall be no Event of Default or Default under the Facility Lease and no "event of default" or "default" under any of the Other Facility Leases and (vi) no Special Supplemental Rent shall be payable.

       (E) EXPANSION FINANCING. The Lessee shall not, nor shall it cause any of its Affiliates to, undertake an Expansion Financing unless (i) Expansion Debt incurred in connection with such Expansion Financing is not in excess of 75% of the Cost of Expansion, (ii) after giving effect to such Expansion Financing, the Total Indebtedness of the Lessee is not in excess of 66 2/3% of the Total Capitalization of the Lessee, (iii) the Owner Trustee and, by an assignment therefrom, the Indenture Trustee shall have been granted a first priority perfected security interest in the cash flow of the Facility, subject to the prior rights of Lessee's working capital lender(s) as contemplated by Section 8(b)(3)(xiv)(C) hereof, provided, however, that prior to a Default or an Event of Default, the cash flow of the Facility shall be available for all business purposes of the Lessee, including Lessee Distributions, (iv) no mortgage lien or other security interest in any assets of the Lessee shall be granted to secure any obligations incurred in connection with the Expansion Financing, except a security interest in (or, in the case of a lease financing of the Expansion Assets, ownership of) the Expansion Assets and a security interest in the cash flow of the Expansion Assets, and (v) if any credit support (in addition to the obligations of Lessee itself under the Expansion Financing documents and the security interests referred to in clause (iv) above) is given by the Lessee, any Sponsor, any Affiliate or any thereof or any other Person in connection with an Expansion Financing which is in excess of 50% of the Cost of Expansion for any period following Commissioning thereof, additional credit support will be provided under the Transaction Documents so that the total percentage of credit support under the Transaction Documents shall be equal to the total percentage of credit support in connection with the Expansion Financing, and the incremental amount of credit support so provided under the Transaction Documents shall be of quality equivalent to that provided in connection with the Expansion Financing.

       (F) SUPPORT AGREEMENT. The equity or debt participants providing such Expansion Financing shall have entered into or agreed to be bound by the terms of the Support Agreement with respect to any portions of the Facility which are or may be used in common by the Expansion. The Lessee shall have agreed to operate the Facility and the Expansion, so long as the Lessee shall remain in possession of the Undivided Interest under the Lease or the Support Agreement, on a nondiscriminatory pari passu basis utilizing the Lessee's operating policies and procedures.

       (G) SEPARATE ACCOUNTING. At the time an Expansion shall be undertaken, the Lessee shall keep and maintain accounting books and records on a divisional basis with respect to the Facility and the Expansion in sufficient detail to permit CDA Worksheet calculations to be made with respect to the Facility in accordance with this Financing Agreement, including an allocation of all cost and other items on a basis consistent with prudent accounting and financial practice and Prudent Industry Practice.

       (H) EXPANSION DEBT. Expansion Debt may be refunded, renewed or extended at any time, provided the principal amount outstanding is not increased and any liens would not be extended to other assets of the Lessee.

       SECTION 13A. CDA CHARGE AND SPECIAL SUPPLEMENTAL RENT.

       SECTION 13A(A). INITIAL AND PERIODIC CDA CALCULATIONS. Following the Completion Date, the Lessee will provide to the Owner Participant, the Loan Participants and the Indenture Trustee copies of the balance sheet prepared pursuant to Section 8(b)(1)(i)(B) and, on the basis thereof, a sample calculation of the CDA Worksheet as of the date thereof. Thereafter, pursuant to Section 8(b)(1)(i)(C), the Lessee will provide to the Owner Participant, the Loan Participants and the Indenture Trustee the CDA Worksheets required pursuant thereto. The annual definitive CDA Worksheet will establish with respect to the preceding fiscal year the amount of any CDA Charge, CDA Increase, Lessee Distribution, Deemed Distribution and Normalized Debt Coverage for the period covered, and shall reconcile and definitively establish the Applicable CDA Amount and the applicable CDA Trigger as at the end of such period. The Joint Venturers and the Sponsors shall have the right at any time during such year to make Designated Voluntary Contributions and other voluntary capital contributions and, at or prior to the time of such annual reconciliation in the definitive CDA Worksheet delivered pursuant to
  Section 8(b)(1)(i)(C)(l) hereof, to irrevocably designate the amount of Designated Voluntary Contributions to voluntarily reduce or eliminate any CDA Charge and thereby to not decrease the Applicable CDA Amount as at the date of the CDA Worksheet. Notwithstanding the formula for such calculations above, no cash payment under the Cash Deficiency Agreements may be applied to any claim other than CDA Rent and payment thereof to the Owner Trustee shall be subject to the provisions of Section 13A(b) hereof with respect to such payment.

       SECTION 13A(B). PAYMENTS OF CDA RENT.

       (i) If, at the time any cash payment constituting Combined CDA Rent is made, the Combined Applicable CDA Amount (as estimated at such time) equals or exceeds the applicable Combined CDA Trigger, all amounts received by the Indenture Trustee as payment of Combined CDA Rent shall, together with all other payments made concurrently therewith, be distributed and applied in accordance with Section 3 of the Indenture and, without distinction as to the source of such amounts, the Loan Participants and the Owner Trustee shall be entitled to receive all amounts distributable to them as provided in such
  Section 3.

       (ii) If, at the time any cash payment constituting Combined CDA Rent is made, the Combined Applicable CDA Amount (as estimated at such time) is less than the applicable Combined CDA Trigger, all or that portion of the amounts received by the Indenture Trustee as payment of Combined CDA Rent, together with all other payments made concurrently therewith, shall be distributed and applied in accordance with Section 3 of the Indenture; provided, however, that the portion of such payment of Combined CDA Rent as would have been payable to the Owner Trustee or the Owner Participant which is equal to the amount by which the applicable Combined CDA Trigger exceeds the sum of (x) the Combined Applicable CDA Amount and (y) the principal balance, if any, previously deposited and remaining in the CDA Escrow Account shall be retained by the Indenture Trustee under Section 3.08 of the Indenture and such portion shall be held by the Indenture Trustee in the CDA Escrow Account and disbursed solely upon the terms and conditions set forth below.

       (iii) Monies deposited in the CDA Escrow Account shall be held by the Indenture Trustee therein and shall be invested and reinvested from time to time by the Indenture Trustee in accordance with Section 3.04 of the Indenture. Investment income and losses shall be credited or charged, as the case may be, to the CDA Escrow Account.

       (iv) At such time as the applicable Combined CDA Trigger shall no longer exceed the Combined Applicable CDA Amount as shown by the annual reconcilement of the CDA Worksheet delivered by the Lessee, pursuant to
  Section 8(b)(1)(i)(C)(l) hereof, and so long as (a) no Indenture Default or Indenture Event of Default shall have occurred and be continuing and (b) if the Indenture has been foreclosed, no Notes are Outstanding, the Indenture Trustee shall distribute all or that portion of the CDA Escrow Account deposited with respect to Combined CDA Rent due on or before the date as of which such reconciled CDA Worksheet was prepared (including investment income, net of all investment losses, thereon) to the Owner Trustee or its assignee. The provisions of this clause notwithstanding, until distributed in accordance herewith, the entire balance of the CDA Escrow Account shall be and remain subject to the Indenture, the Lien of the Indenture and the rights of the Indenture Trustee and the Holders thereunder.

       (v) A Majority in Interest of Noteholders may direct the Indenture Trustee to release any amounts held in the CDA Escrow Account to the Owner Trustee (or as it may direct) at any time more than thirty (30) months after the next preceding date that amounts previously deposited into the CDA Escrow Account pursuant to this Section 13A and Section 3.08 of the Indenture were distributed to the Owner Trustee (or as it directed).

       (vi) All payments and distributions received by the Owner Trustee pursuant to clauses (i), (iv) and (v) hereof may be retained by, and shall become the property of, the Owner Trustee and neither the Loan Participants, the Lessee (except pursuant to Section ll(a) hereof) nor the Indenture Trustee shall seek to recover any such payments.

       SECTION 13A(C). SPECIAL SUPPLEMENTAL RENT.

       (i) Upon the creation of the CDA Escrow Account the Lessee will be unconditionally obligated to pay, and hereby agrees to pay, to the Owner Participant an amount (herein referred to as Special Supplemental Rent) equal to the balance from time to time in the CDA Escrow Account, together with an additional amount which, from the date on which monies shall have been first deposited therein to the date on which the Owner Participant shall have received payment (or would have received payment, but for the occurrence of an Indenture Default or an Indenture Event of Default which is not a Lease Default or Lease Event of Default) of such Special Supplemental Rent, will preserve and maintain the Net Economic Return of the Owner Participant.

       (ii) The entire amount of Special Supplemental Rent shall be the property of the Owner Participant and, other than the portion thereof held in the CDA Escrow Account, shall not be subject to the Lien of the Indenture. The Lessee or any Affiliate may acquire the Owner Participant's right to receive all or any portion of the CDA Escrow Amount and the Owner Participant may assign to such Person its right to receive all or any specified portion of the CDA Escrow Account; in which case the Owner Trustee shall give notice of such assignment to the Indenture Trustee and, thereafter, the Indenture Trustee shall distribute, in accordance with Section 13A(b)(iv) hereof, the assigned portion of the CDA Escrow Account to such Person, as assignee.

       (iii) Special Supplemental Rent shall be payable by the Lessee at such time as (x) Cash Available After CDA Rent minus all CDA Indemnities paid to the Lessor and all Other Lessors and minus any CDA Trigger Distribution shall be greater than 0 and (y) the Combined Applicable CDA Amount has been increased by any means, including a CDA Trigger Distribution, to an amount at least equal to the applicable Combined CDA Trigger. At such time, two-thirds of the amount determined in (x) above (up to the full amount of Special Supplemental Rent owed to all Owner Participants under all Financing Agreements minus the aggregate of the amounts, if any, then held in an"CDA Escrow Account" under the Financing Agreement or any other Financing Agreement) will be distributed to the Owner Participant and all Other Owner Participants to whom the Lessee shall owe Special Supplemental Rent, pro rata in the ratio that Special Supplemental Rent bears to Aggregate Special Supplemental Rent.

       SECTION 14. TRANSACTION EXPENSES.

       SECTION 14(A). TRANSACTION EXPENSES. Subject to Section 12(c), the Owner Participant hereby agrees that it will pay when due, the Lessor's Share of all Transaction Expenses in excess of Estimated Transaction Expenses.

       SECTION 14(B). POST-CLOSING EXPENSES. The Lessee will pay the fees and expenses (including, without limitation, all legal expenses) of the Indenture Trustee and the Owner Trustee to the extent not included in Transaction Expenses. The Lessee will pay the expenses (including, without limitation, reasonable appraisal, accounting and legal fees and disbursements) of the Loan Participants, the Indenture Trustee, the Owner Trustee and the Owner Participant in connection with any refiling or rerecording of any Transaction Document, assumption of the Notes by the Lessee, any prepayment of the Notes, any change in the amortization of the Notes pursuant to Section 15 hereof, any Facility Lease Supplement, any amendment to, or other modification of, or waiver or consent under any provision of, this Financing Agreement or any other Transaction Document, any Default or Event of Default, Indenture Default or Indenture Event of Default (to the extent related to a Default or Event of Default), any Event of Loss or transfer of all or any part of the right, title or interest of Lessor or the Indenture Trustee in the Facility or the Facility Site or in, to or under any of the Transaction Documents, and any adjustments pursuant to Section 15 hereof.

       SECTION 15. ADJUSTMENTS.

       SECTION 15(A). ADJUSTMENT OF RENT. In the event that:

       (i) any change in the Pricing Assumptions shall occur which relates to
  (x) any change in consequence of any Change in Tax Law, or (y) any difference between Transaction Expenses and Estimated Transaction Expenses or the period during which such Transaction Expenses shall be amortized;

       (ii) any change in the amortization of the Notes shall occur in consequence of any Change in Tax Law; provided, however, that such change shall occur only once and shall relate only to any such Change in Tax Law enacted on or prior to the end of the First Session of the One Hundred First Congress; and

       (iii) the Lessee is required by the IRS to levelize rental deductions pursuant to Section 467 of the Code and, as a result, the Owner Participant is required to levelize rental income, and if an adjustment to levelize such rental deductions and rental income is, in the judgment of the Owner Participant, reasonably practicable;

       then in each such case Basic Rent and the Casualty Value, Termination Value, Special Termination Value and Agreed Fair Market Value percentages shall be appropriately adjusted upward or downward by such amounts as will, in the sole discretion of the Owner Participant, minimize the net present value cost to the Lessee and preserve the Owner Participant's Net Economic Return; provided, however, that in the case of subclause (x) of clause (i) above the present value of Basic Rent, as adjusted, over the remaining Basic Lease Term, computed by using a discount rate equal to 7.248% per annum, shall not exceed the present value of Basic Rent payable (determined before any adjustment under subclause (x) of clause (i)) over the remaining Basic Lease Term, computed by using the same discount rate, by more than 10%. Adjustments shall be made as soon as practicable after the event requiring an adjustment.

       SECTION 15(B). COMPLIANCE WITH REGULATIONS, ETC. Any recomputation of Basic Rent percentages pursuant to paragraph (a) of this Section 15 shall, among other things, be in amounts that will not cause acceleration of income recognition under section 467 of the Code and of Revenue Procedure 75-21, 1975-1 C.B. 715, Revenue Procedure 75-28, 1975-1 C.B. 752, and any other applicable statute, Revenue Procedure, Regulation, Proposed Regulation, Temporary Regulation, Revenue Ruling or Information Release, in each case as in effect on the date such adjustment is required to be made pursuant to
  Section 15(a), relating to the subject matter of such Revenue Procedures; provided, however, that any such calculation shall in no event be in a manner other than the manner used to calculate the Owner Participant's Net Economic Return.

       SECTION 15(C). SUFFICIENCY. NOTWITHSTANDING any provision in this Financing Agreement or in any other Transaction Document, after giving effect to any recomputation of Basic Rent, Casualty Value, Special Termination Value, Termination Value or Agreed Fair Market Value percentages shall be at least equal to the Minimum Percentage Requirement.

       SECTION 15(D). COMPUTATION OF ADJUSTMENTS. Upon the occurrence of an event requiring an adjustment to any Basic Rent, Casualty Value, Special Termination Value, Termination Value and Agreed Fair Market Value percentages in the Facility Lease pursuant to Section 15(a), the Owner Participant shall make the necessary computations and furnish to the Lessee, the Loan Participants, the Owner Trustee and the Indenture Trustee a certificate of the Owner Participant setting forth the amount of any increase or decrease in such percentages and the computation of such amounts. Such computations shall be conclusive and shall be binding on the Lessee if the Owner Participant confirms to the Lessee that the assumptions and methods of calculation employed in the original calculation of Basic Rent, Casualty Value, Special Termination Value, Termination Value and Agreed Fair Market Value were used consistently in such adjustment. In the case of any adjustment made in consequence of Section 15(a), the consistency of the lease pricing model used by the Owner Participant for such adjustment with such original method of calculation shall be subject to confirmation by an independent auditing firm selected by the Lessee and the Owner Participant, provided that such independent auditing firm shall have no access to the books, records or tax returns of the Owner Participant. The fees and expenses of such independent auditing firm shall be paid by the Lessee, unless the average annual adjusted Basic Rent shall be at least 1.5% less than that calculated by the Owner Participant, in which case the Owner Participant shall pay such fees and expenses.

       SECTION 16. BROKERAGE AND FINDERS' FEES AND COMMISSIONS.

       The Lessee will indemnify and hold harmless each Loan Participant, the Indenture Trustee, the Owner Trustee and the Owner Participant in respect of any commissions, fees, judgments or other expenses of any nature and kind which any of them may become liable to pay by reason of any claims by or on behalf of brokers, finders, agents, advisors or investment bankers in connection with the transactions contemplated by this Financing Agreement or any other Transaction Document, or any litigation or similar proceeding arising from any such claims, other than, in respect of the Owner Participant, those claims arising out of agreements made by the Owner Participant or its agents with any such broker, finder, agent, advisor or investment banker.

       SECTION 17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; BINDING EFFECT.

       SECTION 17(A). SURVIVAL. All agreements, indemnities, representations and warranties contained in this Financing Agreement, in any other Transaction Document and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive, and shall continue in effect following, the execution and delivery of this Financing Agreement and the issue and delivery of the Notes pursuant to the Indenture and the expiration or other termination of any of the Transaction Documents notwithstanding (i) any investigation made by the Owner Participant or the Loan Participants or (ii) the fact that any of the Indenture Trustee, the Owner Trustee, any Loan Participant or the Owner Participant may waive compliance with any of the other terms, provisions or conditions of any of the Transaction Documents.

       SECTION 17(B). BINDING EFFECT; SUCCESSORS AND ASSIGNS. All agreements, indemnities, representations and warranties in this Financing Agreement and the other Transaction Documents and in any agreement, document or certificate delivered concurrently with the execution of this Financing Agreement and the other Transaction Documents, or from time to time thereafter, shall bind the party making the same and its successors and permitted assigns and shall inure to the benefit of each party for whom made and their respective successors and permitted assigns; provided, however, that, except to the extent permitted by the Facility Lease, the Lessee shall not assign any of its rights or obligations hereunder without the prior written consent of the Owner Participant, the Owner Trustee and, based upon a directive of a Majority in Interest of Noteholders, the Indenture Trustee. Except as otherwise indicated, all references herein to any party to this Financing Agreement and the other Transaction Documents shall include the permitted successors and assigns of such party.

       SECTION 18. NOTICES.

       All communications, notices and consents provided for herein shall be in writing, and shall be given in Person or by means of telex, telecopy or other wire transmission or mailed by registered or certified mail, addressed as follows: (i) if to [Note 11 at [Note 5]<F5>, (ii) if to The Northwestern Mutual Life Insurance Company, at 720 East Wisconsin in Avenue, Milwaukee, Wisconsin 53202, Attention: Securities Department; (iii) if to State of Wisconsin Investment Board at P.O. Box 7842, Madison, Wisconsin 53707,
  Attention: Investment Director Private Placements; (iv) if to The Prudential Insurance Company of America at 100 Mulberry Street, Three Gateway Centre, Newark, New Jersey 07102-4082, Attention: Senior Managing Director in Charge of the Capital Markets Group and c/o Prudential Capital Corporation, 3701 Wayzata Blvd., P.O. Box 1143, Minneapolis, Minnesota 55440, Attention:
  Regional Vice President; (v) if to John Hancock Mutual Life Insurance Company at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, Attention:
  Bond and Corporate Finance Department, T-57; if to Mellon Bank, N.A., as trustee for AT&T Master Pension Trust, send to John Hancock Mutual Life Insurance Company at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, Attention: Stephen A. MacLean, Bond and Corporate Finance Department T-57, with a copy to: Mellon Bank, N.A., at One Mellon Bank Center, Room 3120, Pittsburgh, Pennsylvania 15258, Attention: Deborah Wright; (vi) if to FNB, or the Owner Trustee, at c/o First Trust Company, Inc., Corporate Trust Department, Box 64111, St. Paul, Minnesota 55164-0111; (vii) if to The Connecticut Bank and Trust Company, National Association or to the Indenture Trustee at One Constitution Plaza, Hartford, Connecticut 06115,
  Attention: Corporate Trust


          ____________________


               <F5> Note 5: Address of each Owner Participant: Associated and
          Mission-3010 Old Ranch Parkway, Suite 400, Seal Beach, California 90740, Attention: Thomas R. McDaniel, President, with a copy of all communications, notices and consents sent to Associated or Mission to be sent to Southern California Edison Company, 2244 Walnut Grove Avenue, Rosemead, California 91770, Attention: David
          L. Minning; Dana and Dana Leasing-1300 Indianwood Circle, Maumee, OH 43537, Attention: John F. Tiegland; NYNEX-335 Madison Avenue, New York, NY 10017, Attention: Mirijana Kocho, Vice President and General Counsel; PSR and Resources-80 Park Plaza T6B, Newark,
          New Jersey 07101, Attention: Eileen A. Moran; SoInd and Joint Ventures-P.O. Box 20006, 100 N.W. Second Street, Suite 310, Evansville, IN 47708, Attention: Fred Creech, Vice President-General Manager.



  Department; (viii) if to Minnesota Paper at 30 West Superior Street, Duluth, MN 55802 Attention: Vice President-Finance; (ix) if to Pentair Duluth at 1700 West Highway 36, St. Paul, MN 55113 Attention: Vice President-Finance; (x) if to Minnesota Power at 30 West Superior Street, Duluth, MN 55802 Attention:
  Vice President-Finance; (xi) if to Pentair at 1700 West Highway 36, St. Paul, MN 55113 Attention: Vice President-Finance; and (xii) if to the Lessee, at 100 N . Central Avenue, Duluth, Minnesota 55807, Attention: Vice President-Finance; or at such other address as any party hereto may from time to time designate by notice duly given in accordance with the provisions of this Section to the other parties hereto.

       SECTION 19. MISCELLANEOUS.

       SECTION 19(A). EXECUTION. This Financing Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Fully executed sets of counterparts shall be delivered to and retained by the Indenture Trustee.

       SECTION 19(B). INTENTIONS OF THE OWNER PARTICIPANT. The Owner Participant intends to exercise its rights and carry out its obligations hereunder and under the other Transaction Documents solely with a view to furthering its own best interests and does not have, and does not expect to have, so long as the Facility Lease is in effect, any form of joint profit motive with any other Person. Except as provided in the Indenture, the Owner Participant shall not be required to share any Rent to which it is entitled under the Facility Lease with any other Person. The Owner Participant is not under the control of nor shall be deemed to be under the control of any Person having any interest in the Facility, and shall not be the agent of or have a right or power to bind any such Person without its express written consent. The Owner Participant accordingly does not intend to create any form of partnership or joint venture with any other Person by virtue of the transactions contemplated hereby or by any other Transaction Document. In the event that it is determined, contrary to the intent of the Owner Participant, that, for purposes of the Code or any other income tax law, a form of partnership or joint venture exists between the Owner Participant and any other Person, the Owner Participant hereby elects to the extent permitted by law (i) not to have the partnership provisions of the Code or such other income tax law apply to any of the transactions contemplated hereby or by any other Transaction Document and (ii) to be treated as the sole Person owning the Undivided Interest.

       SECTION 19(C). GOVERNING LAW. This Financing Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New York.

       SECTION 19(D). AMENDMENTS, SUPPLEMENTS, ETC. Neither this Financing Agreement nor any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought. Neither any Transaction Document (except the Tax Indemnity Agreement), nor any Assigned Contract or the Support Agreement, shall be amended or terminated without the prior written consent of a Majority in Interest of Noteholders, unless such amendment shall be effective on or after the Discharge of the Indenture.

       SECTION 19(E). HEADINGS. The division of this Financing Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Financing Agreement.

       SECTION 19(F). BANKRUPTCY OF OWNER PARTICIPANT. If (i) for any reason other than a voluntary declaration of bankruptcy by the Owner Participant on behalf of itself or of the Trust, the Owner Participant or the Trust becomes a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978, or any successor provision, (ii) pursuant to such reorganization provisions the Owner Participant is required, by reason of the Owner Participant being held against its timely asserted objections to be liable in its individual capacity (whether or not the Owner Participant is then also subject to such reorganization provisions) to make payment on account of any amount payable as principal, interest or premium (if any) on the Notes and
  (iii) any Holder of a Note or the Indenture Trustee actually receives an Excess Amount (as defined below) as a result of any payment by such Owner Participant on account of any such recourse liability referred to in clause
  (ii) of this Section 19(f), then such Holder or the Indenture Trustee, as the case may be, shall promptly refund such Excess Amount, without interest, to the Owner Participant after receipt by such Holder or the Indenture Trustee, as the case may be, of a written request for such refund by the Owner Participant (which request shall specify the amount of such Excess Amount and shall set forth in detail the calculation thereof). For purposes of this
  Section 19(f), "Excess Amount" means the amount by which payments to such Holder and the Indenture Trustee on account of amounts payable as principal, interest or premium (if any) on the Notes exceed the amount which would have been received by such Holder and the Indenture Trustee on account of amounts payable as principal, interest or premium (if any) on the Notes from the Lease Indenture Estate in the administration of the Indenture in a manner which gave effect to the terms and conditions of the Indenture and in which the Owner Participant did not become subject to the recourse liability referred to in clause (ii) of this Section 19(f). Nothing in this Section 19(f) shall prevent the Indenture Trustee or the Holders from enforcing and retaining the proceeds of any personal recourse obligation of Owner Participant under the Financing Agreement.

       SECTION 19(G). ENTIRE AGREEMENT. This Financing Agreement (including the Appendix, the Schedules and the Exhibits) and the other Transaction Documents supersede all prior agreements, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby or thereby and each of the parties hereto represents and warrants to the others that this Financing Agreement and the other Transaction Documents constitute the entire agreement among the parties relating to the transactions contemplated hereby or thereby.

       SECTION 19(H). NONRECOURSE LOAN AS TO JOINT VENTURERS AND THE SPONSORS. The Loan is a nonrecourse Loan with respect to the Joint Venturers and the Sponsors. The Joint Venturers and the Sponsors have certain contractual obligations under this Financing Agreement, the Keepwell Agreements and the Cash Deficiency Agreements only. In addition, the Joint Venturers and the Sponsors are not responsible for any obligations of the Lessee to the Lessor except as specifically set forth in this Financing Agreement, the Keepwell Agreements and the Cash Deficiency Agreements.

       SECTION 19(I). SEVERABILITY OF PROVISIONS. Any provision of this Financing Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


       IN WITNESS WHEREOF, the parties hereto have each caused this Financing Agreement to be duly executed by their respective officers thereunto duly authorized this 31st day of December, 1987.


                                             [NOTE 1]



                                             By /s/ [Note 6]<F6>
                                                  [Note 6]


                                             THE PRUDENTIAL INSURANCE
                                                 COMPANY OF AMERICA


                                             By   /s/ M. P. Fraher
                                                  Vice President


                                             JOHN HANCOCK MUTUAL LIFE
                                                  INSURANCE COMPANY


                                             By /s/ Herman R. Seavey
                                                  Senior Investment Officer


                                             STATE OF WISCONSIN INVESTMENT
                                                   BOARD


                                             By /s/ Richard V. Gibson
                                                  Investment Director



                                             THE NORTHWESTERN MUTUAL LIFE
                                                   INSURANCE COMPANY


                                             By /s/ Casey J. Sylla
                                                  Vice President


                                             MELLON BANK, N.A., as trustee for
                                                  AT&T Master Pension Trust


                                             By /s/ Paul C. Clark
                                                  Associate Counsel


                                             FIRST NATIONAL BANK OF
                                                  MINNEAPOLIS, as Owner
                                                  Trustee, except as expressly
                                                  set forth herein



          ____________________

[FN]
               <F6> Note 6: Signatory and title for each Owner Participant:
          Associated - Thomas R. McDaniel, Vice President; Dana - John F. Tiegland, Senior Vice President; NYNEX - William F. Heitmann, President; PSR - Eileen A. Moran, Vice President; SoInd - N. P. Wagner, President.



                                             By /s/ Jon M. Stevens
                                                  Assistant Vice President


                                             By /s/ Frank P. Leslie III
                                                  Assistant Secretary


                                             THE CONNECTICUT BANK AND
                                             TRUST COMPANY,
                                             NATIONAL ASSOCIATION, as
                                             Indenture Trustee, and in its
                                             individual capacity to the extent
                                             set forth in Section 5


                                             By /s/ Donald E. Smith
                                                  Vice President



                                             MINNESOTA PAPER INCORPORATED


                                             By /s/ R.D. Edwards
                                                  Vice President-Finance


                                             PENTAIR DULUTH CORP.


                                             By /s/ J.H. Grunewald
                                                  Vice President


                                             MINNESOTA POWER & LIGHT
                                                  COMPANY


                                             By /s/ R.D. Edwards
                                                  Vice President-Finance


                                             PENTAIR, INC.



                                             By /s/ J.H. Grunewald
                                                  Vice President


                                             LAKE SUPERIOR PAPER INDUSTRIES


                                             By /s/ Ronald V. Kelly
                                                  President








                   [COMPOSITE CONFORMED COPY IN RESPECT OF FIVE
                     SEPARATE UNDIVIDED INTEREST TRANSACTIONS]



                        KEEPWELL AGREEMENT AND ASSIGNMENT<F1>

                              dated December 31, 1987

                                       among

                                  PENTAIR, INC.,

                                    as Sponsor


                               PENTAIR DULUTH CORP.,

                                 as Joint Venturer

                                        and

                        FIRST NATIONAL BANK OF MINNEAPOLIS,
     not in its individual capacity, but solely as Owner Trustee under a Trust
           Agreement, dated December 31, 1987, with [Note 1]<F2> [Note 2]<F3>,

                                 as Owner Trustee



                    SALE AND LEASEBACK OF UNDIVIDED INTEREST IN
            LAKE SUPERIOR PAPER INDUSTRIES' SUPERCALENDERED PAPER MILL


  THE RIGHTS OF THE OWNER TRUSTEE UNDER THIS AGREEMENT ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF THE CONNECTICUT BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE UNDER A TRUST INDENTURE, MORTGAGE, FIXTURE FINANCING STATEMENT AND SECURITY AGREEMENT, DATED DECEMBER 31, 1987, WITH THE OWNER TRUSTEE.


          ____________________


               <F1> Each Sponsor and its affiliated Joint Venturer entered into a Keepwell Agreement and Assignment with each Owner Trustee, in the form hereof.

               <F2> Note 1: Original Undivided Interest Owner Participants:
          Associated Southern Investment Company (Associated); Dana Lease Finance Corporation (Dana); NYNEX Credit Company (NYNEX); Public Service Resources Corporation (PSR); Southern Indiana Properties, Inc. (SoInd)

               <F3> Note 2: Associated assigned its Undivided Interest to its
          Affiliate, Mission Funding Delta (Mission) on January 29, 1988; Dana assigned its Undivided Interest to its Affiliate, Dana Leasing, Inc. (Dana Leasing) on January 14, 1988; PSR assigned its Undivided Interest to Resources Capital Investment
          Corporation (Resources) on January 14, 1988; SoInd assigned its Undivided Interest to its Affiliate, Joint Ventures Affiliated, Inc. (Joint Ventures) on January 15, 1988. Unless the context otherwise requires, from the respective dates set out above, any reference to Associated, Dana, PSR or Solnd shall be read as being a reference to Mission, Dana Leasing, Resources or Joint Ventures, respectively.




                         KEEPWELL AGREEMENT AND ASSIGNMENT


       THIS KEEPWELL AGREEMENT AND ASSIGNMENT, dated December 31, 1987, among PENTAIR, INC., a Minnesota corporation (the Sponsor), PENTAIR DULUTH CORP., a Minnesota corporation (the Joint Venturer), and FIRST NATIONAL BANK OF MINNEAPOLIS [NOTE 3]<F4> a national banking association, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement, dated December 31, 1987, with [NOTE 1] (the Owner Trustee).


                                W I T N E S E T H:


       WHEREAS, the Joint Venturer is a wholly-owned subsidiary of the Sponsor;

       WHEREAS, the Sponsor has caused the Joint Venturer to enter into the Joint Venture Agreement pursuant to which the Joint Venturer and the Other Joint Venturer have created Lake Superior Paper Industries, a joint venture organized under the general partnership law of the State of Minnesota;

       WHEREAS, the Joint Venturer is a party to the Cash Deficiency Agreement, under the terms of which the Joint Venturer has agreed to guarantee the payment by the Lessee of all Lessee's Obligations under the Guaranteed Agreements, in accordance with, and to the extent set forth in, the Cash Deficiency Agreement;

       WHEREAS, in order to induce the Loan Participants and the Owner Participant to enter into and perform their respective obligations under the Financing Agreement, the Sponsor has agreed to support the obligations of the Joint Venturer under the Cash Deficiency Agreement;

       WHEREAS, the Joint Venturer has agreed to assign to the Owner Trustee all of its rights under this Agreement in accordance with, and to the extent set forth in, the terms and conditions of this Agreement; and

       WHEREAS, in consideration of the issuance, sale and delivery by the Owner Trustee of the Notes, the proceeds of which are to be used for the purpose of financing part of the cost of the Owner Trustee's Undivided Interest, the Owner Trustee, concurrently with the execution and delivery of this Agreement, is further assigning to the Indenture Trustee the rights assigned to the Owner Trustee hereunder.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

       SECTION 1. DEFINITIONS.

       For the purposes hereof, capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned to such terms in Appendix A.


          ____________________

               <F4> Effective January 1, 1988, First National Bank of
          Minneapolis changed its name to First Bank National Association.



       SECTION 2. KEEPWELL AGREEMENT.

       SECTION 2(A). PAYMENT KEEPWELL. The Sponsor hereby irrevocably and unconditionally agrees to pay to the Joint Venturer, on demand, such amount as shall be necessary from time to time to ensure that the Joint Venturer has funds adequate and sufficient to pay, at the time such amounts shall be due and payable, any and all of the amounts payable by the Joint Venturer under the Cash Deficiency Agreement.

       SECTION 2(B). PERFORMANCE KEEPWELL. Without limiting the operation of
  Section 2(a), the Sponsor hereby irrevocably and unconditionally agrees to cause the Joint Venturer to perform any and all of its obligations under the Cash Deficiency Agreement in accordance with the terms and provisions thereof.

       SECTION 2(C). LIMITATION ON PAYMENTS; REINSTATEMENTS. Anything contained in this Agreement or any other Guaranteed Agreement to the contrary notwithstanding, the liability of the Sponsor under this Section 2 shall be limited to the Applicable CDA Amount in respect of the Joint Venturer; provided, however, that the Sponsor's obligations under this Agreement shall continue to be effective if payment of all or any part of such obligations is avoided or otherwise recovered by the Sponsor upon the bankruptcy, reorganization or otherwise of the Sponsor or any other Person.

       SECTION 3. UNCONDITIONAL NATURE OF OBLIGATIONS.

       SECTION 3(A). ABSOLUTE AND UNCONDITIONAL OBLIGATIONS. The obligations of the Sponsor hereunder shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the Sponsor, the Lessee or the Joint Venturer shall have any knowledge or notice thereof), irrespective of:

       (i) the validity, regularity or enforceability of any Guaranteed Agreement (or any other agreement), or any provision thereof, the absence of any action to enforce the same or any waiver or consent with respect to any provision thereof;

       (ii) the recovery of any judgment against any Person or entity or any action to enforce the same;

       (iii) any failure or delay in the enforcement of the obligations of any Person or entity under any Guaranteed Agreement (or any other agreement), or any provision thereof;

       (iv) any other circumstances which might otherwise constitute a legal or equitable defense or discharge of a guarantor or surety; or

       (v) any set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation or termination, and irrespective of any other circumstances which might otherwise limit recourse against the Sponsor.

       SECTION 3(B). ENFORCEMENT. Without limiting the generality of Section 3(a), the obligations of the Sponsor, and the rights of the Joint Venturer or the Owner Trustee to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by:

        (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Joint Venturer, the Lessee, the Other Joint Venturer, the Sponsor, the Other Sponsor or their respective properties or creditors, or any other Person, or any action taken by any trustee or receiver or by any court in any such proceeding;

       (ii) any amendment to the Joint Venture Agreement or change in the joint venture interests in the Lessee (including without limitation the admission or withdrawal of joint venturers, including the Joint Venturer), the dissolution or winding up of the Lessee for any reason whatsoever, or any change in the ownership of any of the capital stock of the Joint Venturer, the Other Joint Venturer, the Sponsor, the Other Sponsor or any other Person; or

       (iii) any failure of any Person, whether or not without fault on its part, to perform or comply with any of the terms of any Guaranteed Agreement.

       SECTION 3(C). AMENDMENTS. No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent or other action, or delay or omission or failure to act, in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of, any Guaranteed Agreement, any other agreement or any related document referred to therein, or any assignment or transfer of any thereof or any furnishing or acceptance of additional security, or any release of any security, for the Joint Venturer's obligations under the Cash Deficiency Agreement or for the CDA Rent, shall in any way alter or affect any of the obligations of the Sponsor hereunder.

       SECTION 3(D). WAIVER BY SPONSOR. Except as herein otherwise provided, the Sponsor hereby expressly and irrevocably waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Cash Deficiency Agreement, any right to require a proceeding first against the Joint Venturer, the Other Joint Venturer, the Other Sponsor or the Lessee, or to exhaust any security for the performance of the obligations of the Joint Venturer or the Lessee, and any protest, presentment, notice or demand whatsoever, all claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.

       SECTION 3(E). FURTHER WAIVER BY SPONSOR. Anything contained in this Agreement or any other Guaranteed Agreement to the contrary notwithstanding, the Sponsor hereby waives, and agrees that it will not assert in any action or proceeding brought by any Person having any right, benefit or claim under this Agreement, any right, defense or other benefit it may have with respect to this Agreement arising under Section 365(c)(2) of the Bankruptcy Code of the United States, as at any time amended, or any successor provision thereto. This waiver shall be irrevocable so long as any Guaranteed Agreement shall remain in effect and the Discharge of the Indenture shall not have occurred.

       SECTION 4. KEEPWELL OF PAYMENT OF INTEREST ON OVERDUE AMOUNTS.

       Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, the limitation on the liability of the Sponsor contained in Section 2(c) of this Agreement), as a separate and independent obligation, the Sponsor hereby irrevocably and unconditionally agrees to pay to the Joint Venturer, on demand, such amount as shall be necessary from time to time to ensure that the Joint Venturer has funds adequate and sufficient to pay, at the time such amounts shall be due and payable, all interest payable by the Joint Venturer pursuant to Section 5 of the Cash Deficiency Agreement; furthermore, any payments by the Sponsor under this Section shall not be or constitute a CDA Charge; and furthermore, the Sponsor's obligations under this Section shall continue to be effective if payment of all or any part of such obligations is avoided or otherwise recovered by the Sponsor upon the bankruptcy, reorganization or otherwise of the Sponsor on any other Person.

       SECTION 5. REINSTATEMENT.

       The limitation upon the obligations of the Sponsor hereunder shall not be affected by the fact that (i) payment of all or any part of any of the Lessee's Obligations or any of the Joint Venturer's obligations under the Cash Deficiency Agreement are avoided or otherwise recovered by the Lessee, the Joint Venturer, or any other Person (other than the Sponsor) upon the bankruptcy, reorganization or other similar proceeding of the Lessee, the Joint Venturer, the Other Joint Venturer, the Sponsor, the Other Sponsor or any other Person, (ii) any payment made by the Sponsor hereunder shall not have been received or retained by the Owner Trustee, the Owner Participant, the Indenture Trustee or any other Person entitled to the benefits of this Agreement (except in the case where such payment is returned to the Sponsor) or (iii) any such payment shall be subject to set-off, abatement, counterclaim, suspension, recoupment, reduction, defense or other right or claim of any kind of any Person other than the Sponsor.

       SECTION 6. ASSIGNMENT.

       The Joint Venturer hereby assigns, conveys, transfers and sets over unto the Owner Trustee absolutely all of the Joint Venturer's right, title and interest in, to and under this Agreement, including, without limitation, (i) all rights of the Joint Venturer to demand and receive payment of monies due and to become due under or pursuant to this Agreement, (ii) all rights of the Joint Venturer to receive proceeds of any indemnity, warranty or guaranty with respect to this Agreement, (iii) claims of the Joint Venturer for damages arising out of or for breach of or default under this Agreement, (iv) the right of the Joint Venturer to terminate this Agreement and to compel performance (including, without limitation, the right of the Joint Venturer to demand payment from the Sponsor) and otherwise exercise all rights and remedies hereunder, and (v) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

       SECTION 7. OBLIGATIONS OF JOINT VENTURER.

       Notwithstanding any other provision of this Agreement:

       (i) the Joint Venturer shall at all times remain liable under the Cash Deficiency Agreement to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

       (ii) neither this Agreement, nor the exercise by the Owner Trustee of any of the rights assigned hereunder, shall cause the Owner Trustee to become subject to any obligation or liability of the Joint Venturer, or release the Joint Venturer from any of its duties or obligations, under this Agreement or the Cash Deficiency Agreement; and

       (iii) the Owner Trustee shall not be obligated to perform any of the obligations or duties of the Joint Venturer under this Agreement or be obligated to make any inquiry as to the sufficiency of any payment received by the Owner Trustee or to present or file any claim or take any other action to collect or enforce any claim or any payment assigned hereunder.

       SECTION 8. APPOINTMENT OF ATTORNEY.

       The Joint Venturer hereby irrevocably appoints the Owner Trustee, its successors and assigns, as the Joint Venturer's true and lawful attorney, with full power (in the name of the Joint Venturer or otherwise) to ask, require, demand, receive, compound or give acquittance for any and all monies and claims for money due or to become due under, or arising out of, the rights assigned hereunder and, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute or take control of any proceedings and to obtain any recovery in connection therewith which the Owner Trustee may deem necessary or advisable.

       SECTION 9. CONSENT OF SPONSOR.

       The Sponsor hereby consents to the assignment by the Joint Venturer to the Owner Trustee of all of its right, title and interest in, to and under this Agreement in accordance with the terms and provisions of this Agreement. The execution of this Agreement by the Sponsor shall constitute a sufficient notice of assignment to the Sponsor and the terms of such assignment and the Sponsor waives all rights which it may have to receive any notice of assignment. Notwithstanding any provision of this Agreement or any other Guaranteed Agreement, until the Discharge of the Indenture, the Sponsor shall make all payments of all amounts payable hereunder to the Owner Trustee to the Indenture Trustee or such other Person as the Indenture Trustee may specify, and the right of the Indenture Trustee to receive all such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which the Sponsor or the Joint Venturer may be able to assert against the Owner Trustee or the Owner Participant in any action brought by either thereof on this Agreement. Notwithstanding the foregoing, the Indenture Trustee shall not have any obligation or liability under this Agreement.

       SECTION 10. ASSIGNMENT BY OWNER TRUSTEE.

       In order to secure the indebtedness evidenced by the Notes and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the further assignment by the Owner Trustee to the Indenture Trustee of its right, title and interest in, to and under this Agreement to the extent set forth in the Indenture. The Joint Venturer and the Sponsor each hereby consent to such further assignment and consent to the terms and provisions of the Indenture. The Joint Venturer and the Sponsor each hereby (a) acknowledge that the Indenture provides for the exercise by the Indenture Trustee of all rights of the Owner Trustee hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder, except as specifically set forth in the Indenture, (b) acknowledge receipt of an executed counterpart of the Indenture and (c) agree that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of the Owner Trustee hereunder as if the Indenture Trustee had originally been named as the Owner Trustee herein (every reference herein to the "Owner Trustee" being read to mean, except where the context otherwise requires, the Indenture Trustee). The Joint Venturer or the Sponsor (as the case may be) will furnish to the Indenture Trustee and the Loan Participants counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by the Joint Venturer or the Sponsor (as the case may be) to the Owner Trustee. Notwithstanding the foregoing, the Indenture Trustee shall not have any obligation or liability under this Agreement.

       SECTION 11. TERM.

       Subject to any reinstatement as provided in Sections 2(c) and 5, this Agreement, and the assignment contained in this Agreement, shall be in effect until the discharge in full of all the Joint Venturer's obligations under the Cash Deficiency Agreement. Upon termination of this Agreement, all rights and liabilities conferred or imposed upon the Sponsor by this Agreement shall be cancelled and this Agreement shall thereafter have no further force or effect, except as to the settlement of all obligations pursuant to this Agreement incurred prior to the date of such termination or arising thereafter as a result of such termination.

       SECTION 12. MISCELLANEOUS.

       SECTION 12(A). NO LIMITATION ON CAPITAL CONTRIBUTIONS. Nothing herein contained shall limit the right of the Sponsor or any Affiliate of the Sponsor to make voluntary capital contributions to the Lessee, the Joint Venturer or the Other Joint Venturer at any time or to extend credit, or make loans, to the Lessee or any Joint Venturer; provided, however, that, in the case of any such extension of credit or loan, the obligation of the Lessee or the Joint Venturer (as the case may be) in respect thereof shall constitute Subordinated Debt; provided further, however, that nothing herein contained shall require, or be deemed to require, the Sponsor to make any additional capital contributions or loans constituting Subordinated Debt to the Lessee, the Joint Venturer or the Other Joint Venturer.

       SECTION 12(B). AMENDMENT, WAIVER. No modification, amendment or waiver of any provision of, or consent required by, this Agreement shall be effective unless the same shall be approved in writing by the Sponsor, the Joint Venturer, the Owner Trustee, the Owner Participant and, until the Discharge of the Indenture, the Indenture Trustee. Any such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in the same, similar or other circumstances, unless such notice is otherwise required to be given by this Agreement, the Cash Deficiency Agreement or any other Guaranteed Agreement. No waiver of any breach or default of the Sponsor under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.

       SECTION 12(C). REMEDIES CUMULATIVE. No right, power or remedy herein conferred upon or reserved to the Joint Venturer, the Owner Trustee, the Holders, the Loan Participants, the Owner Participant, the Indenture Trustee and their respective successors or assigns is intended to be exclusive of any other right, power or remedy, and each and every right, power and remedy of the Joint Venturer, the Owner Trustee, the Holders, the Loan Participants, the Owner Participant, the Indenture Trustee and their respective successors or assigns pursuant to this Agreement or any other Guaranteed Agreement or other agreement or now or hereafter existing at law or in equity or by statute or otherwise, shall, to the extent permitted by Applicable Law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any one or more of the Joint Venturer, the Owner Trustee, the Holders, the Loan Participants, the Owner Participant, the Indenture Trustee or their respective successors or assigns of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any one or more of the Joint Venturer, the Owner Trustee, the Holders, the Loan Participants, the Owner Participant, the Indenture Trustee, their respective successors or assigns or any other Person of any or all such other rights, powers or remedies.

       SECTION 12(D). SEVERABILITY. Any provision of this Agreement prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions of this Agreement, and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction. To the extent permitted by applicable law, the Sponsor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

       SECTION 12(E). EXECUTION. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Fully executed sets of counterparts shall be delivered to and retained by the Indenture Trustee.

       SECTION 12(F). GOVERNING LAW. This Agreement has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the laws of the State of New York.

       SECTION 12(G). NOTICES. All communications and notices provided for in this Agreement shall be in writing and shall be given in person or by means of telex, telecopy, or other wire transmission, or mailed by registered or certified mail, addressed as provided in the Financing Agreement. All such communications and notices given in such manner shall be effective on the date of receipt of such communication or notice.

       SECTION 12(H). SUCCESSORS AND ASSIGNS; ASSIGNMENT AND ASSUMPTION. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither the Sponsor nor the Joint Venturer shall, except pursuant to this Agreement, assign or transfer any of its rights or obligations hereunder without the prior written consent of the Owner Trustee, the Owner Participant and the Indenture Trustee; provided, however, that without such consent, upon the occurrence of an Event of Default by the Sponsor or by the Joint Venturer, the Other Sponsor may assume the obligations of the Sponsor hereunder if (and such assumption shall remain in effect only so long as) (i) such assumption shall have occurred within 30 days of the date of occurrence of such Event of Default (or such longer period of time, not exceeding six months, as may be required to obtain any required Governmental Action; provided, however, that such Governmental Action is being diligently pursued by the Person requiring the same), (ii) the Other Joint Venturer shall have concurrently assumed the obligations of the Joint Venturer under the Cash Deficiency Agreement and the Joint Venturer shall have concurrently assigned its rights hereunder to the Other Joint Venturer, and (iii) such Other Sponsor shall, at the time of such assumption and at all times thereafter, have an investment rating in respect of its senior securities at least equal to BBB- by Standard & Poor's Corporation (or if such rating agency is not then rating debt obligations of that kind, an equivalent rating by a nationally recognized rating agency), or if such Other Sponsor shall not then have outstanding senior securities, an investment rating in respect of its subordinated debt or of preferred stock securities of not less than BB + by Standard & Poor's Corporation (or if such rating agency is not then rating debt obligations or preferred stock securities of that kind, an equivalent rating by a nationally recognized rating agency); provided, however, that if such Other Sponsor shall not have such investment rating at the time of assumption or at any time thereafter, so long as this Agreement shall continue in effect, such Other Sponsor shall have a period of ninety (90) days (or such longer period of time, not exceeding six months, as may be required to obtain any required Governmental Action; provided, however, that such Governmental Action is being diligently pursued by the Person requiring the same) from the date of the assumption hereof, or any later date on which such investment rating shall have been reduced, to (x) obtain security in the full amount of its obligations hereunder reasonably acceptable to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Loan Participants, or (y) raise its investment rating to the level required hereinabove. No such assumption by the Other Sponsor shall relieve the Sponsor of any liability in connection with the occurrence of such Event of Default.

       SECTION 12(I). BENEFICIARY. This Agreement is made solely for the benefit of the Joint Venturer and its successors and assigns (including, without limitation, the Owner Trustee and, until the Discharge of the Indenture, the Holders, the Loan Participants, the Indenture Trustee and their respective successors or assigns) and no other Person shall acquire or have any right hereunder or by virtue hereof.

       IN WITNESS WHEREOF, the parties hereto have each caused this Keepwell Agreement and Assignment to be duly executed in New York, New York, on the date first set forth above by their respective officers thereunto duly authorized.

                                             PENTAIR, INC.


                                             By /s/ J. H. Grunewald
                                                     Vice President


                                             PENTAIR DULUTH CORP.


                                             By /s/ J. H. Grunewald
                                                     Vice President


                                             FIRST NATIONAL BANK OF
                                                  MINNEAPOLIS, not in its
                                                  individual capacity but solely
                                                  as Owner Trustee under a Trust
                                                  Agreement, dated December 31,
                                                  1987, with [Note 1]


                                             By /s/ Jon M. Stevens
                                                   Assistant Vice President


                                             By /s/ Frank P. Leslie III
                                                     Assistant Secretary





                                                                     APPENDIX  A


                                    DEFINITIONS



            [SEE APPENDIX A TO COMPOSITE CONFORMED FINANCING AGREEMENT]



                   [COMPOSITE CONFORMED COPY IN RESPECT OF FIVE
                     SEPARATE UNDIVIDED INTEREST TRANSACTIONS]

  CERTAIN RIGHTS OF THE LESSOR UNDER THIS FACILITY LEASE AND IN THE UNDIVIDED INTEREST COVERED HEREBY HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A LIEN AND SECURITY INTEREST IN FAVOR OF, THE CONNECTICUT BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE UNDER A TRUST INDENTURE, MORTGAGE, FIXTURE FINANCING STATEMENT AND SECURITY AGREEMENT, DATED DECEMBER 31, 1987. THIS FACILITY LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 20(E) OF THIS FACILITY LEASE FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.




                                  FACILITY LEASE
                              dated December 31, 1987
                                       among

                          LAKE SUPERIOR PAPER INDUSTRIES,
                                     as Lessee

                                        and

                        FIRST NATIONAL BANK OF MINNEAPOLIS,
     not in its individual capacity, but solely as Owner Trustee under a Trust
           Agreement, dated December 31, 1987, with [Note 1]<F1> [Note 2]<F2>
                                     as Lessor



                    SALE AND LEASEBACK OF UNDIVIDED INTEREST IN
            LAKE SUPERIOR PAPER INDUSTRIES' SUPERCALENDERED PAPER MILL



                                  FACILITY LEASE


       THIS FACILITY LEASE, dated December 31, 1987, among FIRST NATIONAL BANK


          ____________________

[FN]
               <F1> Note 1. Original Undivided Interest Owner Participants:
          Associated Southern Investment Company (Associated); Dana Lease Finance Corporation (Dana); NYNEX Credit Company (NYNEX); Public Service Resources Corporation (PSR); Southern Indiana Properties, Inc. (Solnd)

               <F2> Note 2: Associated assigned its Undivided Interest to its
          Affiliate, Mission Funding Delta (Mission) on January 29, 1988; Dana assigned its Undivided Interest to its Affiliate, Dana Leasing, Inc. (Dana Leasing) on January 14, 1988; PSR assigned its Undivided Interest to Resources Capital Investment
          Corporation (Resources) on January 14, 1988; SoInd assigned its Undivided Interest to its Affiliate, Joint Ventures Affiliated, Inc. (Joint Ventures) on January 15, 1988. Unless the context otherwise requires, from the respective dates set out above, any reference to Associated, Dana, PSR or SoInd shall be read as being a reference to Mission, Dana Leasing, Resources or Joint Ventures, respectively.



  OF MINNEAPOLIS [NOTE 3]<F3>, a national banking association, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement, dated December 31, 1987, with [NOTE 1] [NOTE 2] (such Owner Trustee being herein referred to as the Lessor), and LAKE SUPERIOR PAPER INDUSTRIES, a joint venture organized under the Minnesota general partnership law (the Lessee).


                               W I T N E S S E T H :

       WHEREAS, the Lessor owns the Undivided Interest;

       WHEREAS, the Lessee desires to lease the Undivided Interest from the Lessor on the terms and conditions set forth herein; and

       WHEREAS, the Lessor is willing to lease the Undivided Interest to the Lessee on the terms and conditions set forth herein.

       NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

       SECTION 1. DEFINITIONS.

       For purposes hereof, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A hereto.

       SECTION 2. LEASE OF UNDIVIDED INTEREST; TERM; PERSONAL PROPERTY.

       Upon and subject to the terms and conditions of this Facility Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Undivided Interest. The term of this Facility Lease shall begin on the Closing Date and shall end on the last day of the Lease Term. It is the express intention of the Lessor and the Lessee that title to the Undivided Interest and every portion thereof is severed, and shall be and remain severed, from the Facility Site, a description of which is attached as Exhibit B hereto. The Lessor and the Lessee intend that the Undivided Interest shall constitute personal property to the maximum extent permitted by Applicable Law.

       SECTION 3. RENT; ADJUSTMENTS TO RENT.

       SECTION 3(A). BASIC RENT. The Lessee shall pay to the Lessor, as basic rent (herein referred to as Basic Rent) for the Undivided Interest, the following amounts:

            (i) on January 1, 1988 and on each Basic Rent Payment Date thereafter to, and including, July 1, 2012, an amount equal to the percentage of Facility Cost set forth opposite such Basic Rent Payment Date on Schedule 2 hereto, as adjusted in accordance with Sections 3(e) and 3(f); and [NOTE 4]4

            (ii) if the Lessee shall have complied with Section 12 and shall have elected to extend this Facility Lease for the Renewal Term, on January 1, 2013 and on each Basic Rent Payment Date thereafter


          ____________________


              <F3> Note 3: Effective January 1, 1988, First National Bank of
          Minneapolis changed its name to First Bank National Association.

               <F4> Note 4: Used in connection with Associated Undivided
          Interest transaction only.


            during any Renewal Term, an amount equal to the Fair Market Rental Value of the Undivided Interest. [NOTE 4]

            (i) on December 31, 1987 and on each Basic Rent Payment Date thereafter to, and including, June 22, 2012, an amount equal to the percentage of Facility Cost set forth opposite such Basic Rent Payment Date on Schedule 2 hereto, as adjusted in accordance with Sections 3(e) and 3(f); and [NOTE 5]<F5>

            (ii) if the Lessee shall have complied with Section 12 and shall have elected to extend this Facility Lease for the Renewal Term, on December 22, 2012 and on each Basic Rent Payment Date thereafter during any Renewal Term, an amount equal to the Fair Market Rental Value of the Undivided Interest. [NOTE 5]

       SECTION 3(B). SUPPLEMENTAL RENT. The Lessee shall pay to the Lessor the following amounts (herein referred to as Supplemental Rent, which term expressly excludes all Special Supplemental Rent):

            (i) on demand, any amount (other than Basic Rent, Casualty Value, Agreed Fair Market Value, Fair Market Sales Value, Termination Value, Special Termination Value and Special Supplemental Rent) which the Lessee assumes the obligation to pay, or agrees to pay, under this Facility Lease or any other Transaction Document to the Lessor or others;

            (ii) on the date provided herein, any amount payable hereunder as Casualty Value, Agreed Fair Market Value, Termination Value or Special Termination Value;

            (iii) on demand, and in any event on the Basic Rent Payment
            Date next following the date any payment referred to in this
            Section 3 shall be due and payable hereunder or under any Transaction Document, to the extent permitted by Applicable Law, interest (computed on the basis of a 360-day year) at a rate per annum equal to the Overdue Rate on any payment of Basic Rent or Supplemental Rent (including, without limitation, to the extent permitted by Applicable Law, interest payable pursuant to this clause (iii)) not paid when due (without regard to any period of grace) for any period for which the same shall be overdue;

            (iv) if the provisions of the last sentence of Section 3(d) shall be applicable, on such succeeding Business Day interest at a rate equal to 12.08% per annum on all Basic Rent or Supplemental Rent paid on such day for the period from, and including, the day on which such Basic Rent or Supplemental Rent was otherwise due to, but excluding, such succeeding Business Day; and

            (v)  on any date other than a Basic Rent Payment Date on which any
            Note is prepaid, in whole or in part, an amount equal to all interest accrued and unpaid on each such Note, or portion, to be so prepaid for the period from, and including, the preceding Basic Rent Payment Date to, but excluding, such date, except to the extent that such interest shall have been otherwise duly paid.

  In the event of any failure on the part of the Lessee to pay any Supplemental Rent when the same shall become due and payable, the Lessor shall have all rights, powers and remedies provided for in Section 16(a), or in equity or otherwise, in the case of non-payment of Basic Rent.


          ____________________


               <F5> Note 5: Used in connection with Dana, NYNEX, PSR and SoInd
          Undivided Interest transactions.


       SECTION 3(C). SPECIAL SUPPLEMENTAL RENT. The Lessee shall pay to the Lessor all Special Supplemental Rent at the time, in the amount or amounts and subject to the conditions provided in the Financing Agreement. In the event of any failure on the part of the Lessee to pay any Special Supplemental Rent when the same shall become due and payable, the Lessor shall have all rights, powers and remedies provided in Section 16(a), or in equity or otherwise.

       SECTION 3(D). FORM OF PAYMENT. All payments of Rent shall be made so that the Person entitled to receive the same shall have immediately available funds prior to 12:00 noon, New York City time, on the date each such payment shall be due and payable and shall be paid either (A) to the Lessor at its address set forth in Section 17 or at such other address as the Lessor may direct by notice in writing to the Lessee or (B) to such other Person as shall be entitled to receive such payment at such address as such Person may direct by notice in writing to the Lessee. If the date on which any payment of Basic Rent, Supplemental Rent or Special Supplemental Rent is due shall not be a Business Day, the payment otherwise due shall be due and payable on the next succeeding Business Day, with the same force and effect as if paid on the nominal date provided herein or in the Financing Agreement.

       SECTION 3(E). ADJUSTMENTS TO RENT. Basic Rent and the Schedules of Casualty Values, Agreed Fair Market Values, Termination Values and Special Termination Values attached hereto shall be subject to adjustment pursuant to the Financing Agreement, and each such adjustment shall be reflected in a Facility Lease Supplement.

       SECTION 3(F). SUFFICIENCY OF BASIC RENT AND SUPPLEMENTAL RENT. Any other provision of this Facility Lease or any other Transaction Document to the contrary notwithstanding, (i) the amount of Basic Rent payable on each Basic Rent Payment Date, computed as a percentage of Facility Cost and (ii) the amount of Casualty Value, Agreed Fair Market Value, Termination Value and Special Termination Value payable hereunder, computed as a percentage of Facility Cost, shall in no event be less than the Minimum Percentage Requirement.

       SECTION 4. NET LEASE.

       This Facility Lease shall be a net lease and the Lessee hereby acknowledges and agrees that the Lessee's obligation to pay all Rent, and the rights of the Lessor in and to such Rent, shall be absolute and unconditional and shall not be affected by any circumstances of any character, including, without limitation, (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, defense or other right or claim which the Lessee may have against either Sponsor, either Joint Venturer, the Lessor, the Owner Participant, the Indenture Trustee, any Loan Participant, any vendor or manufacturer of any equipment or assets incorporated in, attached to, or installed on, the Facility or any part of any thereof, or any other Person for any reason whatsoever, (ii) any defect in or failure of the title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of the Undivided Interest or the Facility, any Component or the Facility Site, (iii) any damage to, removal, abandonment, salvage, scrapping, requisition, taking, loss, theft or destruction of all or any part of the Undivided Interest or the Facility, any Component, the Facility Site, or any interference, interruption or cessation in the use or possession of all or any part of the Undivided Interest, the Facility, any Component or the Facility Site by the Lessee or by any other Person for any reason whatsoever or of whatever duration, (iv) any restriction, prevention or curtailment of or interference with any use of all or any part of the Undivided Interest, the Facility, any Component or the Facility Site, (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Lessee, either Sponsor, either Joint Venturer, the Lessor, the Owner Participant, the Indenture Trustee, any Loan Participant or any other Person, (vi) the invalidity, illegality, disaffirmance or unenforceability of this Facility Lease or any other Transaction Document or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of the Lessor, the Lessee, either Sponsor, either Joint Venturer, the Owner Participant, the Indenture Trustee, any Loan Participant or any other Person to enter into this Facility Lease or any other Transaction Document, or any doctrine of force majeure or frustration, (vii) the breach or failure of any warranty or representation made in, or the failure to perform or comply with any of the terms of, this Facility Lease or any other Transaction Document by the Lessor, either Sponsor, either Joint Venturer, the Owner Participant, the Indenture Trustee, any Loan Participant or any other Person, (viii) any amendment or other change of, or any assignment of rights under, any waiver, action or inaction under or in respect of, or any exercise or non-exercise of any right or remedy under, this Facility Lease or any other Transaction Document, including, without limitation, the exercise of any foreclosure or other remedy under the Indenture or this Facility Lease, or the sale of the Undivided Interest, the Facility, any Component or the Facility Site, or any part thereof or any interest therein, or (ix) any other circumstance or happening whatsoever whether or not similar to any of the foregoing. The Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Facility Lease, to reject or cancel its obligations under the Financing Agreement relating to Special Supplemental Rent, or to effect or claim any diminution or reduction of Rent payable by the Lessee hereunder or thereunder, or any amounts payable by the Lessee in connection with any Event of Loss or an Event of Default, except in accordance with the express terms hereof or thereof. If for any reason whatsoever this Facility Lease or any other Transaction Document shall be terminated, in whole or in part, by operation of law or otherwise, except as otherwise specifically provided herein or therein, the Lessee nonetheless agrees to pay to the Lessor an amount equal to each installment of Basic Rent, all Supplemental Rent and all Special Supplemental Rent at the time such payment would have become due and payable had this Facility Lease or such other Transaction Document not been terminated in whole or in part. Each payment of Rent shall be final and the Lessee shall not seek, or claim any right, to recover all or any part of such payment from the Lessor or any other Person for any reason whatsoever.

       SECTION 5. RETURN OF THE UNDIVIDED INTEREST.

       SECTION 5(A). RETURN OF THE UNDIVIDED INTEREST. Upon the expiration of the Lease Term, or the termination of this Facility Lease, the Lessee will
  (i) surrender possession of the Undivided Interest to the Lessor, subject to the terms and provisions of the Support Agreement or (ii) if required under the terms of the Support Agreement, dismantle and crate the Facility in accordance with the Support Agreement, and pay the expenses of any such dismantling and crating; provided, however, that, in lieu of dismantling the Facility, the Lessee may purchase the Undivided Interest for an amount equal to the greater of (x) the Fair Market Sales Value of the Undivided Interest, less an amount equal to the Lessor's Share of the estimated cost of disassembly and reassembly, or (y) one dollar ($1.00). At the time of any action taken pursuant to clauses (i) or (ii) above, the Lessee shall pay or have paid all amounts due and payable by it hereunder and under each of the Transaction Documents allocable or chargeable to the Undivided Interest, no Note shall remain Outstanding, the Undivided Interest shall be free and clear of all Liens (other than Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens) and the Facility shall be in the condition and repair required by Section 8. If required under the terms of the Support Agreement, the Lessee will provide storage of the dismantled Facility in accordance with the Support Agreement.

       SECTION 5(B). DISPOSITION SERVICES. The Lessee agrees that if it does not exercise its options under either Section 12 or Section 13, then during the last eighteen months of the Lease Term, the Lessee will fully cooperate with the Lessor in connection with the Lessor's efforts to dispose of the Undivided Interest and the Lessor's interests under the Easement Agreement and the Support Agreement, including using the Lessee's best efforts to dispose of the Undivided Interest and such interests under the Easement Agreement and the Support Agreement. The Lessor agrees to reimburse the Lessee for the reasonable costs and expenses of the Lessee incurred in connection with such cooperation, performed at the Lessor's request, should the Lessor dispose of the Undivided Interest and its interests under the Easement Agreement and the Support Agreement, or should no such disposition take place.

       SECTION 6. WARRANTY OF THE LESSOR.

       SECTION 6(A). LESSEE'S USE. The Lessor warrants that during the Lease Term, so long as no Event of Default shall have occurred and be continuing, the Lessee's use of the Facility and the Undivided Interest shall not be interrupted by the Lessor or any Person claiming through or under the Lessor.

       SECTION 6(B). DISCLAIMER OF OTHER WARRANTIES. The warranty set forth in
  Section 6(a) is in lieu of all other warranties of the Lessor, whether written, oral or implied, with respect to this Facility Lease, the Facility or the Undivided Interest. As among the Owner Participant, the Owner Trustee, the Loan Participants, the Indenture Trustee, the Lessor and the Lessee, execution by the Lessee of this Facility Lease shall be conclusive proof of the compliance of the Facility and the Undivided Interest with all requirements of this Facility Lease, and the Lessee acknowledges and agrees that (i) THE FACILITY IS, AND EACH CAPITAL IMPROVEMENT AT THE TIME OF INSTALLATION WILL BE, SUBSTANTIALLY OF THE SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY THE LESSEE, (II) THE LESSEE IS SATISFIED THAT THE FACILITY IS, AND EACH CAPITAL IMPROVE-MENT AT THE TIME OF INSTALLATION WILL BE, SUITABLE FOR ITS PURPOSES, (III) THE LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND AND, (IV) THE LESSOR LEASES AND THE LESSEE TAKES THE FACILITY AND THE UNDIVIDED INTEREST, AND SHALL TAKE EACH CAPITAL IMPROVEMENT, AND ANY PART THEREOF, AS IS, and neither the Lessor, the Loan Participants nor the Indenture Trustee shall be deemed to have made, and THE LESSOR HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANIY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE FACILITY, ANY CAPITAL IMPROVEMENT OR THE UNDIVIDED INTEREST, OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE FACILITY, ANY CAPITAL IMPROVEMENT, OR THE UNDIVIDED INTEREST, OR ANY PART THEREOF, THE QUALLTY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFLCATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL THE LESSOR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), it being agreed that all such risks, as among the Owner Participant, the Loan Participants, the Indenture Trustee, the Owner Trustee, the Lessor and the Lessee, are to be borne by the Lessee. The provisions of this paragraph (b) have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by the Lessor, the Owner Trustee, the Owner Participant, the Loan Participants or the lndenture Trustee, express or implied, with respect to the Facility or the Undivided Interest, that may arise pursuant to any Applicable Law now or hereafter in effect, or otherwise. The Lessor authorizes the Lessee, at the Lessee's expense, to assert for the Lessor's account, during the Basic Lease Term and the Renewal Term, so long as no Default or Event of Default shall have occurred and be continuing, all of the Lessor's rights under any applicable warranty and any other claims that the Lessee or the Lessor may have against any vendor or manufacturer with respect to the Facility, any Component or any Capital Improvement title to an undivided interest in which shall have vested in the Lessor pursuant to Section 8 (except that consent of the Lessor shall be required for any monetary settlement of any such claims involving an amount exceeding $1,000,000) and the Lessor agrees to cooperate, at the Lessee's expense, with the Lessee in asserting such rights; provided, however, that the Lessee shall indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all Claims incurred or suffered by such Indemnitee in connection with, as a result of, or incidental to, any action by the Lessee pursuant to the above authorization. At the request of the Lessee (provided no Default or Event of Default shall have occurred and be continuing and provided, further, that the Lessor shall have been indemnified to its satisfaction by the Lessee with respect to all costs and expenses), and, if required for the realization of any Claim the Lessor shall commence an action on behalf of the Lessee against any such vendor or manufacturer and, subject to the preceding sentence, the Lessee shall have the right to direct and control the conduct of such action. The Lessor's Share of any amount received by the Lessee as payment with respect to the Facility, any Component or any Capital Improvement title to an undivided interest in which shall have vested in the Lessor pursuant to Section 8 under any such warranty or other claim against any vendor or manufacturer shall be paid or applied, (i) until a Discharge of the Indenture shall have occurred, promptly to the Indenture Trustee to be deposited in an account established for such purpose and paid to the Lessee, upon receipt of certification of obligations incurred or expenses paid, and (ii) after a Discharge of the Indenture, to the Lessee unless a Default or Event of Default shall have occurred and be continuing, first, for the purpose of restoring the Facility to the condition required by Section 8, second, to reimburse the Lessee for its reasonable out-of-pocket fees and expenses, if any, incurred in enforcing any such warranty or other claim, and third, the balance, if any, shall be applied to the Payment of Basic Rent.

       SECTION 7. LIENS; NO ACCESSIONS; NO MORTGAGES, ETC.

       SECTION 7(A). LIENS. The Lessee will not directly or indirectly create, incur or assume or suffer to exist, any Lien (except Permitted Encumbrances) on or with respect to, (A) the Facility Site, (B) the Facility, any Component, any Capital Improvement title to an undivided interest in which shall have vested in the Lessor pursuant to Section 8, the Undivided Interest or any interest of the Owner Participant or the Lessor therein or (C) the Trust Estate or the Indenture Trust Estate; provided, however, that the Lessee shall not be in violation of this covenant with respect to such Liens involving amounts of less than $2,000,000 which the Lessee did not create, incur or assume and which the Lessee discharges within five days after a Responsible Officer of the Lessee first has knowledge or notice thereof. The Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien, except Permitted Liens.

       SECTION 7(B). NO ACCESSIONS. The Lessee shall not permit the Facility, any Component or any Capital Improvement title to an undivided interest in which shall have vested in the Lessor pursuant to Section 8 to be attached to, installed on, incorporated in, or used, stored or maintained with, any personal property (including, without limitation, any Capital Improvement title to which shall have vested in the Lessee or any other Person) in such manner or under such circumstances that such portion would become an accession to such other personal property.

       SECTION 7(C). NO MORTGAGES. The Lessee shall not permit the Facility, any Component or any Capital Improvement title to an undivided interest in which shall have vested in the Lessor pursuant to Section 8, to be attached to, installed on, incorporated in, or used, stored or maintained with, any real property in such manner or under such circumstances that any Person would acquire any rights in the Facility, such Component or such Capital Improvement paramount to or ratable with the rights of the Lessor by reason of the Facility, such Component or such Capital Improvement being deemed to be real property or a fixture on real property. The Lessee will not enter into or be a party to any site lease, easement or mortgage of the Facility Site other than the Easement Agreement and other nonexclusive easements permitting other Persons (including, without limitation, the Other Lessors) having property interests in the Facility or any Expansion to have rights substantially similar to those granted to the Lessor under the Easement Agreement.

       SECTION 8. OPERATION AND MAINTENANCE; CAPITAL IMPROVEMENTS; MARKING.

       SECTION 8(A). OPERATION AND MAINTENANCE. The Lessee covenants that it will (A) operate, service and maintain the Facility and the Facility Site (t) so that the condition and operating efficiency of the Facility will be maintained and preserved, ordinary wear and tear excepted, (u) in accordance with Applicable Law, (v) in accordance with Prudent Industry Practice for property or facilities of a similar size and nature, (w) in accordance with such operating standards as shall be required to enforce warranty claims against all vendors and manufacturers providing goods, materials or equipment constituting Components of the Facility, (x) in accordance with the terms and conditions of all insurance policies in effect at any time with respect to the Facility or any part thereof, (y) in accordance with such operating standards as shall be applied by the Lessee with respect to similar facilities owned or leased by the Lessee, either Joint Venturer, either Sponsor or any Affiliate of any thereof, and (z) in such condition that the Facility will be mechanically capable of operating at 100% of Capability in normal commercial operation on a continuing basis for its estimated useful life, (B) comply with all Applicable Laws affecting the Facility, the Facility Site, any Component or any Capital Improvement and the use, operation and maintenance thereof and (C) keep and maintain proper books and records relating to all services rendered and all funds expended for operation and maintenance of the Facility and the Facility Site and the acquisition, construction and installation of Capital Improvements, the payment of the Cost thereof, and the payment of debt service on any indebtedness incurred in connection therewith, all in accordance with Generally Accepted Accounting Principles and Prudent Industry Practice. lf any Component shall be removed and such removal shall cause damage to the Facility, the Lessee, at its own expense and risk, shall promptly repair such damage. The Lessor shall not be obliged in any way to maintain, alter, repair, rebuild or replace the Facility or any Component, or any part thereof or to pay the cost of alteration, rebuilding, replacing, repair or maintenance of the Facility, any Component or the Undivided Interest or the Cost of any Capital Improvement, and the Lessee expressly waives the right to perform any such action at the expense of the Lessor pursuant to any law at any time in effect (to the extent permitted under Applicable Law).

       SECTION 8(B). OPERATING LOGS; PLANS AND SPECIFICATIONS. The Lessee shall, throughout the Lease Term (A) maintain daily operating logs, whether manually prepared or computer-generated, showing the output of the Facility,
  (B) keep maintenance and repair reports in sufficient detail to indicate the nature and date of major work done, and (C) maintain appropriate current operating manuals and a complete set of Plans and Specifications for the Facility in sufficient detail to enable an engineer not otherwise familiar with the Facility to identify and locate the various Components within the Facility. Such logs, reports, manuals and Plans and Specifications shall be kept on file by the Lessee and, with the exception of daily operating logs, shall be made available only for inspection to the Lessor upon reasonable request, and in no event may the Lessor reproduce or prepare extracts or summaries thereof; provided, however, that such logs and reports (but not such manuals or Plans and Specifications) may be destroyed in accordance with the Lessee's normal document retention program applicable to the Facility and all Components and other comparable facilities of the Lessee; and provided, further, however, that the foregoing restrictions upon the Lessor shall not apply if a Default or an Event of Default shall have occurred and so long as such Default or Event of Default shall be continuing.

       SECTION 8(C). CAPITAL IMPROVEMENTS. Lessee shall, at its sole expense, promptly replace all necessary or useful Components that may from time to time be affixed to, installed on, or incorporated in, or attached to or otherwise made a part of the Facility and that may from time to time fail to function in accordance with the Plans and Specifications or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. To the extent required by Section 8(a) and in compliance with the Lessee's covenants and agreements hereunder and under any other Transaction Document, unless prohibited by Applicable Law, the Lessee shall also, and if not so required, the Lessee may also, at its sole expense, make any and all other Capital Improvements to the Facility and each Component. In addition, in the ordinary course of maintenance, service, repair or testing, and in the course of making any Capital Improvement, the Lessee may remove any Component from the Facility; provided, however, that the Lessee shall cause such Component to be replaced by a Capital Improvement to the extent necessary to comply with the terms of this Section 8(c) as promptly as practicable. The Lessor's Share of the net proceeds of any sale or other disposition of such removed Component received by the Lessor and any insurance proceeds received by the Lessor in respect of the loss or destruction of any such Component shall be applied, to the extent required, as provided in Section 8(f). An undivided interest equal to the Lessor's Share in each Component at any time removed from the Facility shall remain the property of the Lessor, no matter where located, until such time as such Component shall be replaced by a Capital Improvement complying with the terms of this Section 8(c) which has been affixed to, installed on, or incorporated in, the Facility in accordance with the terms of this Section 8(c), in which case, immediately upon any such Capital Improvement becoming affixed to, installed on, or incorporated in, the Facility, without further act, (i) title to an undivided interest equal to the Lessor's Share in the removed Component shall thereupon vest in the Lessee or such other Person as shall be designated by the Lessee, free and clear of all rights of the Lessor or the Indenture Trustee, (ii) title to an undivided interest equal to the Lessor's Share in such Capital Improvement shall thereupon vest in the Lessor as provided in Section 8(e) and (iii) such undivided interest in such Capital Improvement shall become subject to this Facility Lease and, so long as a Discharge of the Indenture shall not have occurred, to the Lien of the Indenture, and be deemed to be part of the Undivided Interest and the Facility for all purposes hereof to the same extent that the Lessor had an undivided interest equal to the Lessor's Share in the Component originally affixed to, installed on, or incorporated in, the Facility. All Capital Improvements shall be free and clear of all Liens, except Permitted Liens, and, in the case of Capital Improvements constituting replacements of Components, shall be in as good operating condition as, and shall have a value and utility at least equal to, the Component replaced, assuming such replaced Component was in at least the condition and repair required to be maintained under Section 8(a). Any Capital Improvements affixed to, installed on, or incorporated in, the Facility, and made by Lessee:

            (i) shall not reduce the value or utility of the Facility or the Undivided Interest;

            (ii) shall not be made if such Capital Improvement is to have a Cost in excess of $5,000,000, unless an executive summary of an appropriation request with respect thereto shall have been delivered to the Lessor, together with a certificate of a Responsible Officer of the Lessee with respect to compliance with the requirements of clause (i) of this sentence, and, except those relating to Liens, of the next preceding sentence;

            (iii) shall not reduce the Fair Market Sales Value of the Undivided Interest from that existing immediately prior to the time such Capital Improvement is proposed;

            (iv) shall not (A) adversely affect the anticipated residual value of the Facility or the Undivided Interest at the expiration of the Basic Lease Term or (B) cause this Facility Lease to lose its characterization as a true lease for United States Federal income tax purposes or to fail to satisfy the Guidelines; and

            (v)  shall be financed by the Lessee.

  All Capital Improvements shall be completed in a good and workmanlike manner, with reasonable dispatch.

       If any Non-Severable Improvement made pursuant to this Section 8 shall have a Cost (including installation) in excess of $5,000,000, the Lessee, at its sole cost and expense, shall promptly (i) furnish the Lessor with a full warranty bill of sale in form and substance satisfactory to the Lessor, conveying title to each Non-Severable Improvement free and clear of all Liens, (ii) furnish the Lessor with such evidence of the Lessor's title to each such Non-Severable Improvement, as the Lessor may reasonably request,
  (iii) prepare, or cause to be prepared, and, after execution thereof by the Lessor and the Indenture Trustee, record, or cause to be recorded such supplement to the Indenture and such other instruments, and make, or cause to be made, such filings with respect thereto, as may be necessary to subject each such Non-Severable Improvement to the Lien of the Indenture, subject only to Permitted Liens, and (iv) furnish, or cause to be furnished, to the Indenture Trustee and the Lessor such number of copies of such instruments as each of them shall reasonably request, together with an opinion in form and substance satisfactory to the Indenture Trustee and the Lessor of counsel reasonably satisfactory to the Lessor and the Indenture Trustee stating that title to each such Non-Severable Improvement has been vested in the Lessor, that each such Non-Severable Improvement is subject to this Facility Lease, that each such Non-Severable Improvement has been duly subjected to the Lien of the Indenture, and that all recordings, filings or other action required or advisable to establish, perfect, protect and preserve the Lien of the Indenture as a valid first mortgage lien on, or first and prior perfected security interest in, each such Non-Severable Improvement, have been duly made or taken (specifying the same) and are in full force and effect, or stating that no such instruments, recordings, filings or other action, as the case may be, are required.

       SECTION 8(D). REPORTS OF CAPITAL IMPROVEMENTS. In each year throughout the Lease Term, commencing in 1989, (x) on or before January 25 of each year and (y) on the date on which the Basic Lease Term or, if elected hereunder, the last Renewal Term shall expire or be terminated for any reason, the Lessee shall furnish the Lessor with a report (A) indicating the aggregate Cost of all Capital Improvements and describing (including the identification of the owner thereof) separately and in reasonable detail each Capital Improvement made during the period from the Closing Date to December 31, 1988, in the case of the first such report, or during the previous calendar year, in the case of all subsequent reports, or stating that no such Capital Improvements were made during the period to which such report relates and (B) describing separately and in reasonable detail each Capital Improvement which the Lessee then proposes to make during the calendar year which includes the date of such report and the estimated Cost of each such Capital Improvement referred to in this clause (B).

       SECTION 8(E). TITLE TO CAPITAL IMPROVEMENTS. Title to an undivided interest, the percentage of which shall be equal to the Lessor's Share, in each Non-Severable Improvement shall vest in the Lessor, whether or not the Lessor shall have financed or provided financing (in whole or in part) for such undivided interest in such Non-Severable Improvement, effective on the date such Non-Severable Improvement shall have been delivered to the Facility Site, and thereupon the Lessor shall, without further act, acquire title to such undivided interest in such Non-Severable Improvement. The Lessee shall retain title to each Severable Improvement unless such Severable Improvement was financed by the Lessor by means of a sale-leaseback or similar transaction.

       SECTION 8(F). FUNDING OF THE COST OF CERTAIN CAPITAL IMPROVEMENTS. The Lessor's Share of the Cost of Capital Improvements which shall constitute replacements of or substitutions for Components shall be paid first, from the Lessor's Share of the sum of (A) the net proceeds of any sale or disposition of the replaced Component and (B) any insurance proceeds made available in accordance with Section 10 in respect of the loss or destruction of such replaced Component, and second, to the extent of the unpaid balance of such Cost, from funds provided by the Lessee. Neither the Lessor nor the Owner Participant shall have any obligation to make any investment in Capital Improvements; provided, however, that the Owner Participant and each Loan Participant shall have a right of first opportunity to make such investment on terms and conditions mutually satisfactory to the Owner Participant or such Loan Participant, as the case may be, and the Lessee.

       SECTION 8(G). MARKING. The Lessee agrees, at its own cost, expense and liability, to maintain in a prominent place at the Facility Site a durable, readily visible inscription of such type and content as from time to time may be required by law or otherwise deemed necessary by the Lessor in order to protect the title of the Lessor to the Undivided Interest, the rights of the Lessor under this Facility Lease and the Lien of the Indenture. The Lessee will replace such marking promptly if the same shall have been removed, defaced, obliterated or destroyed.

       SECTION 8(H). ESSENTIAL IMPROVEMENT. In the event that, at any time after January 1, 2003, the Lessor is unwilling or unable to provide financing in connection with any Capital Improvement (i) that is a Non-Severable Improvement, and (ii) (A) is required by Applicable Law, (B) the absence of which would render the Facility economically obsolete or (C) which, in the Lessee's reasonable good faith judgment, would substantially improve the economic return to the Lessee from operation of the Facility, which improvements are believed by the Lessee to be achievable only by means of such Capital Improvement, then the Lessee shall have the right, upon 180 days' prior written notice, to purchase the Undivided Interest for an amount equal to the greater of (A) Special Termination Value as of the Basic Rent Payment Date next succeeding the date of purchase, plus any prepayment premium payable on the Notes and all Supplemental Rent and Special Supplemental Rent then due and payable or (B) Fair Market Sales Value, plus any prepayment premium payable on the Notes and all Supplemental Rent and Special Supplemental Rent then due and payable; provided, however, that, subject to compliance with the conditions contained in Section 2.16 of the Indenture, if the Notes are assumed by the Lessee the purchase price of the Undivided Interest shall be reduced by an amount equal to the unpaid principal and interest on the Notes assumed by the Lessee.

       SECTION 8(I). REMOVAL FROM FACILITY SITE. The Lessee shall not remove, or permit to be removed, the Facility or any Component from the Facility Site without the prior written consent of the Lessor, except that the Lessee or any other Person acting on behalf of the Lessee may remove any Component in accordance with the provisions of this Section 8 in connection with the performance of the Lessee's obligations under Section 8(a) and 8(c); provided, however, that if the aggregate value of such removed Components exceeds $10,000,000 at any time, the Lessee shall provide evidence reasonably satisfactory to the Indenture Trustee that the Indenture Trustee's security interest in such Components remains perfected.

       SECTION 8(J). REMOVAL OF SEVERABLE IMPROVEMENTS. All Severable Improvements to which the Lessee shall have title pursuant to the provisions of Section 8(e) may, so long as such removal shall not result in any violation of any law or governmental regulation and so long as no Event of Default shall have occurred and be continuing, be removed at any time by the Lessee and may be removed by the Lessee prior to the return of the Lessor's Undivided Interest to the Lessor in accordance with Section 5, other than upon the termination of this Facility Lease pursuant to Section 16, and title to such Severable Improvements shall at all times remain in the Lessee.

       SECTION 9. LOSS OR DESTRUCTION; REQUISITION OF USE.

       SECTION 9(A). DAMAGE OR LOSS. In the event that the Facility shall be or become substantially damaged, for any reason whatsoever, or an Event of Loss shall occur, the Lessee shall promptly, and in any case within five Business Days of any such event, give written notice thereof to the Lessor.

       SECTION 9(B). REPAIR. In the event of damage to the Facility or damage to, or destruction of, any Component not constituting an Event of Loss, the Lessee shall, in accordance with Prudent Industry Practice, promptly repair the Facility and, in the case of any Component, repair such Component or replace such Component with a Capital Improvement in accordance with the provisions of Section 8. subject to the provisions of Section 9(d).

       SECTION 9(C). PAYMENT UPON AN EVENT OF LOSS. If an Event of Loss occurs, the Lessee shall promptly notify the Lessor thereof and on the later of (i) the date on which the Lessee shall have determined, in compliance with
  Section 9(d), that an Event of Loss has occurred and (ii) the Basic Rent Payment Date next following the date on which such Event of Loss shall have occurred, as determined under the definition of such term, the Lessee shall, except as provided in Sections 9(d) and 9(g), pay to the Lessor the sum of
  (x) the amount of all Special Supplemental Rent whether or not then due and payable, and (y) the remainder of (XX) the sum of (A) the Casualty Value of the Undivided Interest, determined on or as of the Basic Rent Payment Date next following the date on which such Event of Loss shall have occurred adjusted, however, to take into account any reduction in tax benefits resulting from any determination that such Event of Loss actually occurred in a tax year other than the year in which such Basic Rent Payment Date occurs,
  (B) any premium then due and payable with respect to the prepayment of the Notes, (C) interest at the rate of 12.08% per annum from, but excluding, the date on which such Event of Loss shall have occurred to, and including, the date of payment, on an amount equal to the remainder of (1) such Casualty Value minus (2) the principal amount of, and accrued interest on, the Notes Outstanding, calculated as at the Basic Rent Payment Date next following the date on which such Event of Loss shall have occurred, (D) interest, if any, at the rate of 12.08% per annum from, but excluding, the Basic Rent Payment Date next following such Event of Loss, to, and including, the day of payment thereof, on the principal amount of the Notes Outstanding, calculated as of the Basic Rent Payment Date (taking into account any payment thereof made on such Basic Rent Payment Date) next following the date on which the Event of Loss shall have occurred and (E) all Supplemental Rent then due and payable to the extent not already paid pursuant to clauses (A) through (D) above), minus (YY) the amount, if any, of Basic Rent actually paid subsequent to the date on which the Event of Loss occurred. From the date of such Event of Loss to, and including, such date of payment, all Rent shall continue to be paid when due. If no Default or Event of Default shall have occurred and be continuing, the Lessor shall, subject to Section 9(f), upon payment of all amounts described in this Section 9(c) transfer the Undivided Interest to the Lessee on an as is, where is basis, together with all of the Lessor's right, title and interest in and to the Support Agreement, the Assigned Contracts and the Easement Agreement, free and clear of all Lessor's Liens and Owner Participant's Liens, BUT WITHOUT ANY OTHER RECOURSE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY THE LESSOR OR THE OWNER PARTICIPANT.

       SECTION 9(D). REPAIR PERIOD. In the event that damage to the Facility is not immediately determined to constitute an Event of Loss, the Lessee shall have six months in which to inspect the Facility and determine whether or not an Event of Loss shall have occurred and the Lessee shall notify the Owner Participant, the Indenture Trustee and all Holders of Notes Outstanding of the declaration of an Event of Loss or of intent to repair. If such damage does not constitute an Event of Loss, the Lessee shall cause the Facility to be repaired within twenty-four months after the occurrence of such damage; provided, however, that if the Lessee shall, within such period, have commenced the repair of the Facility and be diligently pursuing such repair, but is prevented from completing such repair within such period due to Uncontrollable Forces, then the time for repair shall be extended by the number of months necessary to complete such repair up to a maximum of twelve additional months; and provided, further, however, that if the Lessee shall fail to repair the Facility within such repair period, including any extension thereof, or the Lessee shall determine more than six months after the date of damage to the Facility that such damage constitutes an Event of Loss, the Lessee shall pay to the Lessor promptly after the termination of such repair period, or promptly after such determination, as the case may be, the remainder of (XX) the sum of (A) the Casualty Value of the Undivided Interest, determined as of the Basic Rent Payment Date next following the date of the occurrence of such damage, (B) interest, at the rate of 12.08% per annum from, but excluding, the date on which such damage shall have occurred to, and including, the date of payment thereof, on an amount equal to the remainder of (1) such Casualty Value minus (2) the principal amount of, and accrued interest on, the Notes Outstanding calculated as at the Basic Rent Payment Date next following the date on which such damage shall have occurred, (C) interest, at the rate of 12.08% per annum from, but excluding, the Basic Rent Payment Date next following the date on which such damage shall have occurred to, and including, the date of payment thereof, on the principal amount, from time to time, of the Notes Outstanding, (D) a Yield-Maintenance Premium if the date of payment occurs on or prior to January 1, 1999 and a premium on the aggregate outstanding principal amount of the Notes determined pursuant to the table set forth in Section 2.15(g)(ii) of the Indenture if the date of payment occurs after January 1, 1999 and (E) all Supplemental Rent and Special Supplemental Rent then due and payable (to the extent not already paid pursuant to clauses (A) through (D) above), minus (W) the amount of Basic Rent actually paid subsequent to the date on which such damage occurred.

       SECTION 9(E). TERMINATION OF OBLIGATION. Upon payment of all amounts set forth in Section 9(c), or Section 9(d), and all Rent then due and owing, the Lessee's obligation to pay further Basic Rent and Special Supplemental Rent shall cease, but the Lessee's obligation to pay all Supplemental Rent before, on and after such date shall remain unchanged.

       SECTION 9(F). SALVAGE. Subject to Section 9(g), following an Event of Loss, neither the Lessee nor any Affiliate of the Lessee shall at any time thereafter, either as principal or agent, operate the Facility, and the Lessee shall, unless title to, or possession of, the Facility shall have been transferred to an insurance carrier in respect of a claim made against such carrier in connection with such Event of Loss, for the Lessee's own account, and as agent for the Lessor, dispose of the Undivided Interest as soon as practicable for the best cash price obtainable. Any such disposition shall be on an as is, where is basis, without recourse, representation or warranty, expressed or implied. The Lessee may retain all proceeds of such disposition up to the amount by which (i) the amount of the Casualty Value paid by the Lessee to the Lessor plus the Lessee's reasonable costs and expenses of disposition attributable thereto exceeds (ii) the amount of Rent otherwise due on the date of actual disposition, and the balance, if any, of such proceeds shall be paid over to and retained by the Lessor.

       SECTION 9(G). FAILURE TO COMPLETE. Following an Event of Loss described in clause (a) of the definition of such term, upon payment by the Lessee to the Lessor of an amount equal to Termination Value, plus any prepayment premium on the Notes and all Supplemental Rent and Special Supplemental Rent then due and payable, which payment shall be due six months after receipt of notice given to the Lessee from the Owner Trustee or a Majority in Interest of Noteholders to the effect that an Event of Loss has been declared, the Lessor shall thereupon transfer the Undivided Interest to the Lessee on an as is, where is basis, together with all of the Lessor's right, title and interest in and to the Support Agreement, the Assigned Contracts and the Easement, free and clear of all Lessor's and Owner Participant's Liens, BUT WITHOUT ANY OTHER RECOURSE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY THE LESSOR OR THE OWNER PARTICIPANT.

       SECTION 9(H). APPLICATION OF OTHER PAYMENTS IN AN EVENT OF LOSS. Any payments received at any time by the Lessor or by the Lessee from any Governmental Authority or other Person (except the Lessee) as a result of the occurrence of an Event of Loss shall be applied as follows:

            (i) all such payments received at any time by the Lessor or the Lessee shall be promptly paid to the Indenture Trustee, until Discharge of the Indenture shall have occurred, for application pursuant to the Indenture, and thereafter paid to or held by the Lessor for application pursuant to the following provisions of this
            Section 9(h), except that so long as no Default or an Event of Default shall have occurred and be continuing, the Lessee may retain any amounts that the Lessor would at the time be obligated to pay to the Lessee as reimbursement under the provisions of paragraph (ii) below;

            (ii) so much of such payments as shall not exceed the amounts required to be paid by the Lessee pursuant to Section 9(c) or 9(d), as the case may be, shall be applied in reduction of the Lessee's obligation to pay such amount if not already paid by the Lessee or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amount, unless a Default or an Event of Default shall have occurred and be continuing; and

            (iii) the balance, if any, of such payments remaining thereafter shall be divided between the Lessor and the Lessee as their interests may appear.

       SECTION 9(I). APPLICATION OF PAYMENTS NOT RELATING TO EVENT OF LOSS. Unless a Default or an Event of Default shall have occurred and be continuing and except as otherwise provided in Section 10, payments received at any time by the Lessor or the Lessee from any Governmental Authority or other Person with respect to any Requisition of Use not constituting an Event of Loss shall be paid to or retained by the Indenture Trustee, until a Discharge of the Indenture, and thereafter to the Lessor, and shall be applied (subject to the Indenture), as follows: first, directly in payment for repairs or replacement in accordance with Section 8, if not already paid for by Lessee, or, if already paid for by the Lessee, to reimburse the Lessee for such payment; and second, the balance remaining, if any, shall be divided between the Lessor and the Lessee as their interests may appear.

       SECTION 9(J). OTHER DISPOSITIONS. If a Default or an Event of Default shall have occurred and be continuing, any amount payable to or for the account of, or to be retained by, the Lessee pursuant to this Section 9 shall be paid to the Lessor as security for the obligations of the Lessee under this Facility Lease and each other Transaction Document to which the Lessee is a party, and, at such time thereafter as no such Default or Event of Default shall be continuing, such amount shall be paid promptly to the Lessee, together with any earnings thereon.

       SECTION 10. INSURANCE.

       The Lessee will, at its own expense, cause to be carried and maintained insurance, with insurers (and reinsurers, if any) having a rating of at least "A" by A.M. Best Company, against damage to or destruction of the Facility or the Facility Site, liability insurance with respect to third party bodily injury and property damage, in each case and at all times in amounts which,
  (x) in the case of insurance in respect of damage to or destruction of the Facility and the Facility Site, shall be at least equal to the greater of Casualty Value or 100% of replacement cost, and (y) in the case of insurance in respect of third party bodily injury and property damage, shall be at least equal to $10,000,000, and against risks (A) consistent with Prudent Industry Practice, and (B) in an amount sufficient to prevent the Lessor, the Owner Participant, the Indenture Trustee or the Holders of the Notes from becoming at any time a coinsurer with respect to any loss relating to events or occurrences covered under any policy. The Lessee will maintain business interruption insurance in an amount not less than $50,000,000, but in any event at least equal to the sum of Basic Rent payable on the next succeeding Basic Rent Payment Date, Taxes, payments due under take-or-pay power contracts, as well as payroll and other operating expenses incurred while maintaining an idle facility to the extent such coverage is available on commercially reasonable terms or if such coverage is not available, such other coverage as is available to the Lessee on commercially reasonable terms, but in no event less than is consistent with Prudent Industry Practice. Off-site supplier power service interruption insurance shall be carried in an amount not less than $5,000,000 to the extent such coverage is available on commercially reasonable terms. So long as no Event of Default shall have occurred and be continuing, the Lessee may self-insure, by way of deductible or premium adjustment provision in insurance policies, the risks required to be insured against pursuant to the preceding sentence up to an amount customarily self-insured by owners and operators in the paper manufacturing industry; provided, however, that such self-insurance shall not be in amounts in excess of (x) $1,000,000, in respect of damage to or destruction of the Facility and the Facility Site, or (y) $250,000 in respect of liability. Any policies with respect to such insurance shall (i) name the Lessee, the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee as additional insureds and, subject to clause (viii) of this sentence, as loss payees, as their respective interests may appear, (ii) provide for at least 60 days' prior written notice (or such lesser notice period of not less than 30 days as shall be available from time to time in the insurance markets; provided, however, that the Lessee shall use its best efforts to obtain the longest such period available on commercially reasonable terms) by the insurance carrier to the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee in the event of cancellation, expiration or material modification, (iii) waive any right to claim any premiums or commissions against the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee, (iv) provide that the insurers shall waive any rights of subrogation against the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee, (v) provide that if such insurance is cancelled for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of the Lessor, the Owner Participant, the Loan Participants or the Indenture Trustee or if such insurance is allowed to lapse for nonpayment of premiums, such cancellation, change or lapse shall not be effective against the Lessor, the Owner Participant, the Loan Participants or the Indenture Trustee for 60 days (or such lesser period of not less than 10 days as shall be available from time to time in the insurance markets; provided however, that the Lessee shall use its best efforts to obtain the longest period available on commercially reasonable terms) after receipt by the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee, respectively, of written notice from any applicable insurers of such cancellation, change or lapse, (vi) provide that each of the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee is permitted to make payments to effect the continuation of such insurance coverage upon notice of cancellation due to nonpayment of premiums, (vii) provide that the respective interests of the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee shall not be invalidated by any action or inaction of the Lessee or any other Person and shall insure the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee regardless of any breach or violation by the Lessee or any other Person of any warranties, declarations or conditions contained in such policies and (viii) provide that insurance proceeds in respect of any loss or damage to the Facility or the Facility Site in the amount of $1,000,000 or more for any single occurrence shall, subject to the remainder of this Section 10, be payable to the Indenture Trustee to the extent of the Lessor's Share thereof so long as a Discharge of the Indenture shall not have occurred, and thereafter shall be paid to the Lessor. Insurance proceeds in respect of damage to the Facility or the Facility Site in an amount of less than $1,000,000 for any single occurrence shall, provided no Default or Event of Default shall have occurred and be continuing, be paid to the Lessee. Each such policy shall (X) be primary without right of contribution from any other insurance which is carried by the Lessor, the Owner Participant, the Loan Participants or the Indenture Trustee, with respect to its interest as such in the Facility and
  (Y) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. Such policies shall provide that in respect of the interests of the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee in such policies the insurance shall not require contributions from other policies held by the Lessor, the Owner Participant, the Loan Participants or the Indenture Trustee. The Lessee shall, on or before January I of each year, commencing January 1, 1989, furnish to the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee, (AA) a certificate signed by H.L. Jamison & Company, or another independent insurance broker selected by the Lessee and acceptable to the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee, showing the insurance then maintained by the Lessee pursuant to this
  Section 10 and stating that in the opinion of such independent broker such insurance complies, or substantially complies, with the terms hereof and setting forth recommendations, if any, of such broker as to additional insurance, if any, reasonably required in light of Prudent Industry Practice for similar facilities to protect the respective interests of the Lessor, the Owner Participant, the Loan Participants and the Indenture Trustee and stating whether such insurance is available from insurers of recognized responsibility qualified to insure risks in the State of Minnesota on reasonable terms and conditions, and (BB) upon the reasonable request of the Lessor, the Owner Participant, any Loan Participant or the Indenture Trustee, copies of policies carried and maintained by the Lessee pursuant to this
  Section 10. In the event that the Lessee shall fail to maintain insurance as herein provided either the Lessor, the Owner Participant, any Loan Participant, or the Indenture Trustee may at its option maintain insurance which is required to be maintained by the Lessee hereunder, and, in such event, the Lessee shall reimburse such party upon demand for the cost thereof, together with interest thereon at the rate per annum specified in
  Section 3(b)(iii) as Supplemental Rent. So long as no Default or Event of Default shall have occurred and be continuing, all insurance proceeds paid in respect of damage to the Facility, the Facility Site or any Component and received by the Lessor in compliance with the provisions of this Section 10 (directly or from the Indenture Trustee) in respect of the Undivided Interest with respect to an occurrence not constituting an Event of Loss shall be paid to the Lessee; provided, however, that if a Default or Event of Default shall have occurred and be continuing, all insurance proceeds shall be paid to the Indenture Trustee until Discharge of the Indenture shall have occurred and thereafter to the Lessor and be applied or dealt with in accordance with clauses (i) through (iv) below; and provided, further, that, whether or not a Default or an Event of Default shall have occurred and be continuing, the Lessor's Share of any of such insurance proceeds in excess of $1,000,000 for any single occurrence in the aggregate shall be paid to the Indenture Trustee until Discharge of the Indenture shall have occurred and thereafter to the Lessor and be applied or dealt with as follows:

            (i) All such proceeds actually received on account of any such damage other than in connection with an Event of Loss shall, unless a Default or Event of Default shall have occurred and be continuing, be paid over to the Lessee or as it may direct from time to time as restoration progresses, to pay (or reimburse the Lessee for) the Lessor's Share of the cost of restoration if the amount of such proceeds received by the Indenture Trustee or the Lessor when added to proceeds received by Other Indenture Trustees under Other Trust Indentures in respect of loans made to Other Lessors, together with such additional amounts, if any, theretofore expended by the Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration, but only upon a written application of the Lessee to the Lessor and the Indenture Trustee accompanied by an Officers' Certificate of the Lessee showing in reasonable detail the nature of such restoration, the actual cash expenditures made to date for such restoration and stating that no Default or Event of Default shall have occurred and be continuing. Upon the written request of the Lessee to the Lessor and the Indenture Trustee, accompanied by evidence reasonably satisfactory to the Owner Participant, each Loan Participant and the Lessor that such restoration has been completed and the costs thereof paid in full and that there are no Liens other than Permitted Liens on the Facility, the balance, if any, of such proceeds shall, unless a Default or Event of Default shall have occurred and be continuing, be paid over or assigned to the Lessee or as it may direct.

            (ii) All such proceeds received or payable on account of an Event of Loss shall be dealt with in accordance with Section 9(h).

            (iii) If a Default or an Event of Default shall have occurred and be continuing at the time of the requested application of any such proceeds, such proceeds shall be held and applied as provided in Section 9(j).

            (iv) Losses under any property damage insurance required to be carried by this Section 10 shall be adjusted (including the filing of proceedings deemed advisable by the Lessee) with the insurer or otherwise collected by the Lessee upon the approval of the Indenture Trustee with respect to losses exceeding $5,000,000 or if an Event of Default shall have occurred and be continuing. All such policies shall provide that the loss, if any, under such insurance shall be adjusted and paid as provided in this Facility Lease.

            (v) Nothing in this Section 10 shall prohibit the Lessee from placing at its expense insurance on or with respect to the Facility or the Undivided Interest, or the operation of the Facility, naming the Lessee (but not the Lessor, the Owner Participant, any Loan Participant or the Indenture Trustee) as insured and loss payee, in an amount exceeding the Casualty Value or replacement cost thereof unless such insurance would conflict with or otherwise limit the insurance to be provided or maintained by the Lessee in accordance with this Section 10. Nothing in this Section 10 shall prohibit the Lessor or the Owner Participant from placing at its expense insurance on or with respect to the Facility or the Undivided Interest, or the operation of the Facility, naming the Lessor or the Owner Participant (but not the Lessee, any Loan Participant or the Indenture Trustee) as insured and loss payee, in any amount, up to an amount equal to the difference between the present value of the Agreed Fair Market Value at expiration of the Lease Term and Casualty Value; provided, however, that no such insurance shall conflict with or otherwise limit the insurance required to be provided or maintained by the Lessee or permitted to be maintained by any Loan Participant in accordance with this Section 10. Nothing in this Section 10 shall prohibit any Loan Participant from placing at its expense insurance on or with respect to the Facility or the Undivided Interest, or the operation of the Facility, naming such Loan Participant (but not the Lessee, the Lessor, the Owner Participant or the Indenture Trustee) as insured and loss payee; provided, however, that no such insurance shall conflict with or otherwise limit the insurance required to be provided or maintained by the Lessee or permitted to be maintained by the Owner Participant, the Lessee or the Lessor in accordance with this
            Section 10.

       SECTION 11. RIGHTS TO ASSIGN OR SUBLEASE.

       SECTION 11(A). ASSIGNMENT OR SUBLEASE BY THE LESSEE. Without the prior written consent of the Lessor, the Lessee shall not assign, sublease, transfer or encumber (except for Permitted Liens) its leasehold interest under this Facility Lease; provided, however, that notwithstanding any such consent, (A) no such sublease shall extend beyond the Basic Lease Term, (B) no such assignment, sublease, transfer or encumbrance shall impair or diminish any of the rights of the Lessor hereunder or under any other Transaction Document, or of any Loan Participant or the Indenture Trustee hereunder or under the Indenture or the obligations of the Lessee hereunder or under any Facility Lease Supplement or any other Transaction Document, which rights and obligations shall continue in full force and effect as though no assignment, sublease, transfer or encumbrance had been made, (C) any such assignment, sublease, transfer or encumbrance of the Undivided Interest shall be expressly subject and subordinate to the provisions of this Facility Lease and all other Transaction Documents, including, without limitation, the rights of the Lessor and the Indenture Trustee to enforce remedies under Section 16 if an Event of Default shall have occurred and be continuing, (D) the Lessee shall have effectively assigned to the Lessor and the Lessor shall have assigned to the Indenture Trustee, in a manner satisfactory to each of them, such assignment, sublease, transfer or encumbrance and all rentals and other proceeds payable thereunder and (E) the Lessee shall remain primarily liable for all obligations to be performed by it hereunder or under any Transaction Documents, such liability to be unconditional, irrespective of any circumstances whatsoever which might constitute a legal or equitable discharge or defense of a surety or guarantor; provided, further, however, that unless and until an Event of Default shall have occurred and be continuing, such rentals and other proceeds shall be collected and retained by the Lessee. The Lessee shall not, without the prior written consent of the Lessor, the Owner Participant, each Loan Participant and the Indenture Trustee, part with the possession or control of, or suffer or allow to pass out of its possession or control, the Facility, any Component or any Capital Improvement, or any interest in any thereof, except to the extent permitted by the provisions of this Facility Lease or any other Transaction Document.

       SECTION 11(B). ASSIGNMENT BY LESSOR AS SECURITY FOR LESSOR'S OBLIGATIONS. In order to secure the indebtedness evidenced by the Notes and certain other obligations as provided in the Indenture, the Indenture provides, among other things, for the assignment by the Lessor to the Indenture Trustee of its right, title and interest in, to and under this Facility Lease, including, without limitation, the payments due to it under this Facility Lease (other than Excepted Payments and Special Supplemental
  Rent), to the extent set forth in the Indenture, and for the creation of a mortgage lien on and a security interest in the Facility in favor of the Indenture Trustee. The Lessee hereby consents to such assignment and to the creation of such mortgage and security interest and consents to the terms and provisions thereof. The Lessee hereby (a) acknowledges that such assignment, mortgage and security interest provide for the exercise by the Indenture Trustee of all rights of the Lessor hereunder to give any consents, approvals, waivers, notices or the like, to make any elections, demands or the like or to take any other discretionary action hereunder, except as specifically set forth in the Indenture, (b) acknowledges receipt of an executed counterpart of the Indenture and (c) agrees that, to the extent provided in the Indenture, the Indenture Trustee shall have all the rights of the Lessor hereunder as if the Indenture Trustee had originally been named as the Lessor herein (every reference herein to the "Lessor" being read to mean, except where the context otherwise requires, the Indenture Trustee). The Lessee will furnish to the Indenture Trustee and the Loan Participants counterparts of all notices, certificates, opinions or other documents of any kind required to be delivered hereunder by the Lessee to the Lessor. Notwithstanding any provision of this Facility Lease and any other Transaction Document, so long as no Discharge of the Indenture shall have occurred, the Lessee shall make all payments of Basic Rent, and all other amounts payable hereunder to the Lessor, other than Excepted Payments and Special Supplemental Rent, to the Indenture Trustee or such other Person as the Indenture Trustee may specify, and the right of the Indenture Trustee to receive all such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which the Lessee may be able to assert against the Lessor or the Owner Participant in any action brought by either thereof on this Facility Lease (to the extent permitted under Applicable Law). Notwithstanding the foregoing, the Indenture Trustee shall not have any obligation or liability under this Facility Lease except as set forth in the Indenture and the Financing Agreement.

       SECTION 12. FAIR MARKET RENEWAL.

       Subject to Section 13(a), at the end of the Basic Lease Term or any preceding Renewal Term, provided that no Default or Event of Default shall have occurred and be continuing and all Special Supplemental Rent shall have been paid in full and a Discharge of the Indenture shall have occurred, the Lessee shall have the right to renew the term of this Facility Lease for one or more Renewal Terms (a Renewal Term or the Renewal Terms), in which case Basic Rent payable during each such Renewal Term shall be the Fair Market Rental Value of the Undivided Interest, payable as provided in Section 3(a)(ii). The first Renewal Term will be for the period commencing December 22, 2012 [NOTE 4], January 1, 2013 [NOTE 5] and ending on a date not less than five years thereafter. Each subsequent Renewal Term shall be for a period of not less than five, nor more than seven years.

       SECTION 13. NOTICES FOR RENEWAL OR PURCHASE; PURCHASE OPTIONS.

       SECTION 13(A). NOTICE; DETERMINATION OF VALUES; APPRAISAL PROCEDURE. If the Lessee shall have the right hereunder to elect, and shall elect, any of the options provided in Section 12 or Section 13(b), (c) or (d), written notice of any such election shall be given to the Lessor,

            (i) 120 days prior to the Basic Rent Payment Date on which any purchase may occur, in the case of Section 13(b);

            (ii) 180 days prior to the Basic Rent Payment Date on which any purchase may occur, in the case of Section 13(c);

            (iii) eighteen months prior to the expiration of the Basic Lease Term, in the case of Section 12 or Section 13(d); and

            (iv) eighteen months prior to the expiration of the then effective Renewal Term elected pursuant to Section 12, in the case of Section 13(d).

  In the absence of any such notice in respect of either Section 12 or Section 13(d), the Lessee shall be deemed to have elected to return the Undivided Interest to the Lessor pursuant to Section 5(a). No such notice shall be valid hereunder or binding on the Lessor unless (y) at the time of such notice and also on the date on which any such option shall be exercisable hereunder, no Default or Event of Default shall have occurred and be continuing and (z) on the date on which any such option shall be exercisable hereunder, (A) all Special Supplemental Rent shall have been paid in full,
  (B) all amounts of principal of, and premium, if any, and interest on the Notes shall have been paid in full and no Note shall remain Outstanding, (or the obligations of the Lessor in respect of the Notes shall have been assumed in accordance with the Financing Agreement and the Indenture), (C) all other amounts payable to any Holder, the Loan Participants or the Indenture Trustee under any Transaction Document shall have been paid in full and (D) except in the case of Section 13(c), the same such notice shall have been delivered to the Other Lessors under the Other Facility Leases. Any such notice duly given shall, as to the Lessee, be irrevocable (to the extent permitted under Applicable Law). Promptly after the giving of any such notice, the Lessee and the Owner Participant shall, if the option so elected shall require, negotiate in good faith the Fair Market Rental Value or the Fair Market Sales Value of the Undivided Interest, as the case may be, and, if the Lessee and the Owner Participant shall be unable to agree on such value or values within 30 days after the date of such notice, such value or values shall be determined by the Appraisal Procedure.

       SECTION 13(B). MIDTERM PURCHASE OPTION. Subject to Section 13(a), on December 22, 1992 [NOTE 4] January 1, 1993 [NOTE 5] and, if this Facility Lease shall not have theretofore been terminated, December 22, 1997 [NOTE 4], January 1, 1998 [NOTE 5], the Lessee shall have the right to purchase the Undivided Interest for an amount equal to the sum of (x) the Agreed Fair Market Value applicable on such date, (y) prepayment premium payable on any Notes prepaid, and (z) all Supplemental Rent and Special Supplemental Rent unpaid on such date whether or not then payable; provided, however, that, subject to compliance with the provisions contained in Section 2.16 of the Indenture, if the Notes are assumed by the Lessee then, (i) the amount described in clause (x) shall be reduced by the unpaid principal amount of, and interest on the Notes assumed by the Lessee, and (ii) the amount described in clause (y) hereof shall not be payable.

       SECTION 13(C). PURCHASE OPTION UPON ADJUSTMENT OF BASIC RENT. Subject to
  Section 13(a), if (x) as a result of a Change in Tax Law, Basic Rent shall be adjusted, or (y) under the Tax Indemnity Agreement, an indemnity payment shall be due and payable, so that the sum of (i) the present value of all Basic Rent payable thereafter during the Basic Lease Term, discounted at a rate equal to 1 2.08% per annum, and (ii) in the case of any such indemnity payment, the amount of such indemnity payment and all prior indemnity payments, shall exceed the present value of all Basic Rent which would have been payable thereafter during the Basic Lease Term had no such adjustments or indemnity payments occurred, discounted at the same rate, by an amount equal to, or in excess of, 7.5%, then the Lessee shall have the right to purchase the Undivided Interest for an amount equal to the greater of (A) Fair Market Sales Value, or (B) the sum of (w) Special Termination Value applicable on such date, (x) the amount of all indemnities due and payable under the Tax Indemnity Agreement, (y) any prepayment premium payable on the Notes, and (z) all Supplemental Rent and Special Supplemental Rent unpaid on such date; provided, however, that, subject to compliance with the provisions of Section 2.16 of the Indenture, if the Notes are assumed by the Lessee, the purchase price of the Undivided Interest shall be reduced by an amount equal to the sum of unpaid principal and interest on the Notes assumed by the Lessee.

       SECTION 13(D). PURCHASE OPTION AT EXPIRATION OF THE LEASE TERM. Subject to Section 13(a), on the date of the expiration of the Basic Lease Term or any Renewal Term, as the case may be, the Lessee shall have the right to purchase the Undivided Interest for an amount equal to (x) if such option shall be exercised at the expiration of the Basic Lease Term, the lesser of
  (i) Fair Market Sales Value, or (ii) Agreed Fair Market Value, or (y) if such option shall be exercised at the expiration of any Renewal Term, Fair Market Sales Value.

       SECTION 13(E). PURCHASE OF THE UNDIVIDED INTEREST; PAYMENT, ETC. If the Lessee shall have elected to purchase the Undivided Interest, payment by the Lessee of the purchase price (or such purchase price reduced by the unpaid principal amount of, premium, if any, and interest on, the Notes assumed by the Lessee in accordance with the Financing Agreement and the Indenture) for the Undivided Interest shall be made in immediately available funds against delivery of (A) a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Undivided Interest, the Support Agreement and the Assigned Contracts, free and clear of all Lessor's Liens and all Owner Participant's Liens BUT WITHOUT OTHER RECOURSE, REPRESENTATION OR WARRANTY and (B) if the Indenture has not been theretofore discharged in accordance with its terms, and the obligation of the Lessor in respect of the principal of, premium, if any, and interest on, the Notes shall not have been assumed by the Lessee in accordance with the Financing Agreement and the Indenture, an instrument executed by the Indenture Trustee (in recordable form) terminating its interest in the Undivided Interest and under the Support Agreement and the Assigned Contracts. In connection with any sale by the Lessor to the Lessee under this Section 13, the Lessor may specifically disclaim representations and warranties (other than as contemplated by clause (A) of the preceding sentence) in a manner comparable to that set forth in the second sentence of Section 6(b).

       SECTION 14. TERMINATION FOR OBSOLESCENCE.

       SECTION 14(A). TERMINATION NOTICE. Any provision herein contained to the contrary notwithstanding, unless a Default or an Event of Default shall have occurred and be continuing, the Lessee shall have the option, on not less than one year's prior written notice (a Termination Notice) given on or after the 14th anniversary of the first Basic Rent Payment Date, which notice shall be accompanied by an Officers' Certificate to the effect that the Venture Council of the Lessee has adopted a resolution determining that the Facility is, or where there exists an Expansion which is substantially interconnected with the Facility, both the Facility and such Expansion are, economically obsolete, to terminate this Facility Lease on the Basic Rent Payment Date specified in such notice (the Termination Date). If the Lessee shall give the Lessor a Termination Notice, upon request by the Lessor the Lessee shall, as agent for the Lessor, use its best efforts to obtain cash bids for the purchase of the Undivided Interest. The Lessor shall also have the right to obtain cash bids for the purchase of the Undivided Interest, either directly or through agents other than the Lessee. The Lessee shall certify to the Lessor within ten days after the Lessee's receipt of each bid and in any event prior to the Termination Date) the amount and terms thereof and the name and address of the party (which shall not be the Lessee or any Affiliate of the Lessee) submitting such bid.

       SECTION 14(B). RIGHT OF LESSOR TO RETAIN UNDIVIDED INTEREST. The Lessor may elect to retain, rather than sell, the Undivided Interest by giving written notice to the Lessee and the Indenture Trustee at any time prior to the Termination Date. It shall be a condition precedent to the Lessor's right to retain the Undivided Interest that on or prior to the Termination Date the Lessor shall have caused a Discharge of the Indenture to occur. If the Lessor elects to retain the Undivided Interest pursuant to this Section 14(b), the Lessee shall (A) pay to the Lessor on the Termination Date any Rent other than Basic Rent (including, without limitation, all Special Supplemental
  Rent) otherwise payable or due on such Termination Date, including any prepayment premium payable on the Notes issued by the Lessor, but shall not be required to pay Termination Value and (B) deliver to the Lessor on the Termination Date such instrument as the Lessor shall reasonably request to evidence the release of the Undivided Interest from this Facility Lease.

       SECTION 14(C). EVENTS ON THE TERMINATION DATE. If the Lessor has not elected to retain the Undivided Interest as provided in Section 14(b), on the Termination Date the Lessor shall (subject to receipt of the sale price and all additional payments specified in the next sentence) transfer the Undivided Interest and its interests under the Easement Agreement, the Support Agreement and the Assigned Contracts for cash to the bidder (which shall not be the Lessee or an Affiliate of the Lessee) that shall have submitted the highest bid before the Termination Date. The total sale price realized at such sale shall be retained by the Lessor and, in addition, on the Termination Date the Lessee shall pay to the Lessor (or, in the case of Special Supplemental Rent and Supplemental Rent, the Person entitled thereto)
  (A) the excess, if any, of the Termination Value as of the Termination Date over the sale price of the Undivided Interest, after deducting from the sale price all expenses incurred by the Lessor in connection with such sale and
  (B) all other Special Supplemental Rent and Supplemental Rent, including any prepayment premium payable on the Outstanding Notes, then due. Upon compliance by the Lessee with the provisions of this Section 14, the obligation of the Lessee to pay Basic Rent due hereunder for any period after the Termination Date shall cease and the Lease Term shall end on the Termination Date. If, other than as a result of the Lessor's election to retain its Undivided Interest as provided in Section 14(b), on or as of the Termination Date no such sale shall occur or the Lessee shall not have complied in full with this Section 14, this Facility Lease shall continue in full force and effect in accordance with its and their terms without prejudice to the Lessee's right to exercise its rights under this Section 14 thereafter; provided, however, that the Lessee may not give more than one Termination Notice pursuant to this Section 14 in any 24-month period. The Lessor shall be under no duty to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise take any action in connection with any such sale other than, if the Lessor has not elected to retain its Undivided Interest, to transfer the Undivided Interest and its interests under the Support Agreement, the Assigned Contracts and the Easement to the purchaser named in the highest bid certified by the Lessee to the Lessor or obtained by the Lessor, free and clear of Lessor's Liens and Owner Participant's Liens, against receipt of the payments provided for herein.

            SECTION 15. EVENTS OF DEFAULT.

       The term Event of Default, wherever used herein, shall mean any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the Lessee shall fail to make, or cause to be made, any payment of Basic Rent within 5 Business Days after the same shall become due and payable or, in the case of a payment of Basic Rent payable in December, on or before the last Business Day of the calendar year; or [NOTE 4]

            (i) the Lessee shall fail to make, or cause to be made, any payment of Basic Rent within 5 Business Days after the same shall become due and payable; or [NOTE 5]

            (ii) the Lessee shall fail to make, or cause to be made, any payment of Casualty Value, Termination Value, Special Termination Value or Agreed Fair Market Value or, provided that a Discharge of the Indenture shall have occurred, Special Supplemental Rent, in each case, when due or any payment of Supplemental Rent (other than Special Supplemental Rent, Casualty Value, Termination Value, Special Termination Value or Agreed Fair Market Value) within 15 days after the same shall become due and payable; or

            (iii) Either Sponsor shall fail to pay any obligation, on the due date for payment thereof (whether at maturity, upon acceleration or otherwise) or after the expiration of any applicable grace period, contained in any indenture, contract, agreement or other instrument evidencing any obligation with respect to any borrowed monies or advances for borrowed monies (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any obligation for notes payable or drafts accepted representing extensions of credit or any obligation under any capital lease) in the aggregate outstanding principal amount of $10,000,000 or more (including any obligation with respect to borrowed monies or advances directly or indirectly guaranteed by such Sponsor, or in respect of which such Sponsor is contingently liable) unless acceleration of the payment of such obligation shall not have occurred and such Sponsor shall have cured any such failure within 30 days after the expiration of any applicable grace period provided in respect of such obligation; provided, however, that no such cure may materially and adversely affect the rights of the Lessor under the Keepwell Agreement of such Sponsor or the Cash Deficiency Agreement of the Joint Venturer that is an Affiliate of such Sponsor; or

            (iv) Either Sponsor shall fail to observe or perform any term, covenant or agreement (other than one described in clause (iii) of this Section 15) contained in any indenture, contract, agreement or other instrument evidencing any obligation referred to in such clause (iii), and (A) such failure shall have caused the acceleration of the payment of such obligation or (B) such failure would permit such acceleration and the Lessor or the Indenture Trustee shall have delivered to such Sponsor written notice that such failure constitutes an Event of Default; provided that, unless an acceleration described in clause (A) above shall occur, such failure shall not constitute an Event of Default if such Sponsor shall cure such failure within 30 days after the date of delivery of such notice without materially adversely affecting the Lessor's rights under the Keepwell Agreement of such Sponsor or the Cash Deficiency Agreement of the Joint Venturer that is an Affiliate of such Sponsor; or

            (v) a voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to either Sponsor, either Joint Venturer or the Lessee or any of their debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of any of them or any substantial part of any of their property shall be filed, or either Sponsor, either Joint Venturer or the Lessee shall consent to any such relief or to the appointment of or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against either Sponsor, either Joint Venturer or the Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

            (vi) any insurance required to be maintained pursuant to Section 10 shall be terminated or cancelled and not replaced or shall not be renewed or replaced; or

            (vii) the Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Facility Lease or any other Transaction Document to which the Lessee is a party or any agreement, document or certificate delivered by the Lessee in connection herewith or therewith, and, except with respect to those covenants set forth in Sections 7, 8(i) and 11 of this Facility Lease and Sections 8(b)(3)(i), (ii), (viii), (x), (xi), (xiii), (xiv), (xv) and (xvi)
            of the Financing Agreement to which subparagraph (viii) of this
            Section 15 shall apply, such failure shall continue for a period of 30 days after the earlier of (x) the date on which notice of such failure shall have been given to the Lessee by the Lessor or the Indenture Trustee or (y) the date on which a Responsible Officer of the Lessee, a Sponsor or a Joint Venturer, as the case may be, shall have actual knowledge of such failure; provided, however, that no Event of Default shall have occurred so long as the Lessee is diligently pursuing action which will enable it to comply therewith within 60 days after such notice or actual knowledge by the Lessee; and provided, further, however, that in respect of Applicable Laws, compliance may be deferred or the applicability thereof may be contested so long as such failure of compliance does not adversely affect either the ability of the Facility to operate in an economic manner or the ability of the Lessee to conduct its business as generally contemplated by the Offering Memorandum; or

            (viii) the Lessee shall fail to perform or observe any covenant set forth in Section 7, 8(i) or 11 of this Facility Lease or
            Section 8(b)(3)(i), (ii), (viii), (x), (xi), (xiii), (xiv), (xv) or
            (xvi) of the Financing Agreement; or

            (ix) any representation or warranty made by the Lessee, any Sponsor or any Joint Venturer in this Facility Lease or any other Transaction Document to which the Lessee, such Sponsor or such Joint Venturer is a party or any agreement, document or certificate delivered by the Lessee, such Sponsor or such Joint Venturer in connection herewith or therewith shall prove to have been incorrect in any material respect when any such representation or warranty was made or given and shall remain material at the time in question; or

            (x) a Joint Venturer shall default in the performance of any of its obligations under its Cash Deficiency Agreement, or a Sponsor shall default in the performance of any of its obligations under its Keepwell Agreement, and, in either such case, the Other Joint Venturer or the Other Sponsor, as the case may be, shall not have cured any such default after notice of such failure by (x) payment within 10 days of all amounts due and payable by such defaulting Joint Venturer or Sponsor, and (y) assumption of the obligations of such defaulting Joint Venturer under its Cash Deficiency Agreement or of such defaulting Sponsor under its Keepwell Agreement in accordance with their respective Cash Deficiency Agreements; or Keepwell Agreements; provided, however, that if after such Other Joint Venturer or Other Sponsor shall have cured any such default, in either case, the Other Sponsor shall fail to maintain its investment rating at the level required in Section 12(h) of its Keepwell Agreement and, within the time allotted therein, to take the actions described in Section 12(h)(x) or Section 12(h)(y) of its Keepwell Agreement, then such failure by such Other Sponsor shall constitute an Event of Default; or

            (xi) The Lessee shall fail to (x) pay any obligation on the due date for payment thereof (whether or not at maturity, upon acceleration or otherwise) or after the expiration of any applicable grace period, or (y) observe or perform any term, covenant or agreement (other than those described in (x) above), contained in any indenture, contract, agreement or other instrument evidencing any obligation with respect to any borrowed monies or advances for borrowed monies (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any obligation for notes payable or drafts representing extensions of credit or any obligation under any capitalized or other lease of any real or personal property) in the aggregate outstanding principal amount (or with respect to any lease of real or personal property, having a present value of all remaining rentals payable thereunder, discounted at a discount rate equal to 12.08% per annum) of $5,000,000 or more (including any obligation with respect to borrowed monies or advances directly or indirectly guaranteed by Lessee or in respect of which the Lessee is contingently liable).

       SECTION 16. REMEDIES.

       SECTION 16(A). REMEDIES. Upon the occurrence of any Event of Default and so long as the same shall be continuing, the Lessor may, at its option, declare this Facility Lease to be in default by written notice to such effect given to the Lessee, and at any time thereafter the Lessor may exercise one or more of the following remedies (to the extent permitted under Applicable
  Law), as the Lessor in its sole discretion shall elect:

            (i) the Lessor may, by notice to the Lessee, rescind or terminate this Facility Lease and exercise its rights under the Support Agreement; or

            (ii) the Lessor may (A) demand that the Lessee, and the Lessee shall upon the demand of the Lessor, redeliver the Undivided Interest to the Lessor in the manner provided in Section 5, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith or (B) enter upon the Facility Site and take immediate possession of (to the exclusion of the Lessee) the Undivided Interest by summary proceedings or otherwise, and in the case of either (A) or (B) may exercise its rights under the Support Agreement, all without liability to the Lessee for or by reason of such action; or

            (iii) the Lessor may sell the Undivided Interest together with its interest under the Support Agreement, the Easement Agreement and the Assigned Contracts, or any part thereof, at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee in the Undivided Interest and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (vi) below if the Lessor shall elect to exercise its rights thereunder), in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated (except to the extent that Basic Rent is to be included in computations under clause (v) or clause (vi) below if the Lessor shall elect to exercise its rights thereunder); or

            (iv) the Lessor may hold, operate, keep idle or lease to others all or any part of the Undivided Interest, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction, except that the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the Lessee shall have been deprived of use of the Undivided Interest pursuant to this clause (iv) shall be reduced by the net proceeds, if any, received by the Lessor from leasing to any Person other than the Lessee for the same periods or any portion thereof; or

            (v) the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise its rights under clause
            (i), (ii), (iii) or (iv) above, demand, by written notice to the Lessee specifying a payment date which shall be a Basic Rent Payment Date not earlier than 10 days after the date of such notice, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the Basic Rent Payment Date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the Basic Rent Payment Date specified in such notice), any unpaid Rent due through the Basic Rent Payment Date specified in such notice plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the interest rate specified in Section 3(b)(iii) from the Basic Rent Payment Date specified in such notice to the date of actual payment and any prepayment premium on the Notes):

                 (A) an amount equal to the excess, if any, of Casualty Value, computed as of the Basic Rent Payment Date specified in such notice, over the Fair Market Rental Value of the Undivided Interest until the end of the Basic Lease Term or the Renewal Term, as the case may be, after discounting such Fair Market Rental Value semiannually to present value as of the Basic Rent Payment Date specified in such notice at the rate of 12.08% per annum; or

                 (B) an amount equal to the excess, if any, of such Casualty Value over the Fair Market Sales Value of the Undivided Interest as of the Basic Rent Payment Date specified in such notice; or

                 (C) an amount equal to the highest of (1) such Casualty Value, (2) such discounted Fair Market Rental Value and (3) such Fair Market Sales Value and, in this event, upon full payment by the Lessee of all sums due hereunder, the Lessor may, at the option of the Owner Participant, either (x) exercise its best efforts promptly to sell the Undivided Interest together with its interest under the Support Agreement, the Easement Agreement and the Assignment of Contracts and pay over to the Lessee the Sale Proceeds up to the amount set forth in (1), (2) or (3) above actually paid by the Lessee to the Lessor, or (y) deliver to the Lessee (AA) a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Undivided Interest free and clear of all Lessor's Liens and Owner Participant's Liens, but without recourse or warranty, and (BB) the agreement of the Lessor terminating its interest under the Support Agreement, the Easement Agreement and the Assigned Contracts and this Facility Lease, whereupon the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale or delivery shall be terminated; or

                 (D) an amount equal to the excess of (1) the present value as of the Basic Rent Payment Date specified in such notice of all installments of Basic Rent until the end of the Basic Lease Term or the Renewal Term, as the case may be, discounted semi-annually at a rate of 12.08% per annum, over (2) the present value as of such Basic Rent Payment Date of the Fair Market Rental Value of the Undivided Interest until the end of the Basic Lease Term or the Renewal Term, as the case may be, discounted semi-annually at a rate of 12.08% per annum; or

            (vi) if the Lessor shall have sold the Undivided Interest together with its interest under the Support Agreement, the Easement Agreement and the Assigned Contracts pursuant to clause (iii) above, the Lessor, in lieu of exercising its rights under clause
            (v) above with respect to the Undivided Interest and its interest under the Support Agreement, the Easement Agreement and the Assigned Contracts may, if it shall so elect, demand that the Lessee pay to the Lessor and the Lessee shall pay to the Lessor on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Basic Rent Payment Date following the date of such sale), any unpaid Basic Rent due through such Basic Rent Payment Date and any prepayment premium on the Notes, plus the amount of any deficiency between the Sale Proceeds and Casualty Value, computed as of such Basic Rent Payment Date, together with interest at the interest rate specified in Section 3(b)(iii) on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment; or

            (vii) the Lessor may exercise any other right or remedy that may be available to it under any Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

       SECTION 16(B). NO RELEASE. No rescission or termination of this Facility Lease, in whole or in part, or repossession of the Undivided Interest or exercise of any remedy under Section 16(a) shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor, the Owner Participant, any Loan Participant or the Indenture Trustee by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto, including, without limitation, any costs reasonably incurred in connection with preparing the Facility for occupation and operation by any other Person.

       SECTION 16(C). REMEDIES CUMULATIVE. No remedy under Section 16(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under such Section 16(a) or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Undivided Interest or the Facility in mitigation of the Lessor's damages as set forth in paragraph (a) of this
  Section 16 or which may otherwise limit or modify any of the Lessor's rights and remedies provided in such paragraph.

       SECTION 16(D). SURVIVAL OF LESSEE'S OBLIGATIONS. In addition to the provisions of Section 20(b), no termination of this Facility Lease, in whole or in part, or exercise of any remedy under this Section 16 shall, except as specifically provided herein, relieve the Lessee of any of its liabilities and obligations hereunder, all of which shall survive such termination or exercise of remedy. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies (the Lessee's obligation to pay Supplemental Rent being intended to survive any payment of liquidated damages in lieu of Basic Rent pursuant to this Section 16), including all reasonable legal fees and other costs and expenses incurred by the Lessor, the Owner Participant, the Indenture Trustee or any Holder of a Note by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto, and including all costs and expenses incurred in connection with the return of the Undivided Interest in accordance with the provisions of Section 5 as if such Undivided Interest were being surrendered at the end of the Lease Term. At any sale of the Undivided Interest, the Support Agreement, the Easement Agreement and the Assigned Contracts or any part thereof pursuant to this Section 16, the Owner Participant, the Lessor, the Indenture Trustee or any Holder of a Note may bid for and purchase such property. It is agreed that 30 days' notice to the Lessee of the date, time and place of any proposed sale by the Lessor or the Indenture Trustee of all or any part of the Undivided Interest or any other part of the Trust Estate is reasonable.

       SECTION 16(E). COOPERATION ON FORECLOSURE. The Lessee agrees that, if a foreclosure occurs under the Indenture at a time when an Event of Default shall not have occurred, it will take all appropriate steps to facilitate such foreclosure, including, without limitation, acceptance of a new lessor under this Facility Lease, provided, however, that the new lessor is not, and is not affiliated with (whether as Affiliate, joint venturer or otherwise) a manufacturer, converter or distributor of printing and publication grade papers.

       SECTION 17. NOTICES.

       All communications and notices provided for in this Facility Lease shall be in writing and shall be given in Person or by means of telex, telecopy, or other wire transmission, or mailed by registered or certified mail, addressed as provided in the Financing Agreement. All such communications and notices given in such manner shall be effective on the date of receipt of such communication or notice.

       SECTION 18. SUCCESSORS AND ASSIGNS.

       This Facility Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of the Lessor and its successors and permitted assigns, and the Lessee and its successors and, to the extent permitted hereby, assigns.

       SECTION 19. RIGHT TO PERFORM FOR LESSEE.

       If the Lessee shall fail to make any payment of Rent to be made by it hereunder, or shall fail to perform or comply with any of its other agreements contained herein or therein, either the Lessor, the Owner Participant, any Loan Participant or the Indenture Trustee may, but shall not be obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all costs and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and expenses) of the Lessor, the Owner Participant, the Loan Participants or the Indenture Trustee, as the case may be, incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the rate specified by Section 3(b)(iii), shall be deemed Supplemental Rent, payable by the Lessee upon demand.

       SECTION 20. AMENDMENTS AND MISCELLANEOUS.

       SECTION 20(A). AMENDMENTS IN WRITING. The terms of this Facility Lease shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever, except by a Facility Lease Supplement.

       SECTION 20(B). SURVIVAL. All agreements, indemnities, representations and warranties contained in this Facility Lease and the Transaction Documents or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Facility Lease and the expiration or other termination of this Facility Lease.

       SECTION 20(C). SEVERABILITY OF PROVISIONS. Any provision of this Facility Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

       SECTION 20(D). TRUE LEASE. This Facility Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Undivided Interest or the Facility, except as lessee only.

       SECTION 20(E). ORIGINAL LEASE. The single executed original of this Facility Lease and each Facility Lease Supplement marked "Original" and containing the receipt of the Indenture Trustee thereon shall be the "Original" of this Facility Lease or any such Facility Lease Supplement. To the extent that this Facility Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code, as in effect in any applicable jurisdiction, no security interest in this Facility Lease may be created through the transfer or possession of any counterpart other than the "Original" of this Facility Lease and each Facility Lease Supplement.

       SECTION 20(F). GOVERNING LAW. This Facility Lease has been negotiated, executed and delivered in the State of New York, and this Facility Lease shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the laws of the State of Minnesota shall mandatorily apply.

       SECTION 20(G). HEADINGS. The division of this Facility Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Facility Lease.

       SECTION 20(H). CONCERNING THE OWNER TRUSTEE. FNB is entering into this Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity. Anything herein to the contrary notwithstanding, all and each of the representations, warranties, undertakings and agreements herein made on the part of the Owner Trustee are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding the Owner Trustee personally, but are made and intended for the purpose of binding only the Trust Estate, and this Facility Lease is executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against the Owner Trustee or any successor in trust or the Owner Participant on account of any representation, warranty, undertaking or agreement hereunder of the Owner Trustee, either express or implied, ALL SUCH PERSONAL LIABILITY, IF ANY, BEING EXPRESSLY WAIVED BY THE LESSEE, except that the Lessee or any Person claiming by, through or under it, making claim hereunder, may look to the Trust Estate for satisfaction of the same and the Owner Trustee or its successor in trust, as applicable, shall be personally liable for its own gross negligence or willful misconduct. The Owner Participant shall have no liability, obligation, responsibility or duty to any Person whatsoever for or with respect to any of the transactions contemplated by this Facility Lease, except as provided in the Financing Agreement or in the Trust Agreement, whether as a result of the negligence or willful misconduct of FNB or otherwise. If a successor owner trustee is appointed in accordance with the terms of the Trust Agreement, such successor owner trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder and the predecessor owner trustee shall be released from all further duties and obligations hereunder; provided, however, that the predecessor Owner Trustee shall remain personally liable for its own gross negligence and willful misconduct arising prior to such appointment. If a transferee owner trustee is appointed in accordance with the terms of Article IX of the Trust Agreement, such transferee owner trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder, or such portion thereof as is transferred pursuant to such Article IX, and the predecessor owner trustee shall be released from all further duties and obligations hereunder or such portion thereof so transferred; provided, however, that the predecessor Owner Trustee shall remain personally liable for its own gross negligence and willful misconduct arising prior to such appointment.

       SECTION 20(I). COUNTERPART EXECUTION. This Facility Lease and each Facility Lease Supplement may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterparts delivered to the Indenture Trustee pursuant to the Indenture being deemed the "Original" and all other counterparts being deemed duplicates.

       SECTION 20(J). NO MERGER OF TITLE. There shall be no merger of this Facility Lease or the leasehold estate created by this Facility Lease with any other estate in the Facility or the Facility Site or any part thereof by reason of the fact that the same Person may acquire or own or hold, directly or indirectly, (i) this Facility Lease or the leasehold estate created by this Facility Lease or any interest in this Facility Lease or in any such leasehold estate and (ii) any other estate in the Facility or the Facility Site or any part thereof or any interest in such estate, and no such merger shall occur unless and until all Persons having an interest in this Facility Lease or the leasehold estate created by this Facility Lease and any other estate in the Facility or the Facility Site or any part thereof shall join in a written instrument effecting such merger, and shall duly record the same.

       IN WITNESS WHEREOF, the parties hereto have each caused this Facility Lease to be duly executed in New York, New York on the date first set forth above by their respective officers thereunto duly authorized.

                                     FIRST NATIONAL BANK OF
                                          MINNEAPOLIS, not in its individual
                                          capacity, but solely as Owner Trustee
                                          under a Trust Agreement, dated
                                          December 31, 1987 with [NOTE 1]
                                             as Lessor


                                     By /s/ Jon M. Stevens
                                             Assistant Vice President


                                     By /s/ Frank P. Leslie III
                                             Assistant Secretary



                                     LAKE SUPERIOR PAPER INDUSTRIES,
                                             as Lessee


                                     By /s/ Ronald V. Kelly
                                             President


                                    *  Receipt of this original counterpart of
                                       the foregoing Facility Lease is hereby
                                       acknowledged.

                                     The Connecticut Bank and Trust Company,
                                     National Association

                                             as Indenture Trustee

                                     By: /s/ Virginia Kreuscher
                                             Assistant Vice President

                                     Date: December 31, 1987


  * Receipt signed on original counterpart only.



  This Facility Lease was prepared by Mudge Rose Guthrie Alexander & Ferdon and after recording return to:


  J. D. Clayton, Esq., Mudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.



  STATE OF NEW YORK   )
                      )     ss:
  COUNTY OF NEW YORK  )


  On the 30th day of December, 1987, before me personally came FRANK P. LESLIE III, and JON M. STEVENS to me known, who being by me duly sworn, did depose and say that they reside in Oakdale, Minnesota and New Brighton, Minnesota, respectively; that they are the Assistant Secretary and the Assistant Vice President, respectively, of FIRST NATIONAL BANK OF MINNEAPOLIS, a national banking association, described in and which executed the foregoing instrument; and that they signed their names thereto by authority of said association.


                                          /s/ [NOTE 6]<F6>
                                               Notary Public

  [NOTARIAL SEAL]



  STATE OF NEW YORK   )
                      )  ss:
  COUNTY OF NEW YORK  )


  On the 30th day of December, 1987, before me personally came RONALD V. KELLY, to me known, who being by me duly sworn, did depose and say that he resides in Duluth, Minnesota; that he is the President of LAKE SUPERIOR PAPER INDUSTRIES, a joint venture organized under the Minnesota general partnership law, described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the By-Laws and Management Protocol of the said joint venture.


                                          /s/ [Note 7]<F7>
                                               Notary Public


  [NOTARIAL SEAL]


                                    APPENDIX A


                                    DEFINITIONS


            [SEE APPENDIX A TO COMPOSITE CONFORMED FINANCING AGREEMENT]






          ____________________


               <F6> Note 6: Notarizations on Original Facility Leases:
          Associated, Dana, NYNEX and PSR - Richard T. Jordan; Notary Public, State of New York; No. 24-0lJ04854587; Certificate filed in Kings County; Qualified in New York County; Commission Expires March 30, 1988; SoInd - David Feldman; Notary Public, State of New York; No. 31-4884747; Qualified in New York County; Commission Expires February 2, 1989.

               <F7> Note 7: Notarizations on Original Facility Leases:
          Associated, Dana, and NYNEX - Catt Wilbur; Notary Public, State of New York; No. 31-4888983; Qualified in New York County; Commission Expires April 6, 1989: PSR and Solnd - David Feldman; Notary Public, State of New York; No. 31-4884747; Qualified in New York County; Commission Expires February 2, 1989.



                                                                      APPENDIX A


                   [COMPOSITE CONFORMED COPY IN RESPECT OF FIVE
                     SEPARATE UNDIVIDED INTEREST TRANSACTIONS]


                                DEFINITION OF TERMS


                                        for


                                FINANCING AGREEMENT


                              dated December 31, 1987


                                        and


                  THE TRANSACTION  DOCUMENTS REFERRED TO THEREIN


                   SALE AND LEASEBACK OF UNDIVIDED INTEREST IN
            LAKE SUPERIOR PAPER INDUSTRIES' SUPERCALENDERED PAPER MILL


                                DEFINITION OF TERMS

  The terms deemed herein relate to the Financing Agreement (as defined below), and the Transaction Documents referred to therein executed in connection with the Financing Agreement and which incorporate this Appendix. Such terms shall include the plural as well as the singular. Any agreement defined or referred to below shall include each amendment, modification and supplement thereto and waiver thereof as may become effective from time to time, except where otherwise indicated. Any term defined below by reference to any agreement shall have such meaning whether or not such document is in effect. The terms "hereof', "herein", "hereunder" and comparable terms refer to the entire agreement with respect to which such terms are used and not to any particular article, section or other subdivision thereof.

       If, and to the extent that, either the Financing Agreement or any other Transaction Document which incorporates this Appendix shall be amended pursuant to the respective terms thereof, this Appendix shall be, or be deemed to have been, amended concurrently with the execution and delivery of each such amendment in order to conform the definitions herein to the new or amended definitions set forth in or required by each such amendment.

       ACRS Deductions shall have the meaning set forth in Section 1 of the Tax Indemnity Agreement.

       Adjustments to Basic Rent shall mean any change in Basic Rent made pursuant to the provisions of Section 15 of the Financing Agreement.

       Affiliate, with respect to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or partnership interests or by contract or otherwise.

       Affiliated Group shall have the meaning set forth in Section 9 of the Tax Indemnity Agreement.

       After-Tax Additional Percentage shall mean, with respect to the eleventh and the twenty-first Basic Rent Payment Dates, the values provided in
  Schedule 5 to the Facility Lease.

       After-Tax Basis shall mean, with respect to any payment to be made on an "After-Tax Basis", that such payment will be grossed-up by the payor to make the payee whole for the net amount of additional Federal, state and local income taxes payable as a result of the receipt or accrual of such payment and such gross-up amount. ln calculating the gross-up amount, (i) the Federal income tax rate used shall be the highest marginal tax rate in effect for taxpayers such as the payee on the date of such payment, and (ii) all other state and local income tax rates shall be at the highest marginal tax rate in effect for taxpayers such as the payee on the date of such payment; provided, however, that nothing herein shall affect the right of any taxpayer to determine the correct treatment of any item of its income or deduction.

       Aggregate CDA Rent shall mean the aggregate of CDA Rent due and payable in accordance with the Facility Lease and all "CDA Rent" due and payable in accordance with the Other Facility Leases.

       Aggregate Excepted Payments shall mean the sum of (i) Excepted Payments due and payable and (ii) the aggregate of all due and payable "Excepted Payments" as defined in each Other Financing Agreement

       Aggregate Special Supplemental Rent shall mean the aggregate of all Special Supplemental Rent payable in accordance with Section 13A(c)(iii) of the Financing Agreement, and all "Special Supplemental Rent" payable in accordance with Section 13A(c)(iii) of the Other Financing Agreements.

       Agreed Fair Market Value shall mean, as of the eleventh and twenty-first Basic Rent Payment Dates, and as of the end of the Basic Lease Term, the amount determined by multiplying the percentage set forth opposite each such date in Schedule 5 of the Facility Lease by Facility Cost; provided, further, however, that the percentages set forth in such Schedule 5 shall be subject to adjustment as provided in the Financing Agreement, and provided, further, however, that the percentages set forth in such Schedule 5 shall be at least equal to the Minimum Percentage Requirement. In the event of an adjustment of Agreed Fair Market Value occasioned by clause (i) of Change in Tax Law, only the Agreed Fair Market Values as of the eleventh and twenty-first Basic Rent Payment Dates are subject to adjustment; provided, further, however, that the percentages set forth in such Schedule shall be at least equal to the Minimum Percentage Requirement. Such adjustments are calculated by adding the After-Tax Additional Percentage applicable at such date divided by the quantity (1 minus the highest marginal Federal tax rate to corporations applicable at such date) to the adjusted Termination Values calculated as of such dates.

       Allowance for Depreciation shall mean, with respect to each fiscal year of the Lessee, the amount of all depreciation and amortization for such fiscal year that has been charged to expense with respect to real and personal property and intangibles (including goodwill) and any other depreciable assets or amortizable costs, determined in accordance with GAAP.

       Amortization Deductions shall have the meaning set forth in Section 1 of the Tax Indemnity Agreement.

       Amortization Schedule with respect to each Note, shall mean the Schedule attached thereto, and as amended pursuant to the Indenture and the Financing Agreement, setting forth the amortization of the principal amount thereof.

       Applicable CDA Amount shall mean, with respect to each Cash Deficiency Agreement, (A) during the period from the Closing to the Completion Date, an amount equal to one-half of all Lessee's Obligations due and payable from time to time during, or accrued at the end of, such period, and (B) during the Flscal year which includes the Completion Date (such fiscal year being herein a short year which shall be deemed to have commenced on the first day of the month next following the Completion Date and ended on the December 31 next following the Completion Date) and each fiscal year thereafter, an amount equal to the lesser of (i) the Maximum Available CDA Amount or (ii) the Applicable CDA Amount established as at the beginning of such fiscal year pursuant to Section 13A(a) of the Financing Agreement reduced by an amount equal to CDA Charges estimated during such fiscal year, as reconciled on the annual CDA Worksheet provided by the Lessee pursuant to Section 8(b)(1)(i)(C)(1) of the Financing Agreement, increased by an amount equal to the CDA Increase estimated during such fiscal year, as reconciled on the annual CDA Worksheet provided by the Lessee pursuant to Section 8(b)(1)(i)(C)(I) of the Financing Agreement and increased by an amount equal to any voluntary increase in the Applicable CDA Amount under such Cash Deficiency Agreement and related Keepwell Agreement pursuant to any binding agreement by a Joint Venturer and its Affiliate Sponsor; provided, however, that the Sponsors or Joint Venturers retain the right to provide Designated Voluntary Contributions at any time, thereby eliminating, or decreasing the amount of, any CDA Charge and increasing the Applicable CDA Amount; provided, however, that at any time that the proviso to the definition of "Lessor's Allocable Percentage" or Section 1 of Appendix B to the Cash Deficiency Agreements shall be in effect, Applicable CDA Amount shall equal the product of (i) Lessor's Allocable Percentage, as calculated pursuant to such proviso or Section, as the case may be, and (ii) the sum of the Applicable CDA Amounts under all Cash Deficiency Agreements of a Joint Venturer.

       Applicable Law shall mean all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, licenses and permits of any Governmental Authority, interpretations of any of the foregoing by a Governmental Authority having jurisdiction, and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi judicial tribunal (including those pertaining to health, safety, the environment or otherwise).

       Appraisal shall mean the appraisal of the Appraiser delivered to the Owner Participant.

       Appraisal Procedure shall mean a procedure whereby two independent appraisers, one chosen by the Lessee and one by the Lessor, shall mutually agree upon the value, period or amount then the subject of an appraisal. If either the Lessor or the Lessee, as the case may be, shall determine that a value, period or amount to be determined under the Facility Lease or any other Transaction Document cannot be established by mutual agreement, such party shall appoint its appraiser and deliver a written notice thereof to the other party. Such other party shall appoint its appraiser within 21 days after receipt from the other party of the foregoing written notice. If either party fails to appoint an independent appraiser within the time required, the determination of the independent appraiser appointed by the other party shall be final. If within 30 days after appointment of the second appraiser, as described above, the two appraisers are unable to agree upon the value, period or amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of operating a paper mill and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within 21 days after the selection of such third appraiser. If three appraisers shall be so appointed and the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Lessor and the Lessee. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be binding and conclusive on the Lessor and the Lessee. With respect to any Appraisal Procedure, each party shall pay (i) the fees and expenses of the appraiser appointed by it, or on its behalf, and (ii) equal shares of an amount equal to the sum of (a) the other expenses of the appraisal properly incurred and (b) the fees and expenses of the third appraiser, if any, except that the Lessee shall pay all such fees and expenses if an Event of Default shall have occurred and be continuing. The fees and expenses of appraisers incurred with respect to any Appraisal Procedure relating to any transaction contemplated by the Support Agreement shall be divided equally between the Lessor and the Lessee.

       Appraiser shall mean Marshall and Stevens, Incorporated.

       Arbitration Proceeding shall mean a procedure whereby the Person seeking to arbitrate a dispute arising under a Transaction Document, shall provide written notice of its intention to arbitrate at the time and to those Persons specified in the applicable Transaction Document. Such notice (i) shall specify the section or sections of the Transaction Document which authorizes or authorize an Arbitration Proceeding, (ii) provide reasonable detail of the item or items in dispute, and (iii) set forth the name and address of the Person designated to act as the arbitrator on behalf of the Person providing such notice. Within 21 days after such notice is given, the party to which such notice was given shall give notice to the first party, specifying the name and address of the Person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator within such 21 day period, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within 10 days after the second arbitrator is appointed and within 30 days thereafter shall decide the dispute. If within such period they cannot agree upon their decision, they shall within 10 days thereafter appoint a third arbitrator and, if they cannot agree upon such appointment, the third arbitrator shall be appointed, upon their application or upon the application of either party, by the American Arbitration Association, or any organization which is a successor thereto, from a panel of arbitrators having expertise in the business of operating a paper mill and a familiarity with the equipment used or operated in such business. The three arbitrators shall meet and decide the dispute within 30 days of the appointment of the third arbitrator. Any decision or determination in which two of the three arbitrators shall concur or, if no two of the three arbitrators shall concur, the decision or determination of the arbitrator last selected shall be final and binding upon the parties to the extent permitted by Applicable Law. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules of the American Arbitration Association then in force, subject, however, to express provisions to the contrary, if any, contained in the applicable Transaction Document. In the event that the American Arbitration Association or a nationally recognized successor shall not then be in existence, the arbitration shall proceed under comparable laws or statutes then in effect. The parties to the arbitration shall be entitled to present evidence and argument to the arbitrators. Each party shall pay (i) the fees and expenses of the arbitrator appointed by it, or on its behalf, and (ii) equal shares of an amount equal to the sum of (a) the other expenses of the arbitration properly incurred and (b) the fees and expenses of the third arbitrator, if any.

       Assigned Contracts shall mean, collectively, the contracts listed in
  Schedule 1 to the Assignment of Contracts.

       Assignment of Contracts shall mean the Assignment of Contracts, dated December 31, 1987, from the Lessee to the Owner Trustee.

       Assumed Notes shall have the meaning set forth in Section 2.16(a) of the Indenture.

       Authentication Request shall have the meaning set forth in Section 10(b) of the Financing Agreement.

       Authorized Officer shall mean, with respect to the Indenture Trustee, any officer of the Indenture Trustee who shall be duly authorized by appropriate corporate action to authenticate a Note or to execute any Transaction Document to which the Indenture Trustee is a party, and shall mean, with respect to the Owner Trustee, any officer of the Owner Trustee who shall be duly authorized by appropriate corporate action to execute any Transaction Document to which the Owner Trustee is a party.

       Bankruptcy Code shall mean the Bankruptcy Code of 1978, 11 U.S.C. sectionsection 101 et. seq. (1979), as amended, or any comparable successor law.

       Basic Lease Term shall mean the initial term of the Facility Lease which shall begin on December 31, 1987 and end on December 22, 2012. [Note ]<F1>

       Basic Lease Term shall mean the initial term of the Facility Lease which shall begin on December 31, 1987 and end on December 31, 2012. [Note 2]<F2>

       Basic Rent shall have the meaning set forth in Section 3(a) of the Facility Lease; provided, however, that the percentages of Basic Rent set forth in Schedule 2 to the Facility Lease shall at all times be at least equal to the Minimum Percentage Requirement.

       Basic Rent Payment Dates shall mean and include December 31, 1987, and each June 22 and December 22 of each year thereafter, commencing June 22, 1988, and ending June 22, 2012, and, if the Lessee shall elect one or more Renewal Terms, each June 22 and December 22 of each year during each such Renewal Term, commencing December 22, 2012. [Note 1]

       Basic Rent Payment Dates shall mean and include January 1, 1988, and each January 1 and July 1 of each year thereafter, commencing July 1, 1988, and ending July 1, 2012, and, if the Lessee shall elect one or more Renewal Terms, each January 1 and July 1 of each year during each such Renewal Term, commencing January 1, 2013. [Note 2]


          ____________________

               <F1> Note 1: Used in connection with Associated Undivided
          Interest transaction only.

               <F2> Note 2: Used in connection with Dana, NYNEX, PSR and SoInd
          Undivided Interest transactions.



       Bill of Sale shall mean the Severance Agreement and Bill of Sale, dated December 31, 1987, from the Lessee to the Owner Trustee with respect to the Undivided Interest.

       Burdensome Buy-Out shall mean the purchase by the Lessee of the Undivided Interest pursuant to Section 13(c) of the Facility Lease.

       Burdensome Buy-Out Option shall mean the option, exercisable by the Lessee in accordance with the terms of Section 13(c) of the Facility Lease, to undertake a Burdensome Buy-Out.

       Business Day shall mean any day other than a Saturday or Sunday or other day on which banks in St. Paul, Minnesota, Duluth, Minnesota, or Hartford, Connecticut, are authorized or obligated to be closed.

       Capability shall mean the production of lightweight SCA Paper at the rates set forth in Table 7 of the Offering Memorandum and, for periods after 1991, approximately 243,000 tons per year.

       Capital Expenditure shall mean, with respect to each fiscal year of the Lessee, an amount equal to the sum of (i) that portion, if any, of the Cost of Capital Improvements paid by the Lessee in cash, (ii) the aggregate of all amounts paid by the Lessee for or in respect of the principal of, premium, if any, and interest on all Capital lmprovement Debt to the extent not covered by clauses (i) or (iii) hereof, and (iii) all rentals paid under leases of property constituting Capital Improvements.

       Capital Improvement shall mean any addition, betterment, enlargement or replacement of any property owned or leased by the Lessee (including, without limitation, the Facility, the Facility Site or any Component) and used in connection with the Facility, the Cost of which may be capitalized, in whole or in part, and not charged to maintenance or repairs, in accordance with Generally Accepted Accounting Principles.

       Capital Improvement Debt shall mean any indebtedness (including the equity portion of any lease financing) of the Lessee provided by any Person (other than any Sponsor or Joint Venturer, or any Affiliate thereof) incurred for the direct or indirect purpose of financing or funding the Cost of any Severable Improvement within 12 months of the date of the completion of the installation, affixation or incorporation thereof, under any credit agreement, loan agreement, conditional sale or title retention agreement, purchase money mortgage, lease agreement (with respect to either capitalized or operating leases) or any similar instrument; provided, however, that the following conditions shall be met:

            (i) the original principal amount of such Capital Improvement Debt (for purposes hereof, Capital Improvement Debt shall include, in the case of any lease financing, only the debt portion of such lease) shall not exceed an amount equal to 75% of the Cost of such Severable Improvement;

            (ii) after giving effect to such Capital Improvement Debt, Total Indebtedness shall not exceed 66 2/3% of Total Capitalization;

            (iii) on the date on which the Lessee shall enter into binding contracts to construct and install, amx or incorporate such Severable Improvement, the Applicable CDA Amount shall be equal to the Lessor's Allocable Percentage of not less than $95 million;

            (iv) the sum of the original principal amount of all Capital lmprovement Debt shall not exceed an amount equal to 75% of the aggregate Cost of all Scheduled Capital Expenditures through the date on which the Lessee shall enter into such binding contract, in both cases including the Cost of the Capital Improvement being financed;

            (v) the Lien or security interest granted to any third party providing such Capital Improvement Debt shall neither extend to assets other than the Capital Improvements then being financed, nor conflict in any way with the first and prior security interest in the Trust Estate granted and conveyed to the Indenture Trustee under and pursuant to the Indenture;

            (vi) no Special Supplemental Rent shall be unpaid, whether or not then due and payable, on the date on which the Lessee shall enter into such binding contract;

            (vii) any third party providing such Capital Improvement Debt shall have no rights or claim in and to the Cash Deficiency Agreements or the Keepwell Agreements, whether or not such right or claim shall be subordinated, but may have a claim to payment out of the cash flow of the Lessee; provided, however, that (i) the instrument or agreement by which such Capital Improvement Debt was incurred shall expressly provide that any such claim to share in the Lessee's cash flow shall be pari passu with the claim of the Owner Trustee and, through the Owner Trustee pursuant to the Indenture, the Indenture Trustee thereto and (ii) the Lessee shall secure the Facility Lease and the Other Facility Leases, pro rata, by the grant to the Indenture Trustee of a first and prior right to the extent of the Lessor's Share in the revenues from the Facility subject to prior rights of Lessee's working capital lender(s) as contemplated in section8(b)(3)(xiv)(C) of the Financing Agreement); provided, however, that until such time as a Default or Event of Default shall have occurred and be continuing, the cash flow of the Facility shall be available for all business purposes of the Lessee, including Lessee Distributions; and

            (viii) the Owner Participant and the Other Owner Participants
            (or any of them) with respect to the equity portion of any lease financing and the Loan Participants (or any of them) with respect to the debt portion of any lease financing or any debt financing shall have a right of first opportunity to provide the financing of such Severable Improvement, if the terms of such financing hereunder are acceptable to the Lessee;

  provided, further, that any such indebtedness may be renewed, refinanced, or extended only if the unpaid principal amount thereof shall not be increased and any Lien on such Capital Improvements shall secure only such Capital Improvement Debt.

       Cash Available After CDA Rent shall mean Net Cash Flow plus Designated Voluntary Contributions minus (x) Combined CDA Rent other than all CDA Indemnities and (y) "Combined CDA Rent" other than all "CDA Indemnities" under all Other Facility Leases.

       Cash Deficiency Agreement shall mean a Cash Deficiency Agreement, dated December 31, 1987, among a Joint Venturer, the Indenture Trustee, the Owner Participant and the Owner Trustee, and Cash Deficiency Agreements shall mean the two Cash Deficiency Agreements to each of which a Joint Venturer is a party.

       Cash Flow Available for CDA Rent shall mean Net Cash Flow plus Designated Voluntary Contributions.

       Cash Proceeds From Capital Asset Sales shall mean cash proceeds from asset sales or other dispositions of capital assets.

       Cash Proceeds (Payments) For Extraordinary, Unusual or Non-recurring Items shall mean cash proceeds received or payment made for extraordinary, unusual or non-recurring items determined in accordance with GAAP.

       Casualty Value, as of any Basic Rent Payment Date during the Basic Lease Term, shall mean (a) the amount determined by multiplying Facility Cost by the percentage set forth opposite such Basic Rent Payment Date in Schedule 1 to the Facility Lease on which Casualty Value shall be payable under the Facility Lease, or (b) if Casualty Value shall not be payable on a Basic Rent Payment Date, an amount determined by calculating the appropriate Casualty Value as of the month-end of the month in which the loss occurred using the Pricing Assumptions; provided, however, that the percentages set forth in such Schedule 1 shall be subject to adjustment as provided in the Financing Agreement; and provided, further, however, that the percentages set forth in such Schedule 1 shall be at least equal to the Minimum Percentage Requirement. Casualty Value as of any Basic Rent Payment Date during any Renewal Term shall mean the unamortized portion as of such Basic Rent Payment Date of the Fair Market Sales Value of the Undivided Interest, determined by the straight-line amortization of such Fair Market Sales Value at the commencement of each such Renewal Term over the period from such commencement date through the end of the estimated useful life of the Facility.

       CDA Certificate shall mean the certificate delivered by the Lessee in accordance with Section 13A(a) of the Financing Agreement.

       CDA Charge shall have the meaning set forth in Schedule H to the Financing Agreement, determined as at January 1 of each fiscal year following the Completion Date, as shown on the definitive CDA Worksheet to be provided by the Lessee pursuant to Section 8(b)(1)(i)(C)(l) of the Financing Agreement; provided, however, that in the event an Expansion is undertaken, the CDA Worksheet calculations shall be made only with respect to the Facility in accordance with Section 13(g) of the Financing Agreement.

       CDA Escrow Account shall have the meaning set forth in Section 3.08 of the Indenture.

       CDA Escrow Indemnity Payment shall mean any payment required to be held in the CDA Escrow Account pursuant to Section 13A(b) of the Financing Agreement in respect of any amount described in clause (v) of the definition of CDA Rent and any interest and earnings thereon.

       CDA Increase shall have the meaning set forth in Schedule H to the Financing Agreement, determined as at January 1 of each fiscal year following the Completion Date, as shown on the definitive CDA Worksheet to be provided by the Lessee pursuant to Section 8(b)(1)(i)(C)(l) of the Financing Agreement; provided, however, that in the event an Expansion is undertaken, the CDA Worksheet calculations shall be made only with respect to the Facility in accordance with Section 13(g) of the Financing Agreement.

       CDA Indemnities shall mean, with respect to the Lessor, any amounts described in clause (v) of the definition of CDA Rent and any interest and earnings thereon paid from funds under each Cash Deficiency Agreement, not to exceed as to each Cash Deficiency Agreement an amount equal to the Lessor's Allocable Percentage of $7,500,000.

       CDA Rent shall mean, with respect to each Cash Deficiency Agreement as of a date for the determination thereof, an amount equal to one-half of the sum of (i) all Indenture Trustee's Expenses due and payable, (ii) all amounts due and payable to the Loan Participants, the Holders, the Indenture Trustee and The Connecticut Bank and Trust Company, National Association, as Indemnitees or payees of amounts constituting Supplemental Rent under the Transaction Documents, (iii) all Basic Rent (as adjusted in compliance with the Financing Agreement in consequence of a change in Federal income tax rates applicable to corporations occurring at any time during the Basic Lease
  Term) then due and payable, (iv) Casualty Value, Termination Value, Special Termination Value, Fair Market Sales Value, and Agreed Fair Market Value then due and payable unless the Lessee is assuming the Notes pursuant to Section
  2.16 of the Indenture or otherwise, and (v) all amounts then due and payable described in clauses (i), (ii), (iii), (iv) and (v) of the definition of Excepted Payments, and any interest on such amounts as described in clause
  (vii) of such definition and (vi) all amounts payable by the Lessee under any Assumed Note; provided, however, that until the Discharge of the Indenture the amount constituting CDA Rent under clause (v) above shall not, when added to all other amounts paid under clause (v) above as CDA Rent from funds provided under the Cash Deficiency Agreement, exceed an amount equal to the Lessor's Allocable Percentage of $7,500,000.

       CDA Trigger shall mean an amount equal to (i) the lesser of (x) the Lessor's Allocable Percentage of $61.25 million, or (y) 35% of the unpaid principal amount of all Notes Outstanding, if at such time Normalized Debt Coverage is less than 1.0, and (ii), at all other times, equal to the lesser of (x) the Lessor's Allocable Percentage of $47.5 million, or (y) 23.75% of the unpaid principal amount of all Notes Outstanding. For purposes of this definition, Normalized Debt Coverage shall be deemed to be less than 1.0 unless (a) Normalized Debt Coverage, as calculated pursuant to the most recent CDA Worksheet delivered pursuant to Section 8(b)(1)(i)(C)(l) of the Financing Agreement, is greater than or equal to 1.0 and (B) Normalized Debt Coverage, as calculated, since the date of such CDA Worksheet, in each CDA Worksheet, if any, delivered pursuant to Section 8(b)(1)(i)(C)(2) of the Financing Agreement is greater than or equal to 1.0.

       CDA Trigger Distribution shall mean, with respect to each fiscal year of the Lessee, the actual or imputed distribution by the Lessee to the Joint Venturers or the Sponsors from time to time of Cash Available After CDA Rent in amounts equal to the lesser of (i) Cash Available After CDA Rent or (ii), in each case under the Cash Deficiency Agreements and the Other Cash Deficiency Agreements, the excess of (x) the amount of the applicable CDA Trigger as at the end of such fiscal year over (y) the Applicable CDA Amount as at the beginning of such fiscal year, which distribution shall be, for purposes of determining the amount of any CDA Increase, allocated among the Cash Deficiency Agreement and all Other Cash Deficiency Agreements pro rata in the ratio that the excess amount calculated in (ii) above with respect to the Cash Deficiency Agreement bears to the calculation of (ii) above for the Cash Deficiency Agreements and all Other Cash Deficiency Agreements.

       CDA Worksheet shall mean the CDA Worksheet attached as Schedule H to the Financing Agreement.

       Certificate of Acceptance shall mean a certificate in the form of Exhibit A to the Facility Lease, which certificate shall have been duly completed and duly executed and delivered by or on behalf of the Lessee on the Closing Date.

       Change in Tax Law shall mean any change in (i) Federal income tax rates applicable to corporations occurring at any time during the Basic Lease Term, and (ii) except with respect to any change referred to in clause (i) above, any change in the Code (x) proposed on or before December 31, 1987 and identified by the Owner Participant on or before such date and which, if enacted, would affect the Tax Assumptions, but only if (y) such change shall have been enacted into law by the 100th Congress of the United States of America.

       City shall mean the City of Duluth, Minnesota.

       Claims shall mean liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving liability in tort, strict or otherwise), actions, suits, judgments, costs, expenses and disbursements, whether or not any of the foregoing shall be founded or unfounded (including, without limitation, legal fees and expenses and costs of investigation) of any kind and nature whatsoever without any limitation as to amount.

       Closing shall mean the proceedings which occur on the Closing Date, as contemplated by the Financing Agreement.

       Closing Date shall mean December 31, 1987.

       Code shall mean the Internal Revenue Code of 1986, as amended, or any comparable successor law.

       1954 Code shall mean the Internal Revenue Code of 1954, as amended through the date of enactment of the Code.

       Combined Applicable CDA Amount shall mean as of a moment in time the sum of Applicable CDA Amounts with respect to both Cash Deficiency Agreements.

       Combined CDA Rent shall mean as of a moment in time the sum of CDA Rent due and payable with respect to both Cash Deficiency Agreements.

       Combined CDA Trigger shall mean as of a moment in time the sum of CDA Triggers with respect to both Cash Deficiency Agreements.

       Commissioning shall mean the completion of any Expansion to an extent agreed upon between the Lessee and the other participants in any Expansion Financing, based upon achievement of reasonable operating abilities and standards, production milestones, quality and efficiency standards, sales goals or sustainability of operations.

       Commitment Date shall mean, with respect to any Expansion, the date on which the respective Boards of Directors of the respective Sponsors shall have made the determinations required by the Financing Agreement and shall have authorized the Lessee or an Affiliate of the Lessee to undertake an Expansion.

       Completion Date shall mean the date on which (A) the Lessee shall have delivered to the Owner Participant, the Owner Trustee, the Indenture Trustee and each Loan Participant an Officers' Certificate to the effect that the Facility has been operated for at least 60 consecutive working days (i) with no unscheduled interruption or downtime of twenty-four consecutive hours or more duration attributable to major mechanical or operational problems, (ii) during which period, the approach system, headbox, forming section, press section and drying section shall have operated at rates equivalent to 4,000 fpm without excessive vibration or instability, (iii) during which period, weighed production shall have averaged not less than 490 tons per day and no more than 5% of such weighed production shall be ';job lot" production sold outside of the normal course of business and the balance of such weighed production shall be of Prime Quality, (iv) more than 60% of all Prime Quality paper produced during such period shall have met generally accepted quality standards for SCA Paper grades with respect to brightness, opacity, smoothness and porosity, (v) Prime Quality paper produced during such period shall have been accepted commercially by at least four Major Customers each of which shall theretofore have purchased similar grades of paper in substantially similar quantities from other suppliers and (vi) SCA Paper produced during such period shall have averaged not less than 18% ash on web offset grades and not less than 23% ash on rotogravure grades, and shall have had kraft pulp content averaging not more than 24% of the furnish and (B)(i) Jaako Poyry Inc., a Delaware corporation, or another independent consultant selected by the Owner Participant and acceptable to the Loan Participants, the Owner Trustee, the Indenture Trustee and the Lessee, shall have delivered a certificate to the effect that, in its judgment, nothing has occurred or is reasonably expected to occur that would indicate that the Facility will not be able to sustain production at the rates set forth in Table 7 of the Offering Memorandum and (ii) the Lessee and each Joint Venturer shall have delivered their certiElcate to the Owner Participant, the Owner Trustee, the Indenture Trustee and each Loan Participant to the effect that the items set forth in clause (A) above have occurred and agreeing with the conclusions described in the certificate delivered pursuant to clause (B)(i) of this sentence.

       Component shall mean any separate item of property from time to time affixed to, installed on, or incorporated in, and constituting a part of, the Facility and title to which shall be in, or shall, pursuant to Section 8(e) of the Facility Lease, have vested in, the Lessor. Each Component so affixed, installed or incorporated on December 31, 1987 is separately listed in Annex A to the CertifSlcate of Acceptance and in Exhibit B to the Bill of Sale.

       Construction Contract shall mean the Construction Contract, dated July 31, 1986, between RUST International Corporation. a Delaware corporation and the Lessee, as amended on July 15, 1987.

       Contract Year shall have the meaning set forth in the Support Agreement.

       Contractor shall have the meaning set forth in the Assignment of Contracts.

       Cost shall mean, with respect to any Capital Improvement, the actual cost or purchase price thereof, all as determined by the Lessee in accordance with Generally Accepted Accounting Principles, and such Cost shall include the properly allocable direct and indirect overheads, including capitalized interest on any Capital Improvement Debt, of the Lessee incurred by the Lessee in respect of the acquisition and installation of such Capital Improvement.

       Cost of Expansion shall mean all costs of development, construction and start-up of an Expansion necessary to achieve Commissioning, including, without limitation, feasibility studies, site development, engineering, equipment procurement, development and construction costs, start-up expenses, interest during construction and all related fees and expenses.

       Credit Agreement shall mean the Credit Agreement, dated as of May 22, 1986, as amended, among Lake Superior, The Toronto-Dominion Bank Trust Company, as Agent, and the lenders named therein.

       Deemed Distributions shall mean that portion of Cash Available After CDA Rent equal to the sum of (i) funds applied to the payment of Excess Capital Expenditures and (ii) all Excepted Payments and "Excepted Payments" under all Other Indentures not constituting Aggregate Special Supplemental Rent or Aggregate CDA Rent as reflected in the Lessee's definitive CDA Worksheet.

       Default shall mean an event or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

       Defaulting Party shall have the meaning set forth in the Easement Agreement.

       Designated Voluntary Contributions shall mean the aggregate of all capital contributions made to or proceeds of Subordinated Debt received by the Lessee from any Sponsor or Joint Venturer during any fiscal year of the Lessee which are irrevocably designated (by written notice to the Indenture Trustee and the Owner Trustee at or prior to the time of reconciliation of the Applicable CDA Amount as reflected in the Lessee's definitive CDA Worksheet, by such Sponsor or Joint Venturer) as a Designated Voluntary Contribution.

       Development Agreement shall mean the Certificate of Completion and Continuation Agreement, dated December 29, 1987, between the City and the Lessee.

       Discharge of the Indenture shall mean the payment in full of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable to the Indenture Trustee and the Loan Participants in accordance with the Indenture and each other Transaction Document, provided that no Note shall remain Outstanding.

       Easement shall mean the easements conveyed and granted under the Easement Agreement and, for purposes of the lndenture, shall mean the Easement Agreement and the rights granted thereunder.

       Easement Agreement shall mean the Easement Agreement, dated December 31, 1987, between the Lessee, as grantor, and the Owner Trustee, as grantee.

       Effective Rate shall have the meaning set forth in Section 5 of the Tax Indemnity Agreement.

       Electrical Service Agreement shall mean the Electric Service Agreement, dated June 2, 1986, between the Lessee and Minnesota Power.

       Engineering Contract shall mean the Engineering Contract, dated in December, 1985, between the Lessee and RUST International Corporation, a Delaware corporation.

       Environmental Report and Opinion shall mean the environmental report and opinion of Messrs. DiCara, Selig, Sawyer & Holt, dated December 30, 1987, delivered to the Owner Participant and each of the Loan Participants.

       ERISA shall mean the Employee Retirement Income Security Act of 1974. as amended.

       Essential Improvement Buy-Out shall mean any purchase of the Undivided Interest by the Lessee pursuant to Section 8(h) of the Facility Lease.

       Estimated Transaction Expenses shall mean such of the Transaction Expenses as the payees thereof shall have estimated and established, to the satisfaction of the Owner Participant and the Lessee, on or before December 31, 1987.

       Event of Default shall have the meaning set forth in the Facility Lease.

       Event of Loss shall mean any of the following events: (a) the Completion Date shall not have been determined before January 15, 1991, but only if either the Owner Participant or the Majority in Interest of Noteholders shall have declared such failure to be an Event of Loss at any time on or before June 1, 1991, (b) a total or constructive total loss of the Facility (including the Undivided Interest) or the Facility Site, (c) the payment of insurance proceeds in respect of a total or a constructive total loss of the Facility (including the Undivided Interest) or the Facility Site, (d) a Requisition of Use of the Facility or the Undivided Interest for an indefinite period which can reasonably be expected to exceed, or a stated period which ends on or after, the Basic Lease Term or the then applicable Renewal Term, (e) if the Lessee shall, in accordance with Section 9(d) of the Facility Lease, give notice of its intention to repair the Facility and fail, or abandon its effort, to complete such repair within such period, and the extensions of such period, provided in such Section 9(d), (f) a Requisition of Title, or (g) facilities used by others under the Assigned Contracts, or access to or the right to use or purchase the output thereof, in their entirety or a substantial portion of any thereof, shall have been lost, destroyed, cancelled, annulled, voided, breached, condemned or otherwise permanently rendered unfit for normal use, confiscated, seized or become unenforceable in circumstances where the Lessee reasonably determines it is not commercially feasible to replace the same, such that the Facility cannot be operated at 100% of its Capability. The date of occurrence of an Event of Loss shall be deemed to be: (1) the date six months following the date on which such Event of Loss shall have been declared, or if such date of occurrence shall not be a Business Day, the next succeeding Business Day, in the case of subclause (a) of the first sentence of this definition; (2) the date of a total or constructive total loss, in the case of sub-clauses (b),
  (c) and (e) of the first sentence of this definition; provided, however, that under Section 9(d) of the Facility Lease the Lessee shall be permitted (x) a period of six months to determine whether such Event of Loss has occurred under subclause (b) of the first sentence of this definition, and (y) the period for repair in the case of such subclause (e), but if during either such period such Event of Loss shall be determined to have occurred the determination would relate back to the date of occurrence; (3) the date of a Requisition of Use, in the case of sub-clause (d) of the SIrst sentence of this definition; (4) the date of a Requisition of Title, in the case of subclause (f) of the first sentence of this definition; or (5) the date of any determination by the Lessee, in the case of subclause (g) of the first sentence of this definition.

       Excepted Payments shall mean and include (i) any indemnity or other payment payable under any Transaction Document directly to the Owner Participant, the Lessor or FNB to reimburse such Person for costs and expenses incurred by it in exercising its rights under any of the Transaction Documents, (ii) insurance proceeds, if any, payable to the Lessor or the Owner Participant (A) under insurance separately maintained by the Lessor or the Owner Participant for their benefit as permitted by Section 10(v) of the Facility Lease or (B) as proceeds of liability insurance, (iii) any amount or amounts to which the Owner Trustee, FNB or the Owner Participant shall be entitled by subrogation, (iv) any amount payable to the Owner Participant as the purchase price of the Owner Participant's interest in the Trust in connection with a transfer thereof (other than in connection with any transfer to the Lessee or any Affiliate thereof), (v) any payments, insurance proceeds or other amounts with respect to any portion of the Undivided Interest which has been released from the Lien of the Indenture in accordance with the terms of the Indenture (other than pursuant to Section 5.11 of the Indenture) (vi) any amount payable to the Owner Trustee or the Owner Participant pursuant to the Financing Agreement as Special Supplemental Rent and (vii) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (vi) above; provided that "Excepted Payments" shall not include any CDA Escrow Indemnity Payment.

       Excess Capital Expenditures shall mean, for each fiscal year, all Capital Expenditures in excess of the Scheduled Capital Expenditures.

       Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

       Expansion shall mean those Expansion Assets, permitted to be constructed under the Financing Agreement and constructed from time to time by the Lessee following the Completion Date, located on the Facility Site.

       Expansion Assets shall mean not more than two paper machines and related assets.

       Expansion Debt shall mean any indebtedness of the Lessee complying with
  Section 13 of the Financing Agreement incurred pursuant to any credit agreement, loan agreement, conditional sale or title retention agreement, purchase money mortgage, the debt portion of any lease financing (with respect to either capitalized or operating leases) or any similar instrument in connection with an Expansion complying with Section 13 of the Financing Agreement.

       Expansion Facility Mortgage shall mean any mortgage of any Expansion.

       Expansion Facility Mortgagee shall mean any Person that finances or refinances Expansion Assets, whether such financing is in the form of a sale-leaseback, conditional sale, construction or long-term mortgage loan or otherwise.

       Expansion Facility Operator shall have the meaning set forth in the Support Agreement.

       Expansion Financing shall mean any financing undertaken for the acquisition of any Expansion complying with Section 13 of the Financing Agreement.

       Expenses shall have the meaning set forth in Section 7.1 of the Trust Agreement.

       Facility shall mean all of the property described or intended to be described in Exhibit B to the Bill of Sale, together with all Capital Improvements title to an undivided interest, equal to the Lessor's Share, in which is acquired by or conveyed to the Lessor pursuant to the Facility Lease from time to time during the Lease Term.

       Facility Cost shall mean [Note 3]<F3> being the price paid by the Lessor to the Lessee on the Closing Date pursuant to the Financing Agreement.

       Facility Lease shall mean the Facility Lease, dated December 31, 1987, between the Lessee and the Owner Trustee, as amended and supplemented from time to time pursuant to a Facility Lease Supplement.

       Facility Lease Supplement shall mean any supplement to the Facility Lease executed by the Lessor and the Lessee for purposes of (i) adjusting Basic Rent, Casualty Value, Special Termination Value, Termination Value and Agreed Fair Market Value pursuant to Section 3(e) of the Facility Lease, (ii) adding the Lessor's Share in any Capital Improvement, if title thereto shall vest in the Owner Trustee pursuant to the terms of the Facility Lease, or
  (iii) otherwise changing or modifying the terms of the Facility Lease, all in accordance with and subject to the terms of the Facility Lease.

       Facility Site shall mean the land legally described in Schedule 1 to the Indenture, together with the building enclosure and other structures and improvements located therein, other than the Facility.

       Facility Site Impositions shall have the meaning set forth in the Easement Agreement.

       Facility User shall have the meaning set forth in the Support Agreement.

       Fair Market Compensation shall mean the value of any and all services rendered or products supplied by the Interconnected Components Operator in connection with the operation of the Interconnected Components for the benefit of a Facility User or an Expansion Facility Operator (other than the


          ____________________

               <F3> Note 3: Facility Cost in respect of each Undivided
          Interest transaction: Associated - $75,000,000; Dana -
          $40,000,000; NYNEX - $100,000,000; PSR - $ 142,000,000; SoInd -
          $25,000,000



  Lessee), determined on the basis of an arm's-length transaction. Fair Market Compensation shall be determined on the assumptions that (i) the Facility has been maintained in accordance with, and the Interconnected Components Operator has complied with, the requirements of the Facility Leases and the other applicable Transaction Documents and the Interconnected Components have been maintained in accordance with Prudent Industry Practice, and (ii) the compensation will be payable on a net 30 days basis. If the parties to a determination of Fair Market Compensation are unable to agree upon a determination of Fair Market Compensation, within thirty days after receipt of notification requiring such a determination, such Fair Market Compensation shall be determined in accordance with an Arbitration Proceeding. All capitalized terrns used in this definition and not defined in this Appendix A shall have the meaning set forth in the Support Agreement.

       Fair Market Rental Value or Fair Market Sales Value of any property shall mean the value of such property for lease or sale determined on the basis of an arm's-length transaction for cash between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell), and shall take into account the Lessor's rights and obligations under the Support Agreement, the Easement Agreement and the Assigned Contracts. Except for purposes of Section 12 of the Facility Lease, Fair Market Rental Value and Fair Market Sales Value shall be determined on the assumptions that (i) the Facility has been maintained in accordance with, and the Lessee has complied with, the requirements of the Facility Lease and the other Transaction Documents, (ii) the lessee or the buyer shall have available to it the rights and obligations of the Lessor under the Support Agreement, the Assigned Contracts and the Easement Agreement, and (iii) the Lessee, as operator of the Facility, is otherwise in compliance with the requirements of all Transaction Documents. Fair Market Rental Value shall be determined on the assumption that rent will be payable in equal semi-annual installments in advance. If the Lessor and the Lessee are unable to agree upon a determination of Fair Market Rental Value or Fair Market Sales Value, as the case may be, within 30 days after receipt of notification requiring such a determination, such Fair Market Rental Value or Fair Market Sales Value shall be determined in accordance with the Appraisal Procedure.

       Final Determination shall have the meaning set forth in Section 8 of the Tax Indemnity Agreement.

       Financing Agreement shall mean the Financing Agreement, dated December 31, 1987, among the Owner Participant, the Owner Trustee, First National Bank of Minneapolis, the Indenture Trustee, The Connecticut Bank and Trust Company, National Association, the Loan Participants, each Joint Venturer, each Sponsor, and the Lessee.

       Financing Charges shall mean all rent expensed in respect of operating leases and all interest expensed in respect of any capitalized lease or debt for borrowed money, or interest otherwise due, other than any interest expensed on any Permitted lndebtedness described in Section 8(b)(3)(xiv)(A),
  (B) or (C) of the Financing Agreement, in each case as determined in accordance with GAAP for a given fiscal year.

       FNB shall mean First National Bank of Minneapolis in its individual capacity, its successors and assigns.

       Foreclosed Note shall mean any Note, the principal, premium, if any, and interest of which has been paid through foreclosure of the Indenture.

       Foreclosed Note Balance. See Outstanding.

       Foreclosure Balance shall mean, in respect of any Foreclosed Note, the outstanding principal balance thereof plus any premium and all accrued and unpaid interest thereon as of the date of foreclosure.

       Funding Account shall have the meaning set forth in the Funding
  Agreement.

       Funding Agent shall mean Morgan Guaranty Trust Company of New York.

       Funding Agreement shall mean the Funding Agreement, dated December 31, 1987, among the Owner Participant, the Other Owner Participants, the Funding Agent and the Loan Participants, together with the Omnibus Transaction Expense Escrow Letter among tbe Owner Participant, the Other Owner Participants and the Funding Agent and the related undertakings of the Lessee.

       GAAP or Generally Accepted Accounting Principles shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with prior financial practice of the Person in question and any predecessors, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing; provided, however, that, solely for purposes of the computation of the CDA Charge, CDA Increase and related computations in the CDA Worksheet, in the event of an Expansion, the Expansion Assets and the business thereof, including, without limitation, the accounting effects of any Expansion Financing, the costs of operating such Expansion and all income and expenses included in the determination of net income shall be accounted for as a separate division of the Lessee and thus separated from comparable accounting for the Facility, which shall also be accounted for as a division of the Lessee.

       Governmental Action shall mean all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings and declarations of or with, any Governmental Authority, (other than routine reporting requirements, failure to comply with which will not affect the validity or enforceability of any of the Transaction Documents or have a material adverse effect on the transactions contemplated by the Financing Agreement), and the giving of notice to any Governmental Authority or any other action in respect of or by any Governmental Authority and shall include, without limitation, those siting, environmental and operating permits and licenses which are required for the use and operation of the Facility, including the Undivided Interest.

       Governmental Authority shall mean any Federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court.

       Granting Clause Documents shall have the meaning set forth in the Granting Clause of the Indenture.

       Gross-up Rate shall have the meaning set forth in Section 5 of the Tax Indemnity Agreement.

       Guaranteed Agreements shall mean the Financing Agreement, the other Transaction Documents (other than the Support Agreement), and each other agreement, heretofore executed or executed from time to time hereafter and prior to the payment, performance and discharge of all obligations of the Lessee under the Facility Lease and each other Transaction Document, under which the Lessee agrees to perform any duties or obligations, or to pay, or assume any obligations of others to pay, any amounts whatsoever to the Owner Trustee, FNB, or the Owner Participant and, until the Discharge of the Indenture, the Indenture Trustee, The Connecticut Bank and Trust Company, National Association, the Loan Participants and any Holder of the Notes.

       Guidelines shall mean the ruling policy of the IRS, to the extent applicable to the circumstances contemplated by the Transaction Documents, in Revenue Procedure 75-21, 1975-1 C.B. 715, Revenue Procedure 75-28, 1975-1 C.B. 752, and Revenue Procedure 79 48, 1979-2 C.B. 529, or any other statute, Regulation, revenue procedure, revenue ruling or information release applicable at the time in question relating to the subject matter of Revenue Procedure 79-48.

       Holder shall mean the registered holder, from time to time, of a Note Outstanding.

       Haindl Agreement shall mean the Agreement, dated as of September 16, 1985, between Haindl Papier GmbH and the Lessee.

       Impositions shall have the meaning set forth in the Financing Agreement.

       Indemnitee shall mean the Owner Participant, the Owner Trustee, FNB, each of the Loan Participants, the Indenture Trustee, The Connecticut Bank and Trust Company, National Association, each Holder, the Lease Indenture Estate, the Trust Estate, any Affiliate of any of the foregoing and the respective successors, assigns, agents, officers, directors or employees of the foregoing.

       Indenture shall mean the Trust Indenture, Mortgage, Fixture Financing Statement and Security Agreement, dated December 31, 1987, between the Owner Trustee and the Indenture Trustee, as amended and restated by the Amended and Restated Trust Indenture, Mortgage, Fixture Financing Statement and Security Agreement, dated as of December 31, 1987, between the Owner Trustee and the Indenture Trustee.

       Indenture Default shall mean an event or condition which, after giving of notice or lapse of time, or both, would become an Indenture Event of Default.

       Indenture Event of Default shall mean any of the events specifled in
  Section 4.01 of the lndenture.

       lndenture Trustee shall mean The Connecticut Bank and Trust Company, National Association, a national banking association, not in its individual capacity, but solely as Indenture Trustee under the Indenture, dated December 31, 1987, with the Owner Trustee, and each successor trustee and co-trustee thereunder.

       Indenture Trustee's Counsel shall mean Day, Berry & Howard, City Place, Hartford, Connecticut 06103-3499.

       Indenture Trustee's Expenses shall mean the reasonable, ongoing expenses of the Indenture Trustee incurred as trustee under the Indenture.

       lndenture Trustee's Liens shall mean Liens which result from acts of, or any failure to act, by or as a result of claims against, the Indenture Trustee, in its individual capacity, unrelated to the transactions contemplated by the Transaction Documents.

       Indenture Trustee's Office shall mean the Corporate Trust Department of the Indenture Trustee presently located at One Constitution Plaza, Hartford, Connecticut 06115, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each Holder.

       Interconnected Components shall have the meaning set forth in the Support Agreement.

       Interconnected Components Operator shall have the meaning set forth in the Support Agreement.

       Interest Deductions shall have the meaning set forth in Section 1 of the Tax Indemnity Agreement.

       Interest on Subordinated Debt shall mean the aggregate of all interest included in Financing Charges during a given fiscal year of the Lessee in respect of any indebtedness constituting Subordinated Debt.

       Investment shall have the meaning set forth in the Financing Agreement.

       Investment Company Act shall mean the Investment Company Act of 1940, as amended.

       Investment Credit shall have the meaning set forth in Section 1 of the Tax Indemnity Agreement. [Note 4]<F4>

       IRS shall mean the Internal Revenue Service of the United States Department of the Treasury, or any successor agency.

       Joint Venture Agreement shall mean the Second Amended and Restated Joint Venture Agreement, dated December 31, 1987, between Minnesota Paper and Pentair Duluth.

       Joint Venturer shall mean either of Minnesota Paper or Pentair Duluth, as the context so requires, and Joint Venturers shall mean both such Persons.

       Keepwell Agreement shall mean each of (i) the Keepwell Agreement and Assignment, dated December 31, 1987, among Minnesota Power, Minnesota Paper and the Owner Trustee, and (ii) the Keepwell Agreement and Assignment, dated December 31, 1987, among Pentair, Pentair Duluth and the Owner Trustee, and Keepwell Agreements shall mean both of such Agreements.

       Lease Default shall mean a Default.

       Lease Event of Default shall mean an Event of Default.

       Lease Indenture Estate shall have the meaning set forth in the Granting Clause of the Indenture.

       Lease Term shall mean the aggregate of the Basic Lease Term and all Renewal Terms, if any.

       Lessee shall mean Lake Superior Paper Industries, a joint venture organized under the Minnesota general partnership law, its successors under the Joint Venture Agreement and, to the extent permitted by the Financing Agreement, assigns.

       Lessee Distribution shall mean any (i) interest, principal, premium or other payment on Subordinated Debt, (ii) dividends, (iii) payment of any type (other than any payment made in the ordinary course of business of Lessee in accordance with Section 8(b)(3)(xxiii) of the Financing Agreement) or (iv) cash distribution, in each case from Lessee to either any Sponsor or Joint Venturer, or any Affiliate thereof other than any portion of any CDA Trigger Distribution.

       Lessee's Obligations shall mean all obligations imposed upon the Lessee under the Facility Lease (including, without limitation, payment of Basic Rent, Supplemental Rent and Special Supplemental Rent, which term also includes amounts constituting Excepted Payments) and all other Guaranteed Agreements, which term includes all obligations assumed by the Lessee under


          ____________________

               <F4> Note 4: Used in connection with NYNEX and PSR Undivided
          Interest transactions only.




  any Guaranteed Agreements and all other obligations owed by the Lessee to the Owner Trustee, the Indenture Trustee, the Loan Participants, the Holders or the Owner Participant.

       Lessee's Special Counsel shall mean Henson & Efron, 1200 Title Insurance Building, Minneapolis, Minnesota 55401.

       Lessee's Special New York Counsel shall mean Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005.

       Lessee's Special Real Estate Counsel shall mean Fryberger, Buchanan, Smith & Frederick, 700 Lonsdale Building, 302 West Superior Street, Duluth, Minnesota 55802-1863.

       Lessor shall mean the Owner Trustee, as lessor under the Facility Lease.

       Lessor's Allocable Percentage shall mean [Note 5]<F5>, as adjusted in accordance with Appendix B to each Cash Deficiency Agreement; provided that if and so long as the Combined Applicable CDA Amount shall be less than the Second CDA Trigger or any "Combined Applicable CDA Amount" under any Other Financing Agreement shall be less than the "Second CDA Trigger" under such Other Financing Agreement the Lessor's Allocable Percentage shall be equal to the percentage derived by dividing (X) an amount equal to the difference between (i) the aggregate principal amount of the Notes then Outstanding, together with all unpaid interest and other amounts due on such Notes, and
  (ii) any amount then held in the CDA Escrow Account pursuant to the terms of such Financing Agreement, by (Y) an amount equal to the difference between
  (A) the sum of (i) the amount determined under clause (X)(i) above and (ii) the aggregate principal amount of all the Other Notes then Outstanding, together with all unpaid interest and other amounts due on such Other Notes, and (B) the sum of (i) the amount determined under clause (X) (ii) above and
  (ii) the aggregate amount then held in the "CDA Escrow Account" pursuant to the terms of all Other Financing Agreements, and multiplying the quotient by 100.

       Lessor's Liens shall mean Liens against the Trust Estate which result from acts of, or any failure to act by, or as a result of claims against, FNB or the Lessor, unrelated either to the ownership of the Undivided Interest, the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

       Lien or lien shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

       Loan shall mean, with respect to each Loan Participant, the loan, in the original principal amount set forth opposite the name of such Loan Participant in Schedule A to the Financing Agreement, made by such Loan Participant under and pursuant to the Financing Agreement, and Loans shall mean the loans so made by all Loan Participants, severally.

       Loan Participant shall mean each of the institutions named in Schedule A to the Financing Agreement and each Holder, and Loan Participants shall mean all of such institutions and Holders.


          ____________________

               <F5> Note 5: Lessor's Allocable Percentage for each Undivided
          Interest transaction: Associated - 20.4800130%; Dana -
          10.8555321%; NYNEX - 25.6899547%; PSR - 36.1897927%: SoInd -
          6.7847075%




       Loan Participants' Special Counsel shall mean Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022.

       Loan Participants' Special Minnesota Counsel shall mean Faegre & Benson, 2300 Multifoods Tower. 33 South Sixth Street, Minneapolis, Minnesota 55402-3694.

       Major Customer shall mean a customer that has purchased not less than 1,250 tons of SCA Paper produced during the period constituting the period for determination of the Completion Date and has a commitment to the Lessee to purchase from the Lessee not less than 7,500 tons of SCA Paper annually, and for the foregoing purpose, an executed letter of intent, as well as a reservation contract, shall be deemed to be a "commitment".

       Majority in Interest of Noteholders shall mean the Holders of at least 66-2/3% of the aggregate principal amount of all Notes Outstanding as of the date of determination, excluding all Notes owned by the Owner Trustee, the Owner Participant, the Lessee, any Joint Venturer, any Sponsor, any Other Owner Participant, any Other Owner Trustee or any Affiliate of any thereof, unless all Notes at the time Outstanding shall be owned by any such Person or any combination of such Persons.

       Maximum Available CDA Amount shall mean, with respect to each Cash Deficiency Agreement, the Lessor's Allocable Percentage of the lesser of (i) $95,000,000 or (ii) one-half of the sum from time to time of (AA) Casualty Value which would have been due and payable under the Facility Lease and "Casualty Value" which would have been due and payable under the Other Facility Leases if Casualty Value had been payable on January 1 of such fiscal year or December 22 of the preceding Fiscal year, as the case may be, under the Facility Lease and the Other Facility Leases or, if the Lessee undertakes to repair any damage to the Facility pursuant to Section 9(d) of the Facility Lease and the Other Facility Leases, the Casualty Value under the Facility Lease and "Casualty Value" under the Other Facility Leases as of the Basic Rent Payment Date next following the date of the occurrence of such damage, plus other amounts payable under Section 9(d) thereunder, until the date on which such repair has been completed pursuant thereto, (BB) Basic Rent otherwise payable on the date such Casualty Value or "Casualty Value" would have been payable under the Facility Lease and the Other Facility Leases, and (CC) all other Lessee's Obligations (including, without limitation, all Special Supplemental Rent and Excepted Payments) accrued and unpaid on such date under the Facility Lease and all Other Facility Leases; provided, however, that the sum under clause (ii) above shall be calculated without regard to the occurrence of any of the events referred to in Section 13 (c) of the Facility Lease or Section 13(c) of any Other Facility Lease.

       Midterm Purchase shall mean the purchase by the Lessee of the Undivided Interest pursuant to Section 13(b) of the Facility Lease.

       Minimum Percentage Requirement shall mean, with respect to Basic Rent, Casualty Value, Special Termination Value, Termination Value and Agreed Fair Market Value, respectively, including each adjustment thereto made from time to time until the Discharge of the Indenture, those percentages which, when applied to Facility Cost, will yield an amount (i) in the case of Basic Rent, at least equal to the aggregate amount of all principal and accrued interest payable on the applicable Basic Rent Payment Date on all Notes then Outstanding, and (ii) in the case of Casualty Value, Termination Value, Special Termination Value and Agreed Fair Market Value, at least equal (when added to all other amounts, excluding Excepted Payments and Special Supplemental Rent required to be paid by the Lessee under the Facility Lease) to an amount sufficient, as of the date of payment, to pay in full the principal of, premium (not including any Yield-Maintenance Premium payable solely pursuant to Section 4.03 of the Indenture), if any, and interest on, all Notes then Outstanding and to pay all other amounts due to the Holders, the Loan Participants and the Indenture Trustee under any Transaction Document; provided, however, that for purposes of calculating the Minimum Percentage Requirement with respect to a Foreclosed Note, the principal and interest payable thereon as of any Basic Rent Payment Date shall be the semi-annual payment of principal and interest required to fully amortize the unpaid Foreclosure Balance (not including any Yield-Maintenance Premium payable solely pursuant to Section 4.03 of the Indenture), plus interest thereon, over a term beginning on that Basic Rent Payment Date and ending on the stated maturity date of the Foreclosed Note in question.

       Minnesota Paper shall mean Minnesota Paper Incorporated, a Minnesota corporation, and its successors and assigns.

       Minnesota Paper's Counsel shall mean Steven W. Tyacke, Esq.

       Minnesota Power shall mean Minnesota Power & Light Company, a Minnesota corporation, and its successors and assigns.

       Minnesota Power's Counsel shall mean Steven W. Tyacke, Esq.

       Month shall mean a calendar month.

       MPCA shall have the meaning set forth in the Financing Agreement.

       Net Cash Flow shall mean, with respect to each fiscal year of the Lessee, Pre-Tax Income increased by the sum of (i) Allowance for Depreciation, (ii) Financing Charges, (iii) Non-Cash Losses (Gains), (iv) Cash Proceeds from Capital Asset Sales, (v) Cash Proceeds (Payments) for Extraordinary, Unusual or Non-recurring Items, reduced by Scheduled Capital Expenditures.

       Net Economic Return shall mean the Owner Participant's (i) after-tax yield, (ii) aggregate after-tax cash flow, and (iii) the net present value of after-tax cash flows (discounted at the discount rate provided in the Pricing Assumptions) each as reflected in, or determinable from, the Pricing Assumptions and the initial computation of Basic Rent, Casualty Value, Termination Value and Special Termination Value. ln the event of an adjustment calculated pursuant to Section 15(a) of the Financing Agreement which is occasioned by clause (i) of the definition of Change in Tax Law, Net Economic Return shall mean the Owner Participant's (i) after-tax return on equity, (ii) aggregate after-tax income net of recourse interest expense, and
  (iii) the net present value of after-tax income flows net of recourse interest expense (discounted at the discount rate provided in the Pricing Assumptions) each as reflected in, or determinable from, the Pricing Assumptions (inclusive of the recourse leverage and interest rate assumptions of the Owner Participant) and the initial computation of Basic Rent, Casualty Value, Termination Value, Special Termination Value, and Agreed Fair Market Value.

       Non-Cash Losses (Gains) shall mean, to the extent included in the determination of Pre-Tax Income, all (a) book losses (gains) realized upon the sale or other disposition of capital assets determined in accordance with GAAP and (b) all non-cash losses (gains) recorded in respect of extraordinary, unusual or non-recurring items, in each case determined in accordance with GAAP.

       Non-Defaulting Party shall have the meaning set forth in the Easement Agreement.

       Non-Severable Improvement shall mean any Capital Improvement which is not a Severable Improvement.

       Normalized Debt Coverage shall have the meaning set forth in Schedule H to the Financing Agreement.

       Normalized Debt Service shall mean (i) for fiscal years ending in 1988 through 1998, $36 million, (ii) for fiscal years ending in 1999 through 2004, $29 million, and (iii) for fiscal years ending thereafter, $18 million.

       Noteholder shall mean the Holder of a Note.

       Notes shall have the meaning set forth in Section 2.01 of the Indenture.

       Obsolescence Termination shall mean termination of the Facility Lease pursuant to Section 14 thereof.

       Offering Memorandum shall mean (i) as to the Owner Participant, the Offering Memorandum, dated August, 1987, and (ii) as to the Loan Participants, the Offering Memorandum, dated October, 1987, in each case as prepared by the Lessee and the Sponsors and distributed by The First Boston Corporation on the basis of information provided by the Lessee and the Sponsors.

       Officers' Certificate shall mean a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person with respect to which such term is used.

       Operator shall have the meaning set forth in the Support Agreement.

       Original of the Facility Lease shall mean the fully-executed counterpart of the Facility Lease or any Facility Lease Supplement, marked "Original", pursuant to Section 20(e) of the Facility Lease and containing the receipt of the Indenture Trustee.

       Other Cash Deficiency Agreements shall mean all of the "Cash Deficiency Agreements", each dated December 31, 1987, among the several Joint Venturers (each under separate "Cash Deficiency Agreements"), the Other Owner Participants and the Other Owner Trustees.

       Other Facility Leases shall mean leases of undivided interests in the Facility in which Other Owner Participants, directly or through an owner trustee, have ownership or beneficial interests.

       Other Financing Agreements shall mean the four separate Financing Agreements, each dated December 31, 1987, among the Other Owner Trustees, the Other Indenture Trustees and the Other Owner Participants named therein, and the Lessee, each Joint Venturer and each Sponsor.

       Other Indenture Trustees shall mean The Connecticut Bank and Trust Company, National Association, as indenture trustee under the Other Indentures.

       Other Indentures shall mean the four separate indentures entitled "Trust Indenture, Mortgage, Fixture Financing Statement and Security Agreement", each dated December 31, 1987, between the Other Owner Trustees, respectively, and the Other Indenture Trustees, respectively.

       Other Joint Venturer shall mean (i) when used with reference to Minnesota Paper, as Joint Venturer, Pentair Duluth, and (ii) when used with reference to Pentair Duluth, as Joint Venturer, Minnesota Paper.

       Other Lessors shall mean, collectively, each of the entities becoming a lessor of an undivided interest in the Facility, other than the Lessor.

       Other Notes shall mean "Notes" as defined in Section 2.01 of the Other Indentures.

       Other Owner Participants shall mean, collectively, each of the entities becoming a beneficial owner of an undivided interest in the Facility, other than the Owner Participant.

       Other Owner Trustees shall mean, collectively, the trustees becoming owners of other undivided interests in the Facility, other than the Owner Trustee.

       Other Sponsor shall mean (i) when used with reference to Minnesota Power, as Sponsor, Pentair, and (ii) when used with reference to Pentair, as Sponsor, Minnesota Power.

       Outstanding shall mean, as of the date of determination, all Notes theretofore issued, authenticated and delivered pursuant to the Indenture, except (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to the Indenture, (ii) Notes for which replacement Notes have been executed, authenticated and delivered pursuant to the Indenture, and (iii) Notes which have been redeemed pursuant to the Indenture; provided, however, that any Foreclosed Note shall remain Outstanding through the period of redemption from any foreclosure sale, and thereafter if no redemption occurs, and the outstanding balance (the Foreclosed Note Balance) of that Foreclosed Note shall be determined as follows:

            (a) the outstanding balance of the Note (the Foreclosure Balance) as of the date of foreclosure shall be the outstanding principal balance thereof plus any premium and all accrued and unpaid interest as of that date;

            (b) the unpaid Foreclosure Balance shall bear interest (compounded semi-annually to the extent not paid) at an annual rate of 12.08% per annum;

            (c) each Rent payment received by the purchaser at foreclosure sale and its successors and assigns shall be applied first to interest accrued and unpaid pursuant to clause (b), and then to the Foreclosure Balance; and

            (d) the Foreclosed Note Balance as of any date shall be the unpaid Foreclosure Balance plus accrued and unpaid interest thereon as of that date, after giving effect to all payments in accordance with clause (c).

       Overdue Rate shall mean the rate of interest equal to the greater of (i) 13.08% per annum and (ii) 1% above the Prime Rate.

       Owner Participant shall mean [note 6]<F6> [note 7]<F7> a [note 8]<F8>


          ____________________

               <F6> Note 6: Original Owner Participants: Associated Southern
          Investment Company (Associated); Dana Lease Finance Corporation
          (Dana); NYNEX Credit Company (NYNEX); Public Service Resources Corporation (PSR); Southern Indiana Properties, Inc. (Solnd)

               <F7> Note 7: Associated assigned its Undivided Interest to its
          Affiliate, Mission Funding Delta (Mission) on January 29, 1988; Dana assigned its Undivided Interest to its Affiliate, Dana Leasing, Inc. (Dana Leasing) on January 14, 1988; PSR assigned its Undivided Interest to Resources Capital Investment
          Corporation (Resources) on January 14, 1988; SoInd assigned its Undivided Interest to its Affiliate, Joint Ventures Affiliated, Inc. (Joint Ventures) on January 15, 1988. Unless the context otherwise requires, from the respective dates set out above, any reference to Associated, Dana, PSR or SoInd shall be read as being a reference to Mission, Dana Leasing, Resources or Joint Ventures, respectively.

               <F8> Note 8: Owner Participants' states of incorporation:
          Associated and Mission -California; Dana and Dana Leasing - Delaware; NYNEX - Delaware; SoInd and Joint Ventures - Indiana; PSR and Resources - New Jersey



  corporation, and the successors and assigns of such Person in accordance with the Trust Agreement and the Financing Agreement.

       Owner Participant's Liens shall mean Liens against the Trust Estate which result from acts of, or any failure to act by, or as a result of claims against, the Owner Participant unrelated to the transactions contemplated by the Transaction Documents.

       Owner Participant's Special Counsel shall mean Mudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

       Owner Participant's Special Minnesota Counsel shall mean Dorsey & Whitney, 2200 First Bank Place East, Minneapolis, Minnesota 55402.

       Owner Trustee shall mean First National Bank of Minneapolis, a national banking association, as Owner Trustee under the Trust Agreement, dated December 31, 1987, with [Note 61, and each successor trustee, co-trustee and separate trust thereunder. Effective January 1, 1988, First National Bank of Minneapolis will have changed its name to "First Bank National Association".

       Owner Trustee's Counsel shall mean Dorsey & Whitney, 2200 First Bank Place East, Minneapolis, Minnesota 55402.

       Paper Machine shall mean the paper machine and related facilities for production of SCA Paper, all Components of which constitute part of the Facility.

       Partnership Capital shall mean partnership capital as determined in accordance with GAAP.

       Pentair shall mean Pentair, Inc., a Minnesota corporation, and its successors and assigns.

       Pentair's Counsel shall mean Henson & Efron, 1200 Title Insurance Building. Minneapolis, Minnesota 55401.

       Pentair Duluth shall mean Pentair Duluth Corp., a Minnesota corporation, and its successors and assigns.

       Pentair Duluth's Counsel shall mean Henson & Efron, 1200 Title Insurance Building. Minneapolis, Minnesota 55401.

       Permitted Encumbrances shall mean (i) mineral rights, utility access and other easements or servitudes the use and enjoyment of which do not and will not at any time materially interfere with the peaceful and quiet use, possession, maintenance and repair of, and access to, the Facility or the Facility Site or the operation of the Facility in an efficient and economic manner or the production of supercalendered paper thereby (ii) any reservations, encumbrances and title defects listed as exceptions to the Title Policy, so long as such reservations, encumbrances and title defects do not, in the aggregate, materially interfere with the use of the Facility by the Lessee or the Facility Site, and (iii) Permitted Liens.

       Permitted Indebtedness shall have the meaning set forth in the Financing Agreement.

       Permitted Investments shall have the meaning set forth in Section 3.04 of the Indenture.

       Permitted Liens shall mean (i) the respective rights and interests of the Lessee, the Owner Participant, the Lessor, the Loan Participants and the Indenture Trustee, as provided in the Transaction Documents; (ii) the rights of any sublessee or assignee under a sublease or an assignment permitted by the terms of the Facility Lease; (iii) Liens for Taxes either not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, so long as such proceedings shall not (x) involve any danger of the sale, forfeiture or loss of the Facility or the Facility Site, any part of the Facility or the Undivided Interest, title thereto or any interest of the Lessor or the Owner Participant therein, (y) interfere with the use of the Facility or the Facility Site or any part thereof or interest therein, or (z) impair payment of Rent; (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's, or other like Liens arising in the ordinary course of business of the Lessee or the sublessee under any sublease permitted by the Facility Lease or any Facility Lease Supplement, and not delinquent; (v) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens; (vi) choate Liens that have been bonded for the full amount in dispute and which are being contested diligently by the Lessee in good faith and by appropriate proceedings so long as such proceedings shall not (x) involve any danger of the sale, forfeiture or loss of the Facility or the Facility Site, any part thereof or the Undivided Interest, title thereto or any interest of the Lessor or the Owner Participant therein, (y) interfere with the use of the Facility or the Facility Site or any part thereof or interest therein, or (z) impair payment of Rent; (vii) Liens that have been bonded for the full amount in dispute and which arise out of judgments or awards against the Lessee and with respect to which (x) at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided as required by Generally Accepted Accounting Principles and (y) there shall have been secured a stay of execution pending such appeal or proceeding for review, so long as such proceedings shall not (a) involve any danger of the sale, forfeiture or loss of the Facility, the Facility Site, any part of the Facility or the Undivided Interest, title thereto or any interest of the Lessor or the Owner Participant therein, (b) interfere with the use of the Facility or any part thereof or interest therein, or (c) impair payment of Rent; (viii) the Lien of the Support Agreement; and (ix) Liens on any undivided interest in the Facility which are not Liens on the Undivided Interest or the Facility.

       Person shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

       Plans and Specifications shall mean the plans and specifications for the Facility, as such Plans and Specifications (i) existed on December 31, 1987 (it being understood that on such date such Plans and Specifications will not have been fully documented or conformed to the Facility, as initially completed) and (ii) may be amended or changed, and documented and conformed, to reflect the Facility as built or as modified from time to time after the date of execution of the Financing Agreement with respect to Capital Improvements made in accordance with the terms of the Facility Lease and the other Transaction Documents.

       Pre-Existing Environmental Condition shall mean the past and continuing presence of chemical contaminants, including without limitation polychlorinated biphenyls, lead, and volatile organic chemicals, that existed prior to 1987 on or under the Facility Site.

       Pre-Tax Income shall mean, with respect to each fiscal year of the Lessee, the amount of the pre-tax income of the Lessee for such fiscal year, as recorded in its financial statements delivered pursuant to Section 8(b)(1)(i)(D) of the Financing Agreement, determined in accordance with GAAP.

       Pricing Assumptions shall mean the pricing assumptions attached to the Financing Agreement.

       Prime Quality shall mean, for purposes of the definition of "Completion Date", SCA Paper that meets prevailing quality standards, can be used in the normal market for SCA Paper and is available for shipment to the Lessee's regular customers.

       Prime Rate shall mean the rate of interest announced and published from time to time by Morgan Guaranty Trust Company of New York as its "base rate".

       Proceeds, as used in the Indenture, shall have the meaning set forth in
  Section 3.03 of the lndenture.

       Prudent Industry Practice shall mean, at a particular time, any of the practices, methods and acts which, in the exercise of reasonable judgment, in light of the facts, including, but not limited to, the practices, methods and acts engaged in or approved by a significant portion of the paper manufacturing industry in the United States of America, which would have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition and all Applicable Law. Prudent Industry Practice is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather is a spectrum of possible practices, methods and acts which could have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition and all Applicable Law, but Prudent Industry Practice is intended to mean at least the same standard as the Lessee would, in the prudent management of its own properties, use from time to time. Prudent Industry Practice shall not include any practice, method or act that discriminates against the Facility or the Undivided lnterest in relation to those practices, methods or acts employed by the Lessee with respect to paper manufacturing facilities other than the Facility, or that is less favorable to the Facility than those practices, methods or acts which would have been employed by the Lessee if it had been the owner of the Facility.

       Reasonable Basis shall have the meaning set forth in the Tax Indemnity Agreement.

       Regulations shall mean the income tax regulations issued, published or promulgated under the Code.

       Renewal Term shall have the meaning set forth in the Facility Lease.

       Rent shall mean Basic Rent and Supplemental Rent.

       Rent Expense shall mean, with respect to each fiscal year of the Lessee, the amount of Basic Rent under the Facility Lease and "Basic Rent" under the Other Facility Leases charged to income.

       Reoptimization Amortization Schedule shall have the meaning set forth in
  Section 10 of the Indenture.

       Requisition of Title shall mean any circumstances in which the Facility or the Facility Site shall be condemned or seized or title thereto shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise and all administrative or judicial appeals opposing such condemnation, seizure or taking shall be exhausted or the period for such appeal shall have expired.

       Requisition of Use shall mean any circumstance or event other than a Requisition of Title in consequence of which the use of the Facility or the Facility Site shall be requisitioned or taken by any Governmental Authority under power of eminent domain or otherwise.

       Responsible Officer shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Transaction Document, the President, any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto; provided, however, that the term "Responsible Officer" with respect to the Indenture Trustee shall mean any officer of the Indenture Trustee assigned by the Indenture Trustee to administer its corporate trust matters.

       Restated Cross Indemnification Agreement shall mean the Restated Cross Indemnification Agreement, dated December 31, 1987, among Minnesota Power, Minnesota Paper, Pentair and Pentair Duluth.

       Retention Event shall mean (i) any Indenture Default that is not a Default and (ii) any Default under clauses (iii), (iv) (but only with respect to material negative covenants), (v), (x) and (xi) of Section 15 of the Facility Lease.

       Sale Proceeds shall mean, with respect to any sale of the Undivided Interest by the Lessor to any Person other than the Lessee, the gross proceeds of such sale payable in cash, less all costs and expenses whatsoever incurred by the Lessor in connection therewith.

       SCA Paper shall mean highly clay-filled uncoated groundwood supercalendered printing and publication grade papers.

       Scheduled Capital Expenditure Allowance shall mean the sum of (x) the amount set forth opposite such year, or determined with respect to such year, below:

                 YEAR                   AMOUNT

                 1988               $ 3,000,000;
                 1989                 6,000,000;
                 1990                 9,000,000;
                 1991                12,000,000;
                  and thereafter     12,000,000;

  provided, however, that the amounts in respect of fiscal years commencing with the 1991 fiscal year shall be adjusted for inflation, using fiscal year 1991 as the "base year", in accordance with the "Producer Price Index for Paper Industry Machinery - SIC Code 3554" compiled by the Bureau of Labor Statistics, Department of Labor plus (y) the Scheduled Capital Expenditure Carryforward from the preceding fiscal year.

       Scheduled Capital Expenditures shall mean any Capital Expenditures which, when added to all other such Capital Expenditures made during a fiscal year, do not exceed the Scheduled Capital Expenditure Allowance for such fiscal year. Scheduled Capital Expenditures for any fiscal year shall be applied first to clause (x) of Scheduled Capital Expenditure Allowance and then to clause (y).

       Scheduled Capital Expenditure Carryforward shall mean, with respect to each fiscal year of the Lessee, the excess of (x) the amount listed in clause
  (x) of Scheduled Capital Expenditure Allowance over (y), the Scheduled Capital Expenditures for such year.

       SEC shall mean the Securities and Exchange Commission of the United States of America or any successor agency.

       Second CDA Trigger shall mean an amount equal to the sum of the amount calculated under clause (ii) of the definition of "CDA Trigger" for both Cash Deficiency Agreements.

       Securities Act shall mean the Securities Act of 1933, as amended.

       Severable Improvement shall mean any Capital Improvement which (i) is not required pursuant to the terms of Section 8 of the Facility Lease, (ii) can be readily removed from the Facility without causing material damage thereto, and (iii) if removed, would not result in any reduction in the Capability of the Facility.

       Share means [note 9]9.

       Special Event of Loss shall mean an Event of Loss described in clause
  (e) or clause (g) of the definition of the term "Event of Loss"; provided, however, that, in the case of clause (g), if as a result of Governmental Action or Applicable Law the Lessee shall be required to permanently abandon the Facility, no Special Event of Loss shall have occurred.

       Special Supplemental Rent shall have the meaning set forth in the Financing Agreement.

       Special Termination Value as of any Basic Rent Payment Date during the Basic Lease Term shall mean the amount determined by multiplying the percentage set forth opposite such Basic Rent Payment Date in Schedule 4 to the Facility Lease by Facility Cost; provided, however, that the percentage set forth in Schedule 4 shall be subject to adjustment as provided in the Financing Agreement; and provided, further, however, that the percentages set forth in such schedule shall be at least equal to the Minimum Percentage Requirement. Special Termination Value is calculated for any Basic Rent Payment Date as the sum of Termination Value as of such date and 5.0% of Facility Cost

       Sponsor shall mean either of Minnesota Power or Pentair, as the context so requiress and Sponsors shall mean both such Persons.

       Steam Supply Agreement shall mean the City of Duluth Steam District No. 2 Take or Pay Steam Service Agreement, dated May 15, 1987, as amended on December 29, 1987, between the City and the Lessee.

       Subordinated Debt shall mean all indebtedness and liabilities of the Lessee to the Joint Venturers or the Sponsors, or any of them, or any Affiliate of any of them, which shall be subordinated and junior in right of payment to the prior payment in full of all (i) Lessee's Obligations and all "Lessee's Obligations" incurred under or in respect of the Other Facility Leases (including, without limitation, an amount with respect to post petition interest), and (ii) principal of, premium, if any, and interest on all Permitted Indebtedness other than the Permitted Indebtedness described in clause (D) of the definition of such term (such Lessee's Obligations and


          ____________________

               <F9> Note 9: Share for each Undivided Interest transaction:
          Associated -19.63350785%; Dana - 10.47120419%; NYNEX -
          26.17801047%; PSR -37.17277487%; SoInd - 6.54450262%


  Permitted Indebtedness described in clauses (i) and (ii) above being herein referred to, for purposes of this definition, as Senior Indebtedness), in the manner and with the effect provided below:

            (a) Unless and until all Senior Indebtedness shall have been paid in full in accordance with its terms, (i) if and so long as any Event of Default shall have occurred and be continuing the Lessee will not make and neither a Joint Venturer, a Sponsor nor any Affiliate of any of such Persons, nor any assignee or successor or holder of any Subordinated Debt will demand, accept or receive any direct or indirect payment (in cash or property or by set-off or otherwise) of or on account of any Subordinated Debt and no such payment shall be due or made, (ii) the Lessee will not execute and deliver, issue or give, and neither a Joint Venturer, a Sponsor nor any Affiliate of any such Persons, nor any assignee or successor holder of any Subordinated Debt will demand, accept or receive any instrument or other evidence of, or any direct or indirect security for, any Subordinated Debt, and (iii) except to the extent permitted by clause (i) of this paragraph (a), none of the Lessee, any Joint Venturer, any Sponsor, any Affiliate of any such Persons, any assignee or any successor holder of Subordinated Debt will cancel or otherwise discharge any Subordinated Debt.

            (b) In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Lessee or any Joint Venturer or any of its or their property, or (ii) any proceeding for voluntary liquidation, dissolution or other winding up of the Lessee or any Joint Venturer, whether or not involving insolvency or bankruptcy proceedings, or (iii) any assignment for the benefit of creditors or any other marshalling for the benefit of creditors or any other marshalling of the assets of the Lessee or any Joint Venturer, then and in any such event all Senior Indebtedness shall first be paid in full before any payment or distribution of any kind or character, whether in cash, securities or other property, shall be made on account of any Subordinated Debt, and any payment or distribution of any kind or character, whether in cash, securities or other property or deliverable in respect of any Subordinated Debt shall be paid or delivered directly to the Lessor and the holder of any such Permitted Indebtedness until all Senior Indebtedness shall have been paid in full, and each Joint Venturer, each Sponsor, each such Affiliate and each assignee or successor holder of Subordinated Debt irrevocably authorizes and empowers the Lessor and the holder of any such Permitted Indebtedness to demand, sue for, collect and receive any such payment or distribution and to receipt therefor, and to file and prove all such claims and take all such other action, in the name of the Lessee, any Joint Venturer, any Sponsor, any such Affiliate or such assignee or successor holder of Subordinated Debt or otherwise, as the Lessor or the holder of any such Permitted Indebtedness may determine to be necessary or appropriate for the enforcement of these provisions. Neither any Joint Venturer, any Sponsor, any such Affiliate or any assignee or successor holder of Subordinated Debt shall exercise any right of set-off or counterclaim in respect of any obligations owed to the Lessee against the obligations of the Lessee with respect to Subordinated Debt if the effect thereof shall be to reduce the amount of any such payment or distribution to which the Lessor or any holder of such Permitted Indebtedness would be entitled in the absence of such set-off or counterclaim; and if and to the extent that, notwithstanding the foregoing, any Joint Venturer, any Sponsor, any such Affiliate or any assignee or successor holder of Subordinated Debt is required by any mandatory provision or law to exercise any such right of set-off or counterclaim, each reduction of the amount owing on account of Subordinated Debt by reason of such set-off or counterclaim shall be deemed to be a payment by the Lessee in a like amount in respect of such Subordinated Debt to which the provisions of paragraph (c) below shall apply. Each Joint Venturer, each Sponsor, each such Affiliate and each assignee or successor holder of Subordinated Debt will also execute and deliver such further instruments confirming such authorization and such powers of attorney, proofs of claim, assignments of claim and other instruments, and will take such other action, as may be requested by the Lessor or any holder of such Permitted Indebtedness in order to enable any such Person to enforce any and all claims upon or in respect of any Subordinated Debt.

            (c) In case any payment or distribution of any character, whether in cash, securities or other property, on account of or in respect of any Subordinated Debt shall be paid or delivered to any Joint Venturer, any Sponsor, any such Affiliate or any assignee or successor holder of Subordinated Debt, in violation of this provision, the same shall be held in trust for and paid and delivered to the Lessor and the holders of such Permitted lndebtedness until all Senior Indebtedness shall have been paid in full.

            (d) So long as any Senior Indebtedness shall be outstanding and unpaid the holder of Subordinated Debt shall have no right to declare the Subordinated Debt to be in default. Upon payment in full of all Senior lndebtedness, any cash, securities or other property then held or thereafter received by the Lessor or the holders of such Permitted Indebtedness shall be paid or delivered to whosoever may be entitled thereto or as a court of competent jurisdiction may direct.

            (e) For the purpose of these provisions, Senior Indebtedness shall not be deemed to have been paid in full unless and until the Lessor shall and the holders of such Permitted Indebtedness shall have received cash equal to the amount of all Senior Indebtedness at the time remaining unpaid.

            (f) So long as any Senior Indebtedness remains unpaid, no Joint Venturer, Sponsor or Affiliate of any thereof will assign or otherwise transfer any Subordinated Debt unless such assignment or transfer is made expressly subject to these provisions.

            (g) The Lessee will mark its books of account in such manner as shall be effective to give proper notice of the subordination effected by this provision.

            (h) Without in any way affecting any of the obligations of the Lessee under these provisions, the Lessee may from time to time, to the extent and in the manner permitted by these provisions, extend or renew any Senior Indebtedness or in any other manner change, supplement or add to any of the terms or provisions of any Senior Indebtedness, or compromise, release or otherwise affect any liability or obligation of the Lessee under or in respect thereof.

       Supplemental Rent shall have the meaning set forth in the Facility
  Lease.

       Support Agreement shall mean the Operating and Support Agreement, dated December 31, 1987, among the Lessee, the Owner Trustee, and the several Other Owner Trustees for the Other Owner Participants.

       Survey shall mean the survey of the Facility Site prepared by Dale L. Bernsten, registered land surveyor, dated December 29, 1987, and identified as Job No. L-3182E.

       Taxes shall have the meaning set forth in the Financing Agreement.

       Tax Assumptions shall mean the assumptions with respect to the Federal income tax consequences, set forth in Section 1 of the Tax Indemnity Agreement, of the transactions included or reflected in the Pricing Assumptions.

       Tax Counsel shall have the meaning set forth in the Financing Agreement.

       Tax Indemnity Agreement shall mean the Tax Indemnity Agreement, dated December 31, 1987, between the Lessee and the Owner Participant.

       Tax Loss shall have the meaning set forth in Section 3.1 of the Tax Indemnity Agreement.

       Tax Representations shall mean the representations made by the Lessee in
  Section 1.2 of the Tax Indemnity Agreement.

       Tax Savings shall have the meaning set forth in Section 12(c)(1) of the Financing Agreement.

       Termination Date shall have the meaning set forth in the Facility Lease.

       Termination Notice shall have the meaning set forth in the Facility
  Lease.

       Termination Value as of any Basic Rent Payment Date during the Basic Lease Term shall mean the amount determined by multiplying the percentage set forth opposite such Basic Rent Payment Date in Schedule 3 to the Facility Lease by Facility Cost; provided, however, that the percentages set forth in such Schedule 3 shall be subject to adjustment as provided in the Financing Agreement; and provided further, however, that the percentages set forth in such Schedule 3 shall be at least equal to the Minimum Percentage Requirement.

       Title Policy shall mean the policy of title insurance issued by American Title Insurance Company pursuant to Commitment Number 01-742234.

       Toronto-Dominion shall mean the Toronto-Dominion Bank Trust Company, a New York corporation, and its successors and assigns.

       Total Capitalization shall mean, as of December 31 of each calendar year, the sum of (i) Total lndebtedness, (ii) the lnvestment of the Owner Participant and the "Investment" of each Other Owner Participant in respect of the "Facility Cost" of property leased under all Other Facility Leases,
  (iii) the unpaid principal amount of all Subordinated Debt, and (iv) Partnership Capital.

       Total Indebtedness shall mean, as of December 31 of each calendar year, without duplication, the sum of (i) the aggregate unpaid principal amount of all indebtedness of the Lessee for borrowed money (including, without limitation, Permitted Indebtedness, but excluding all Subordinated Debt), and
  (ii) the unpaid principal amount of the Notes and all "Notes" issued in connection with the Other Facility Leases, and (iii) with respect to any lease of real or personal property other than the Facility Lease, each Other Facility Lease, and any other lease in respect of which any Sponsor or Joint Venturer is lessor, the present value of all remaining rentals payable thereunder, discounted at a discount rate equal to the lesser of 12.08% per annum or the rate of interest applicable on the senior secured indebtedness of the Lessee, as such rate on such senior indebtedness shall be in effect from time to time.

       Transaction Documents shall mean the Financing Agreement, the Funding Agreement, the Facility Lease, the Trust Agreement, the Indenture, the Tax Indemnity Agreement, the Bill of Sale, the Support Agreement, the Assignment of Contracts, the Notes, the Easement Agreement, the Cash Deficiency Agreements and the Keepwell Agreements.

       Transaction Expenses shall mean the sum of the following, whether or not included in Estimated Transaction Expenses:

       (i) the reasonable legal fees and disbursements of Loan Participants' Special Counsel, Loan Participants' Special Minnesota Counsel, Owner Participant's Special Counsel, Owner Participant's Special Minnesota Counsel, Messrs. DiCara, Selig, Sawyer & Holt, Owner Trustee's Counsel and Indenture Trustee's Counsel, in each case for their services rendered in connection with the execution and delivery of this Financing Agreement and other Transaction Documents, and all reasonable expenses and disbursements incurred by each or any of them in connection with such transactions;

       (ii) the initial fees and expenses of the Owner Trustee and the Indenture Trustee not otherwise covered by other subclauses of this definition of Transaction Expenses;

       (iii) all stenographic, printing, reproduction, binding and other reasonable out-of-pocket expenses and costs (other than investment banking or brokerage fees and out-of-pocket expenses of the Lessee) incurred in connection with the execution and delivery of this Financing Agreement and the other Transaction Documents and all other agreements, documents or instruments prepared in connection therewith (including all computer analyses and travel-related costs);

       (iv) fees and reasonable out-of-pocket expenses of the Marsh & McLennan and Marshall & Stevens; and

       (v) all fees and reasonable out-of-pocket expenses of The Prudential Insurance Company of America, The First Boston Corporation, Lease Management Corporation (as to out-of-pocket expenses), and other structuring, financial and investment advisors, if any, incurred in connection herewith.

       Trust shall mean the trust created by the Trust Agreement.

       Trust Agreement shall mean the Trust Agreement, dated December 31, 1987, between [Note 6] and FNB.

       Trust Estate shall have the meaning set forth in Section 2.2 of the Trust Agreement.

       Trust Indenture Act shall mean the Trust Indenture Act of 1939, as amended.

       Uncontrollable Forces shall mean any cause beyond the control of the party affected thereby and which, by the exercise of reasonable diligence, such party is unable to prevent or overcome, including, but not limited to, an act of God, fire, flood, explosion, earthquake, strike, sabotage, pestilence, an act of the public enemy, civil or military authority, including Governmental Actions prohibiting, or the failure of any Governmental Authority to take Governmental Actions permitting, acts necessary to performance hereunder or permitting any such act only subject to unreasonable conditions, insurrection or riot, an act of the elements, unforeseen shortages of water, failure of equipment, or inability to obtain or ship materials or equipment because of the effect of similar causes on suppliers or carriers. Nothing contained herein shall be construed so as to require a party to settle any strike or labor dispute in which it may be involved; provided, however, that in no event shall lack of funds constitute in and of itself an "Uncontrollable Force".

       UCC or Uniform Commercial Code shall mean the Uniform Commercial Code, as in effect in any applicable jurisdiction.

       Undivided Interest shall mean an undivided interest equal to the Share of the Lessor, as a tenant-in-common with the Other Lessors, in the Facility, with the estate of the Lessor being concurrent as to right and priority with that of each Other Lessor.

       Venture Council shall have the meaning set forth in the Joint Venture Agreement.

       Voluntary Contributions shall mean contributions by the Joint Venturers, or either of them, or any Affiliate of the Joint Venturers, or either of them, to the capital of the Lessee.

       Water Supply Agreement shall mean the Water Service Agreement, dated April 1, 1987, as amended, between the City and Lake Superior.

       WLSSD shall have the meaning set forth in the Financing Agreement.

       Yield-Maintenance Premium means a premium, determined as of the date of any applicable prepayment, purchase or acceleration in respect of each Note, equal to the amount obtained by subtracting (x) the sum of the unpaid principal amount of all the Notes and the amount of interest on all the Notes accrued to the prepayment or purchase date or date of acceleration, as the case may be, from (y) the sum of the Current Values of (A) each payment of principal under the Notes required to be made thereafter, and (B) each payment of interest required to be made thereafter under the Notes (assuming the required payments of principal and interest pursuant to the terms of the Notes are made when due). Current Value, as used in this definition, as to any amount payable means such amount discounted (on a semiannual basis) to its present value on the date ofdetermination at the Treasury Yield, in accordance with the following formula:


                          Current Value = Amount Payable
                                          --------------
                                          . (1 + d/2)n

  where "d" is the Treasury Yield per annum expressed as a decimal and "n" is an exponent (which need not be an integer) equal to the number of semiannual periods and portions thereof (any such period to be determined by dividing the number of days in such portion by the total number of days in such period, both computed on the basis of a 360-day year of twelve 30-day months) between the date of such determination and the due date of the amount payable. Treasury Yield, as used in this definition, shall be determined by reference to the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment or the date of acceleration, as the case may be (or, if such Statistical Release is no longer published, any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity equal to the then weighted average life to maturity of the Notes (the Remaining Life). If the Remaining Life is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Yield shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point). In the event the Indenture shall be amended to provide for, or the Holders shall consent to, partial prepayment of Notes conditioned upon payment of the Yield-Maintenance Premium, an appropriate adjustment shall be made to this definition in connection with such partial prepayment to relate the provisions hereof only to the particular scheduled payment of principal and interest which would be so prepaid. In no case will the Yield-Maintenance Premium be less than zero.